EXHIBIT 99.2


                                                                 EXECUTION COPY

                          AMENDED AND RESTATED CREDIT,

                      REIMBURSEMENT AND EXCHANGE AGREEMENT

                                  dated as of

                               December 12, 2002

                                     among

                              THE AES CORPORATION,
                                  as Borrower,

                         AES OKLAHOMA HOLDINGS, L.L.C.,
                      AES HAWAII MANAGEMENT COMPANY, INC.,
        AES SOUTHLAND FUNDING, L.L.C., AES WARRIOR RUN FUNDING, L.L.C.,
                        AND AES EDC FUNDING II, L.L.C.,
                           as Subsidiary Guarantors,

                               CITICORP USA, INC.
                as Administrative Agent and as Collateral Agent,

                          SALOMON SMITH BARNEY, INC.,
                       as Lead Arranger and Book Runner,

                             BANK OF AMERICA, N.A.,
           as Lead Arranger and Book Runner and as Syndication Agent
        (Revolving Credit Loan Facility, Drax Letter of Credit Facility
                       and Tranche A Term Loan Facility),

                        UNION BANK OF CALIFORNIA, N.A.,
           as Lead Arranger and Book Runner and as Syndication Agent
                        (Tranche B Term Loan Facility),

                          THE BANKS LISTED HEREIN, AND

                          THE REVOLVING FRONTING BANKS

                  AND THE DRAX LOC FRONTING BANK LISTED HEREIN

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01 Definitions......................................................2
Section 1.02 Accounting Terms and Determinations.............................34
Section 1.03 Types of Borrowing..............................................35
Section 1.04 Currency Equivalents Generally..................................35

                                   ARTICLE II
                                  THE CREDITS

Section 2.01 Commitment to Lend..............................................35
Section 2.02 Notice of Borrowing.............................................36
Section 2.03 Revolving Letters of Credit.....................................37
Section 2.04 Evidence of Debt................................................44
Section 2.05 Maturity of Loans...............................................45
Section 2.06 Interest Rates..................................................45
Section 2.07 Method of Electing Interest Rates...............................46
Section 2.08 Fees............................................................47
Section 2.09 Repayment of Term Loan Facility and Drax Letter of
               Credit Facility...............................................48
Section 2.10 Termination or Reduction of Commitments.........................48
Section 2.11 Prepayment of the Loans.........................................49
Section 2.12 General Provisions as to Payments...............................52
Section 2.13 Funding Losses..................................................53
Section 2.14 Computation of Interest and Fees................................53
Section 2.15 Revolving L/C Cash Collateral Account...........................53
Section 2.16 Computations of Outstandings; Determination of Available
               Amount of Alternative Currency Letters of Credit..............55
Section 2.17 Alternative Currency Letter of Credit Issuances.................56
Section 2.18 Drax Letter of Credit...........................................57
Section 2.19 Drax LOC Cash Collateral Account................................62
Section 2.20 Extension of Drax Letter of Credit Termination Date.............63

                                  ARTICLE III
                                   CONDITIONS

Section 3.01 Closing.........................................................64
Section 3.02 Extension of Credit.............................................68


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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01 Corporate Existence and Power...................................69
Section 4.02 Corporate and Governmental Authorization and Filings;
               No Contravention..............................................69
Section 4.03 Compliance with Laws............................................70
Section 4.04 Binding Effect..................................................70
Section 4.05 Financial Information...........................................71
Section 4.06 Litigation......................................................71
Section 4.07 Compliance with ERISA...........................................71
Section 4.08 Environmental Matters...........................................71
Section 4.09 Taxes...........................................................72
Section 4.10 Material AES Entities...........................................72
Section 4.11 Not an Investment Company.......................................73
Section 4.12 Public Utility Holding Company Act..............................73
Section 4.13 Full Disclosure.................................................73
Section 4.14 Collateral Documents and Collateral.............................73
Section 4.15 Existing Revolving Letters of Credit............................75
Section 4.16 Solvency........................................................75
Section 4.17 Pledged Subsidiaries............................................75
Section 4.18 Qualified Holding Companies Debt................................75
Section 4.19 Banks Parties...................................................75

                                   ARTICLE V
                                   COVENANTS

Section 5.01 Information.....................................................75
Section 5.02 Payment of Obligations..........................................79
Section 5.03 Maintenance of Property; Insurance..............................79
Section 5.04 Conduct of Business and Maintenance of Existence................79
Section 5.05 Compliance with Laws............................................80
Section 5.06 Inspection of Property, Books and Records.......................80
Section 5.07 Limitation on Debt..............................................80
Section 5.08 Use of Proceeds.................................................86
Section 5.09 Restricted Payments.............................................86
Section 5.10 Negative Pledge.................................................87
Section 5.11 Consolidations and Mergers......................................88
Section 5.12 Collateral Coverage Ratio.......................................89
Section 5.13 Cash Flow Coverage..............................................89
Section 5.14 Recourse Debt to Cash Flow Ratio................................90
Section 5.15 Transaction with Affiliates.....................................90
Section 5.16 Investments in Other Persons....................................91
Section 5.17 No Prepayment of Debt...........................................94
Section 5.18 Upstreaming of Net Cash Proceeds by Subsidiaries................95
Section 5.19 Sales, Etc., of Assets..........................................95


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Section 5.20 Off Balance Sheet Obligations; Derivative Obligations...........98
Section 5.21 Covenant to Give Security.......................................98
Section 5.22 Further Assurances..............................................99
Section 5.23 Cilcorp Purchase...............................................100

                                   ARTICLE VI
                                    DEFAULTS

Section 6.01 Events of Default..............................................100
Section 6.02 Notice of Default..............................................103
Section 6.03 Cash Collateral................................................103

                                  ARTICLE VII
                                   THE AGENT

Section 7.01 Appointment and Authorization..................................103
Section 7.02 Agent and Affiliates...........................................104
Section 7.03 Consultation with Experts......................................104
Section 7.04 Liability of Agent and Collateral Agent........................104
Section 7.05 Indemnification................................................105
Section 7.06 Credit Decision................................................105
Section 7.07 Successor Agent or Collateral Agent............................105
Section 7.08 Administrative Agent May File Proofs of Claim..................106
Section 7.09 Agents' Fee....................................................107

                                  ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.......107
Section 8.02 Illegality.....................................................108
Section 8.03 Increased Cost and Reduced Return..............................108
Section 8.04 Taxes..........................................................109
Section 8.05 Base Rate Loans Substituted for Affected Euro-Dollar Loans.....112

                                   ARTICLE IX
                              SUBSIDIARY GUARANTY

Section 9.01 The Subsidiary Guaranty........................................112
Section 9.02 Guaranty Absolute..............................................113
Section 9.03 Discharge Only Upon Payment in Full, Reinstatement
               in Certain Circumstances.....................................114
Section 9.04 Revolving L/C Cash Collateral Account..........................115
Section 9.05 Waiver by the Subsidiary Guarantors............................116
Section 9.06 Subrogation....................................................116
Section 9.07 Stay of Acceleration...........................................116


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Section 9.08 Limitation of Liability........................................116
Section 9.09 Release of Subsidiary Guarantors...............................116
Section 9.10 Representations and Warranties.................................117
Section 9.11 Covenants......................................................117

                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.01 Notices.......................................................117
Section 10.02 No Waivers....................................................117
Section 10.03 Expenses; Indemnification.....................................118
Section 10.04 Sharing of Set-offs...........................................118
Section 10.05 Amendments and Waivers........................................119
Section 10.06 Successors and Assigns........................................120
Section 10.07 No Margin Stock...............................................123
Section 10.08 Governing Law; Submission to Jurisdiction.....................123
Section 10.09 Release of Collateral.........................................123
Section 10.10 Counterparts; Integration; Effectiveness......................123
Section 10.11 Confidentiality...............................................123
Section 10.12 WAIVER OF JURY TRIAL..........................................124
Section 10.13 Severability; Modification to Conform to Law..................124
Section 10.14 Judgment Currency.............................................124



                                      iv
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Appendix I            -   Revolving Credit Loan Facility
Appendix II           -   Tranche A Term Loan Facility
Appendix III          -   Tranche B Term Loan Facility
Appendix IV           -   Tranche C Term Loan Facility
Appendix V            -   Existing Letters of Credit
Schedule I            -   Pledged Subsidiaries
Schedule II           -   Assigned Agreements
Schedule III          -   Non-Pledged Subsidiaries
Schedule IV           -   Excluded Subsidiaries
Schedule 5.07(b)(ii)  -   Subsidiary Debt
Schedule 5.15         -   Existing Agreements with Affiliates
Schedule 5.16(xv)     -   Investments in Subsidiaries for Development Costs
Schedule V            -   Qualified Holding Companies
Schedule VI           -   Existing Debt
Exhibit A-1           -   Form of Revolving Credit Loan Note
Exhibit A-2           -   Form of Tranche A Term Loan Note
Exhibit A-3           -   Form of Tranche B Term Loan Note
Exhibit A-4           -   Form of Tranche C Term Loan Note
Exhibit A-5           -   Form of Drax Loan Note
Exhibit B-1           -   Form of Opinion of the General Counsel, International
                          of the Borrower
Exhibit B-2           -   Form of Opinion of Davis Polk & Wardwell, Special
                          Counsel for the Borrower
Exhibit B-3           -   Form of Opinion of Special Counsel for certain
                          Subsidiaries of the Borrower


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Exhibit B-4           -   Form of Opinion of Morris, Nichols, Arsht & Tunnell,
                          Delaware counsel for the Borrower
Exhibit B-5           -   Form of Opinion of Maples and Calder, Cayman Islands
                          counsel for the Borrower
Exhibit B-6           -   Form of Opinion of Conyers Dill & Pearman, British
                          Virgin Islands counsel for the Borrower
Exhibit B-7           -   Form of Opinion of Shearman & Sterling, Special
                          Counsel for the Agent
Exhibit C-1           -   Form of Security Agreement
Exhibit C-2           -   Form of Collateral Trust Agreement
Exhibit C-3           -   Form of Tranche C Pledge Agreement
Exhibit C-4           -   Form of BVI Cayman Pledge Agreement
Exhibit D             -   Form of Assignment and Assumption Agreement

                             AMENDED AND RESTATED,
                      REIMBURSEMENT AND EXCHANGE AGREEMENT

     AMENDED AND RESTATED CREDIT, REIMBURSEMENT AND EXCHANGE AGREEMENT dated as of December 12, 2002 among THE AES CORPORATION, a Delaware corporation (the "Borrower"), the Subsidiary Guarantors listed herein, the BANKS listed on the signatures pages hereof, the REVOLVING FRONTING BANKS AND THE DRAX LOC FRONTING BANK listed herein, SALOMON SMITH BARNEY, INC., as Lead Arranger and Book Runner, BANK OF AMERICA, N.A. ("Bank of America"), as Lead Arranger and Book Runner, and Syndication Agent (for the Revolving Credit Facility, the Drax Letter of Credit Facility and the Tranche A Term Loan Facility), UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as Lead Arranger and Book Runner, and Syndication Agent (for the Tranche B Term Loan Facility), and CITICORP USA, INC., as Administrative Agent (in such capacity, the "Agent") and as Collateral Agent for the Bank Parties (in such capacity, the "Collateral Agent").

     PRELIMINARY STATEMENTS:

     1. The Borrower is party to (i) an $850,000,000 Credit Agreement dated as of March 31, 2000 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Existing Revolving Credit Facility") among the banks party thereto, the fronting banks listed therein, Bank of America, N.A., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent and Citibank, N.A., as Agent; (ii) a $425,000,000 Credit Agreement dated as of September 24, 2001 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Existing Term Credit Facility") among the banks party thereto and UBOC as the Administrative Agent; (iii) a (pound)52,250,000 Reimbursement Agreement dated as of January 18, 2002 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Existing Drax LOC Facility") among Bank of America, as Fronting Bank and as Administrative Agent, and the other banks party thereto and (iv) a $350,000,000 Amended and Restated Loan Agreement dated as of November 16, 2000 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Existing AES EDC SELLS Facility") among AES EDC Funding II, L.L.C. ("AES EDC"), a Delaware limited liability company and a wholly-owned subsidiary of the Borrower, the banks party thereto, and Citibank, N.A., as Agent. The Existing Revolving Credit Facility, Existing Term Credit Facility, the Existing Drax LOC Facility and the Existing AES EDC SELLS Facility are collectively referred to herein as the "Existing Bank Credit Agreements".

     2. The Borrower wishes to amend and restate each of the Existing Bank Credit Agreements by execution of this Agreement to, among other things, extend the maturities of the Existing Bank Credit Agreements, restructure certain other provisions of the Existing Bank Credit Agreements and the Borrower wishes to offer to exchange certain of the existing loans under the Existing AES EDC SELLS Facility for Tranche B Term Loans (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree to amend and restate each of the Existing Bank Credit Agreements as follows:

     The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 Definitions.

     The following terms, as used herein, have the following meanings:

     "4.50% Junior Subordinated Convertible Debentures" means the debentures issued by the Borrower pursuant to the First Supplemental Indenture dated as of August 10, 1998 to the Junior Subordinated Indenture dated as of August 10, 1998.

     "Actionable Default" means an Event of Default described in clauses (a),
(e), (f), (g) and (h) of Section 6.01.

     "Additional Collateral Trust Agreement Collateral" means the "Additional Collateral" referred to in the Collateral Trust Agreement.

     "Adjusted Free Cash Flow" means, as of the end of any fiscal year, an amount equal to (i) the Adjusted Parent Operating Cash Flow for such fiscal year plus (ii) the aggregate amount of Net Cash Proceeds from Covered Asset Sales received by the Borrower and permitted to be retained by the Borrower under the terms of this Agreement during such fiscal year less (iii) the aggregate amount of any Investments (other than Temporary Cash Investments) made in cash by the Borrower during such fiscal year in accordance with the terms of this Agreement, less (iv) the aggregate principal amount of Debt repaid or prepaid with cash by the Borrower during such fiscal year in accordance with the terms of this Agreement, excluding (x) Debt in respect of Revolving Credit Loans and Revolving Letters of Credit (unless the Revolving Credit Commitments are permanently reduced in a corresponding amount in connection with such repayment or prepayment), (y) Debt required to be repaid or prepaid with the Net Cash Proceeds of Asset Sales or an Equity Issuance in accordance with the requirements of Section 2.11(b) and (z) repayments or prepayments of Debt financed by incurring other Debt less (v) the aggregate amount for such fiscal year of Corporate Charges.

     "Adjusted London Interbank Offered Rate" means, for any Interest Period and subject to Section 2.02(a)(iv), a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     "Adjusted Parent Operating Cash Flow" means, for any period, (i) Parent Operating Cash Flow for such period less (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Borrower during such period and regardless of whether any such amount was accrued during such period:

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                                       3


     (A) income tax expenses of the Borrower and its Subsidiaries; and

     (B) corporate overhead expenses, including, without limitation, development costs.

     "Administrative Questionnaire" means, with respect to each Bank Party, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Adverse Alternative Currency Letters of Credit" has the meaning set forth in Section 2.17.

     "AES" means The AES Corporation, a Delaware corporation, and its successors.

     "AES Business" shall have the meaning set forth in Section 5.07(b)(ii).

     "AES BVI II" means AES International Holdings II, Ltd., a company organized under the laws of the British Virgin Islands.

     "AES EDC" has the meaning set forth in the first preliminary statement hereto.

     "AES Electric" means Applied Energy Services Electric Limited, an English corporation, and its successors.

     "AES Hawaii Management" means AES Hawaii Management Company, Inc., a Delaware corporation and a Subsidiary of the Borrower, and its successors.

     "AES Management Group" means (i) individuals who are members of the board of directors or officers of the Borrower or the president of any Material AES Entity; (ii) their respective spouses, children, grandchildren, siblings and parents; (iii) trusts established for the sole or principal benefit of Persons described in clauses (i) and (ii) above; (iv) heirs, executors, administrators and personal or legal representatives of Persons described in clauses (i) and
(ii) above; and (v) any corporation or other Person that is controlled by, and a majority of the equity interests in which are directly owned by, Persons described in clauses (i) and (ii) above.

     "AES N.Y. Funding Credit Facility" means the Loan Agreement dated as of November 30, 2001, as amended, supplemented or otherwise modified from time to time, among AES New York Funding, L.L.C., the banks party thereto, and Citibank, as agent.

     "AES Oklahoma" means AES Oklahoma Holdings, L.L.C., a Delaware limited liability company and a Subsidiary of the Borrower, and its successors.

     "AES Southland" means AES Southland Funding, L.L.C., a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

     "AES Warrior Run" means AES Warrior Run Funding, L.L.C., a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person or (iii) as to any Person (other than the Borrower and its Subsidiaries), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Bank Parties hereunder, and its successors in such capacity.

     "Alternative Currency" means (i) any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars or (ii) with respect to any Revolving Letter of Credit issued by a Revolving Fronting Bank, any other lawful currency (other than Dollars) that such Revolving Fronting Bank agrees may be used as the designated currency of such Revolving Letter of Credit; provided that such Revolving Fronting Bank is able to provide, and continues to provide, to the Agent the information required pursuant to Section 2.16(b) with respect to such Revolving Letter of Credit.

     "Alternative Currency Letter of Credit" means any Revolving Letter of Credit having a stated amount denominated in an Alternative Currency.

     "Amortization Amount" means (i) in respect of each Term Loan Facility, the amount equal to the difference between (x) in the case of the Tranche A Term Loan Facility, $425,000,000, in the case of the Tranche B Term Loan Facility, $213,625,000 and in the case of the Tranche C Term Loan Facility $130,125,000 and (y) the aggregate principal amount of all prepayments made in respect of such Term Loan Facility prior to November 25, 2004 and (ii) in respect of the Drax Letter of Credit Facility, equal to the difference between (x) 50% of the original Drax LOC Available Amount and (y) the aggregate principal amount of all prepayments and cash collateralization payments made in respect of the Drax Letter of Credit Facility prior to November 25, 2004.

     "Applicable Lending Office" means, with respect to any Bank Party, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Arranger Parties" means Salomon Smith Barney, Inc., as Lead Arranger and Book Runner, Bank of America, N.A., as Lead Arranger and Book Runner and as Syndication Agent (Revolving Credit Loan Facility, Drax Letter of Credit Facility and Tranche A Term Loan Facility), and Union Bank of California, N.A., as Lead Arranger and Book Runner and Syndication Agent (Tranche B Term Loan Facility).

     "Asset Sale" means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger or consolidation or by way of an Equity Issuance by a Subsidiary) by the Borrower or any of its Subsidiaries, but excluding any transactions permitted by the provisions of
Section 5.19 (other than subsection (iv) thereof); provided that a disposition of such assets not excluded during any fiscal year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such fiscal year, exceeds $10,000,000.

     "Assigned Agreements" has the meaning set forth in Section 4.14(d).

     "Assignee" has the meaning set forth in Section 10.06(c).

     "Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit D hereto.

     "Automatic Acceleration Event" means the occurrence, with respect to the Borrower, of any of the Events of Default listed in clauses (g) and (h) of
Section 6.01.

     "Available Amount" means, for any Revolving Letter of Credit on any date of determination, the maximum aggregate amount (which, in the case of an Alternative Currency Letter of Credit, shall be the Dollar Equivalent on such date of determination of such amount) available to be drawn under such Revolving Letter of Credit at any time on or after such date, the determination of such maximum amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

     "Banc of America Secured Option" means the Hedge Agreement entered into by the Borrower with Banc of America Securities LLC in connection with the amendment of the Remarketing Agreement to permit the Exchange Note Offering.

     "Bank" means each lender listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors. Without limiting the generality of the foregoing sentence, the term "Banks" shall include the Tranche A Term Loan Banks, the Tranche B Term Loan Banks, the Tranche C Term Loan Banks and the Drax LOC Banks.

     "Bank Party" means any Bank, any Revolving Fronting Bank and the Drax LOC Fronting Bank.

     "Banks' Ratable Share" means (i) in respect of the Creditors' Portion of any Net Cash Proceeds from Covered Asset Sales, in respect of the first $600,000,000 of Net Cash Proceeds from Covered Asset Sales received after the Effective Date, a percentage of the Creditors' Portion equal to a fraction (x) the numerator of which is the Total Bank Exposure at such time and (y) the denominator of which is the sum of the Total Bank Exposure at such time plus the aggregate principal amount of Debt incurred in accordance with the provisions of Section 5.07(a)(xi), (ii) in respect of all other Net Cash Proceeds from Covered Asset Sales and the incurrence of any Debt permitted by
Section 5.07(a)(xii) or 5.07(b)(iv) relating to a bridge financing of any Covered Asset Sale, a percentage of the Creditors' Portion equal to, and in

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                                       6


connection with the application of Adjusted Free Cash Flow pursuant to Section 2.11(b)(vii), a percentage equal to, a fraction (x) the numerator of which is the Total Bank Exposure at such time and (y) the denominator of which is the sum of the Total Bank Exposure at such time plus the aggregate principal amount of the Senior Secured Exchange Notes issued on or prior to the date hereof and outstanding at such time plus (without duplication) the aggregate principal amount of Debt incurred in accordance with the provisions of Section 5.07(a)(xi), (iii) in connection with incurrence of any Debt (other than the incurrence of any Debt permitted by Section 5.07(a)(xii) or 5.07(b)(iv) relating to a bridge financing of any Covered Asset Sale or the incurrence of any Debt described by Section 2.11(b)(ii) (to the extent that any amounts remain outstanding under the Tranche A Term Loan Facility or the Revolving Credit Loan Facility or any Revolving Credit Loan Commitments remain outstanding) or Section 2.11(b)(iii) (to the extent that any amounts remain outstanding under the Tranche C Term Loan Facility)) or any Equity Issuance, a percentage equal to a fraction (x) the numerator of which is the Total Bank Exposure at such time and (y) the denominator of which is the sum of the Total Bank Exposure at such time plus the aggregate principal amount of Debt incurred in accordance with the provisions of Section 5.07(a)(xi), (iv) until the Tranche A Term Loan Facility is repaid in full and the Revolving Credit Loan Facility is repaid in full and the Revolving Credit Loan Commitments are permanently reduced to zero, in connection with the Net Cash Proceeds from Asset Sales or the incurrence of Debt described in Section 2.11(b)(ii), a percentage equal to 100% and (v) until the Tranche C Term Loan Facility is repaid in full, in connection with the Net Cash Proceeds from Asset Sales or the incurrence of Debt described in Section 2.11(b)(iii), a percentage equal to 100%.

     "Bankruptcy Law" means any law relating to bankruptcy, insolvency, winding up, reorganization, suspension of payments, arrangement, liquidation, relief of debtors, receivership, compromise, amalgamation, assignment for the benefit of creditors or composition or readjustment of debts, or any equivalent or similar proceeding or action.

     "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the rate of interest publicly announced by Citicorp USA, Inc. from time to time as its Base Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Borrowing" has the meaning set forth in the definition of "Borrowing" herein.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8 plus the Base Rate Margin.

     "Base Rate Margin" means a rate per annum equal to 5.50%.

     "Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" has the meaning specified in the recital of the parties to this Agreement.

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                                       7


     "Borrowing" means a borrowing hereunder consisting of Revolving Credit Loans made to the Borrower at the same time by the Revolving Credit Loan Banks pursuant to Section 2.01(a). A Borrowing is a "Base Rate Borrowing" if such Revolving Credit Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Revolving Credit Loans are Euro-Dollar Loans.

     "BVI Cayman Pledge Agreement" has the meaning set forth in 3.01(j).

     "BVI Collateral" means the "Collateral" referred to in the BVI Cayman Pledge Agreement.

     "Capital Commitment" means any contractual commitment or obligation under an equity contribution or other agreement the primary purpose of which is for the Borrower to provide to an AES Business a portion of the capital required to finance construction projects, the acquisition of additional assets or capital improvements being undertaken by such AES Business.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participants or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person, including, without limitation, all common stock and preferred stock and partnership and joint venture interests of such Person.

     "Cash Flow Coverage Ratio" means, for any period, the ratio of (i) Adjusted Parent Operating Cash Flow for such period to (ii) Corporate Charges for such period.

     "CFC" means any entity that is a controlled foreign corporation under
Section 957 of the Internal Revenue Code (or any successor provision thereto).

     "Cilcorp" means Cilcorp, Inc., an Illinois corporation.

     "Cilcorp Purchase Agreement" means the purchase agreement dated as of April 28, 2002 between the Borrower and Ameren Corporation regarding the sale by the Borrower of 100% of its ownership interests in Cilcorp.

     "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the fees and documents specified in or pursuant to
Section 3.01.

     "Collateral" means the Creditor Group Collateral and the Tranche C Collateral.

     "Collateral Account" has the meaning as set forth in the Collateral Trust Agreement.

     "Collateral Agent" means Citicorp USA, Inc., in its capacity as collateral agent for the Lender Parties under the Financing Documents and its successors in such capacity.

     "Collateral Coverage Ratio" means, at any time, the ratio of (i) the Collateral Value at such time to (ii) the sum of (in each case to the extent not collateralized by cash or Temporary Cash Investments) (A) the aggregate principal amount of Loans then outstanding, (B) the aggregate amount of the Unused Revolving Credit Loan Commitments at such time,

(C) the aggregate Available Amount at such time, (D) the Drax LOC Available Amount at such time, (E) the aggregate principal amount of Senior Secured Exchange Notes then outstanding, (F) the "mark to market" value of the Banc of America Secured Option at such time and the "mark to market" value of all outstanding Secured Hedge Agreements at such time in an amount up to $50,000,000, (G) the amounts payable by the Borrower pursuant to any Secured Treasury Management Service Agreement, (H) the aggregate amount payable by the Borrower pursuant to the terms of the Sul Guarantee at such time in an amount up to $50,000,000, (I) the reimbursement obligations pursuant to the Lake Worth Letter of Credit in an amount up to $5,490,449 at such time and (J) the aggregate principal amount of Debt permitted by Sections 5.07(a)(iii) and (x).

     "Collateral Documents" means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement, the Tranche C Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of (x) the Collateral Trustees for the benefit of the Secured Holders or (y) the Collateral Agent for the benefit of the Tranche C Secured Parties.

     "Collateral Trust Agreement" has the meaning specified in Section 3.01(h).

     "Collateral Value" means, at any time, the aggregate book value at such time of the percentage of Equity Interests pledged in favor of the Secured Holders (other than the Equity Interests of the Excluded Subsidiaries); provided that the book value of each Subsidiary whose Equity Interests are being pledged shall be determined at such time (without giving effect to any accumulated other comprehensive gain or loss) by the sum of (i) its contributed capital less (ii) its intercompany receivables, plus (iii) its pre-tax retained earnings, plus (iv) its intercompany payables and less (v) dividends paid to the Borrower by such Subsidiary; provided further that for purposes of determining IPALCO's book value, IPALCO's contributed capital shall be calculated on a purchase accounting basis.

     "Completion of the Exchange Note Offering" means the satisfaction and/or waiver of all the conditions to the exchange by the holders of at least 80% of the aggregate principal face amount of each of (i) the Borrower's 8.75% Senior Notes due 2002 and (ii) the Borrower's 7.375% Remarketable or Redeemable Securities due 2013 (collectively referred to as the "Old Securities") for the Senior Secured Exchange Notes on or prior to the Closing Date pursuant to the Senior Secured Exchange Note Indenture.

     "Conduit Lender" means any special purpose corporation organized and administered by any Bank for the purpose of making Loans hereunder otherwise required to be made by such Bank and designated by such Bank in a written instrument, subject to the consent of the Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed); provided that the designation by any Bank of a Conduit Lender shall not relieve the designating Bank of any of its obligations to fund a Loan under the Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Bank (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 8.03,
8.04 or 10.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Credit Commitment hereunder.

     "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Controlling Person" has the meaning set forth in the definition of "Affiliate" herein.

     "Corporate Charges" means, for any period, the sum of the following amounts (determined without duplication), in each case to the extent paid by the Borrower during such period and regardless of whether any such amount was accrued during such period:

     (A) interest expense of the Borrower for such period:

          (i) including, without limitation, interest expense attributable to
     (x) the accretion of original issue discount on Debt issued at less than face value thereof and (y) any interest added to the principal amount of Debt but;

          (ii) excluding any interest expense to the extent that (x) the Borrower has the option or obligation to pay or satisfy such interest expense by the issuance of Capital Stock of the Borrower or other securities of the Borrower which would not constitute Recourse Debt and
     (y) the Borrower has not paid or satisfied such interest expense during such period with cash or by the issuance of Recourse Debt; and

     (B) rental expense of the Borrower for such period;

     (C) dividends paid on the Borrower's Redeemable Stock during such period;

     (D) dividends paid on the Existing Trust Preferred Securities; and

     (E) interest expense of AES New York Funding L.L.C. in respect of the AES N.Y. Funding Credit Facility.

     "Covered Asset Sale" means any Asset Sale other than (a) any Asset Sale of any of the Capital Stock of any Revolving Credit Loan/Tranche A Loan Guarantors or any Asset Sale of any assets of a Revolving Credit Loan/Tranche A Loan Guarantors or any of their Subsidiaries to the extent that the Net Cash Proceeds are applied as set forth in Section 2.11(b)(ii) and (b) any Asset Sale of any Capital Stock of the Tranche C Term Loan Guarantor or any Asset Sale of any asset of the Tranche C Term Loan Guarantor or any of its Subsidiaries to the extent that such Net Cash Proceeds are applied as set forth in Section 2.11(b)(iii). For the avoidance of doubt, to the extent that the Net Cash Proceeds referred to in clauses (a) and (b) are not applied as set forth in Sections 2.11(b)(ii) and 2.11(b)(iii), respectively, such Net Cash Proceeds shall be deemed to be for all purposes under this Agreement to be Net Cash Proceeds from a "Covered Asset Sale".

     "Credit Agreement Documents" has the meaning set forth in the Collateral Trust Agreement.

     "Credit Party" has the meaning set forth in Section 8.03.

     "Creditor Group Collateral" means the Security Agreement Collateral, the Additional Collateral Trust Agreement Collateral and the BVI Collateral.

     "Creditors' Portion" means, in respect of any Net Cash Proceeds from (x) Covered Asset Sales or (y) Debt permitted by Section 5.07(a)(xii) or Section 5.07(b)(iv), in each case referred to in clause (y) relating to a bridge financing of any Covered Asset Sale (the "Bridge Debt"), the following:

          (i) with respect to the first $600,000,000 of Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt received after the Effective Date, 50% of such Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt;

          (ii) with respect to the next $400,000,000 of Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt received after the Effective Date (after giving effect to the Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt described in clause (i)), 80% of such Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt; and

          (iii) with respect to all other Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt received after the Effective Date (after giving effect to the Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt described in clauses (i) and (ii)), 60% of such Net Cash Proceeds from Covered Asset Sales and/or Bridge Debt.

     "Debt" of any Person means at any date, without duplication, (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles; (v) all Obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument; (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person; (vii) all Debt of others Guaranteed by such Person and (viii) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit not issued hereunder shall not be treated as "Debt" hereunder to the extent that such obligations are cash collateralized or to the extent that the issuer of any such letter of credit is entitled to draw under a Revolving Letter of Credit issued hereunder or the Drax Letter of Credit which by its terms requires that Revolving L/C Drawings or Drax L/C Drawings, as the case may be, under such letter of credit be applied only to reimburse such issuer for amounts paid by such issuer under such letter of credit. The obligations of the Borrower under any Capital Commitment or under any agreement, in the form of indemnity or contingent equity contribution agreement or otherwise, pursuant to which the Borrower agrees to protect any Person, in whole or in part, from tax liabilities, environmental liabilities, political risks, including currency convertibility and transferability risk and changes in law, or construction cost overruns shall not constitute Debt.

     "Debt Exchange Equity Issuance" means an Equity Issuance by the Borrower in exchange for any Debt of the Borrower permitted by Section 5.07(a)(ii) ("Equity Exchanged Debt"), provided that (a) in no event shall the Equity Interests issued in respect of such Equity Issuance be Redeemable Stock and (b) such Equity Interests shall, by their terms, not require the payment of any cash dividend or any other cash payment during any calendar year prior to December 31, 2005 that is greater than the interest payable in cash that would have been payable on the Equity Exchanged Debt during such calendar year to any holder thereof.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes of determining the aggregate amount of Derivative Obligations on any date or the Recourse Debt to Cash Flow Ratio on any date, the Derivative Obligations of the applicable Person in respect of any Hedging Agreement shall be the maximum aggregate amount (after giving effect to any netting agreements to the extent such netting agreements are with the same Person to whom any such Derivative Obligations are owed or with Affiliates of such Person) that the applicable Person would be required to pay if such Hedging Agreement were terminated at such time.

     "Direct Exposure" has the meaning set forth in Section 2.15(c).

     "Disclosed Matters" means matters disclosed in any SEC Filings made prior to December 9, 2002 or in written materials sent by or on behalf of the Borrower to all of the Bank Parties prior to December 9, 2002.

     "Dollar Equivalent" means, on any date of determination with respect to any Alternative Currency Letter of Credit, (i) in calculating the maximum aggregate amount available to be drawn under such Alternative Currency Letter of Credit at any time on or after such date, the amount thereof in Dollars most recently reported to the Agent pursuant to Section 2.16 in calculating the amount of any Revolving L/C Drawing under such Alternative Currency Letter of Credit, the aggregate amount of Dollars paid by the relevant Revolving Fronting Bank to purchase the Alternative Currency paid by such Revolving Fronting Bank in respect of such Revolving L/C Drawing.

     "Dollars" has the meaning set forth in Section 2.17.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank Party, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank Party may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

     "Drax Agreement" has the meaning set forth in Section 2.18(c)(iv).

     "Drax L/C Drawing" means a drawing effected under the Drax Letter of Credit.

     "Drax Letter of Credit" means the Existing Drax Letter of Credit issued under the Existing Drax LOC Facility by Bank of America, N.A., as the Drax LOC Fronting Bank and deemed to be issued hereunder pursuant to Section 2.18, as the same may be amended, amended and restated, extended or replaced pursuant to the terms hereof.

     "Drax Letter of Credit Commission Rate" means a rate per annum equal to 6.50%.

     "Drax Letter of Credit Facility" means, at any time, the Drax LOC Commitments of the Drax LOC Fronting Bank.

     "Drax Letter of Credit Initial Termination Date" means January 22, 2004.

     "Drax Letter of Credit Termination Date" means the Drax Letter of Credit Initial Termination Date; provided, however that upon the satisfaction of the terms and conditions set forth in Section 2.20, the "Drax Letter of Credit Termination Date" shall have the meaning set forth in such Section.

     "Drax Loan" means a loan made by the Drax LOC Fronting Bank pursuant to
Section 2.18(e).

     "Drax Loan Note" means a promissory note of the Borrower to the order of the Drax LOC Fronting Bank, in substantially the form of Exhibit A-5 hereto, evidencing the indebtedness of the Borrower to the Drax LOC Fronting Bank resulting from the Drax Loans deemed to have been made by the Drax LOC Fronting Bank.

     "Drax LOC Available Amount" means, for the Drax Letter of Credit on any date of determination, the maximum aggregate amount available to be drawn under the Drax Letter of Credit at any time on or after such date, the determination of such maximum amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

     "Drax LOC Bank" means the Drax LOC Fronting Bank, each Assignee pursuant to Section 10.06(c), and their respective successors.

     "Drax LOC Cash Collateral Account" has the meaning set forth in Section 2.19(a).

     "Drax LOC Collateral" has the meaning set forth in Section 2.19(b).

     "Drax LOC Commitment" means, with respect to the Drax LOC Fronting Bank, (pound)52,250,000 and the obligation of the Drax LOC Fronting Bank to extend the expiry date of the Drax Letter of Credit Initial Termination Date to the Drax Letter of Credit Termination Date as provided in this Agreement.

     "Drax LOC Direct Exposure" has the meaning set forth in Section 2.19(c).

     "Drax LOC Fronting Bank" means Bank of America, N.A., or any Assignee that becomes a Drax LOC Fronting Bank under Section 10.06.

     "Drax LOC Liabilities" means, at any time and in respect of the Drax Letter of Credit, the sum, without duplication, of (i) the Drax LOC Available Amount plus (ii) the aggregate outstanding amount of the Drax Loans in respect of previous Drax L/C Drawings under the Drax Letter of Credit.

     "Drax LOC Relevant Contingent Exposure" has the meaning set forth in
Section 2.19(c).

     "Drax LOC Total Exposure" means, at any time, with respect to any Drax LOC Bank, its Drax LOC Total Outstandings.

     "Drax LOC Total Outstandings" means at any time, as to any Drax LOC Bank, its participation in the Drax LOC Liabilities.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.10.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Equity Basket" means, at any time of determination, the aggregate amount of Net Cash Proceeds received by the Borrower after the Effective Date and prior to such time of determination from Equity Issuances that are not required to prepay the Facilities as set forth in Section 2.11, less the aggregate amount of such Net Cash Proceeds that were applied to the refinancing of any Debt prior to such time in accordance with the provisions of Section 5.17(viii), less the aggregate amount of such Net Cash Proceeds that were used prior to such time in connection with any Investment permitted by Section 5.16.

     "Equity Credit Preferred Securities" means, at any date:

          (i) Debt of the Borrower (A) that is owed to a Special Purpose Financing Subsidiary of the Borrower; (B) that is issued in connection with the issuance by such Special Purpose Financing Subsidiary of Trust Preferred Securities; (C) that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by AES in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999 (or otherwise satisfactory to the Agent); (D) as to which, at such date, AES has the right to defer the payment of all interest for the period of at least 19 consecutive quarters beginning at such date and (E) that does not mature, in whole or in part, and is not subject to any required repayment or prepayment, any required sinking fund or similar payment or any repayment or prepayment or sinking fund or similar payment at the option of the holder thereof, prior to the fifth anniversary of the Termination Date; and

          (ii) Guarantees by the Borrower of the obligations of the issuer of any Trust Preferred Securities in respect of such Trust Preferred Securities; and

          (iii) Mandatorily convertible securities (such as those known as "DECS" (including tax deductible DECS)) consisting of Debt of the Borrower that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by the Borrower in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999, (or otherwise satisfactory to the Agent) and which is mandatorily convertible into, or redeemable with the proceeds of, Capital Stock of the Borrower (other than Redeemable Stock).

     "Equity Interest" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "Equity Issuances" means, in respect of any Person, the issuance or sale of Equity Interests of such Person other than any such issuance to directors, officers or employees pursuant to employee benefit plans in the ordinary course of business (including by way of exercise of stock options).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Borrowing" has the meaning set forth in the definition of "Borrowing" herein.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank Party, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank Party as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Loan which bears interest at the Adjusted London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election plus the Euro-Dollar Margin.

     "Euro-Dollar Margin" means a rate per annum equal to 6.50%.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excess Drax LOC Collateral" has the meaning set forth in Section 2.19(d).

     "Excess Revolving L/C Collateral" has the meaning set forth in Section 2.15(d).

     "Exchanged Debt" has the meaning set forth in Section 5.07(a)(iv).

     "Exchange Note Holders" means the holders of the Senior Secured Exchange Notes.

     "Exchange Note Offering" means the offer by the Borrower to exchange the Old Securities for the Senior Secured Exchange Notes pursuant to the Senior Secured Exchange Note Indenture.

     "Excluded Power Project" means the Drax Power Supply Business located in the United Kingdom and any Power Supply Business located in Brazil (other than the Power Supply Business known as "Tiete") or Argentina.

     "Excluded Subsidiary" means any Subsidiary set forth on Schedule IV, as such Schedule IV may be updated pursuant to Section 5.01(l)(2) whose assets consist only of any of the Excluded Power Projects and direct or indirect Investments therein.

     "Existing Bank Credit Agreements" has the meaning set forth in the first preliminary statement hereto.

     "Existing Converted Revolving Credit Loans" means, with respect to each Tranche A Term Loan Bank, the "Loans" (as defined in the Existing Revolving Credit Facility) designated to be Tranche A Term Loans hereunder and set forth opposite its name on Appendix II hereto under the caption "Existing Converted Revolving Credit Loans".

     "Existing Drax Letter of Credit" means the "Letter of Credit" (as defined in the Existing Drax LOC Facility) issued under the Existing Drax LOC Facility listed on Part B of Appendix V under the heading "Existing Drax Letter of Credit".

     "Existing Drax LOC Facility" has the meaning set forth in the first preliminary statement hereto.

     "Existing AES EDC SELLS Facility" has the meaning set forth in the first preliminary statement hereto.

     "Existing Letter of Credit" means a "Letter of Credit" (as defined in the Existing Revolving Credit Facility) issued under the Existing Revolving Credit Facility that is outstanding on the Effective Date and listed on Part A of Appendix V under the heading "Existing Revolving Letters of Credit".

     "Existing Revolving Credit Facility" has the meaning set forth in the first preliminary statement hereto.

     "Existing Revolving Credit Loans" means, with respect to each Revolving Credit Loan Bank, the "Loans" (as defined in the Existing Revolving Credit Facility) set forth in Column B opposite its name on Appendix I hereto.

     "Existing Term Credit Facility" has the meaning set forth in the first preliminary statement hereto.

     "Existing Tranche B Term Loans" means, with respect to each Tranche B Term Loan Bank, the "Loan" (as defined in the Existing Term Credit Facility) set forth opposite its name on Appendix III hereto under the caption "Existing Tranche B Term Loans".

     "Existing Tranche C Term Loans" means, with respect to each Tranche C Term Loan Bank, the "Loan" (as defined in the Existing AES EDC SELLS Facility) set forth opposite its name on Part A or Part B (as the case may be) of Appendix IV hereto under the caption "Existing Tranche C Term Loans".

     "Existing Trust Preferred Securities" means (i) the $3.375 Trust Preferred Securities, Series C issued by AES Trust III on October 7, 1999 and (ii) the $3.00 Trust Convertible Preferred Securities issued by AES Trust VII on May 17, 2000.

     "Extension of Credit" means (i) a Borrowing pursuant to Section 2.01 or
(ii) the issuance of a Revolving Letter of Credit pursuant to Section 2.03.

     "Facilities" means the Revolving Credit Loan Facility, the Tranche A Term Loan Facility, the Tranche B Term Loan Facility, the Tranche C Term Loan Facility and the Drax Letter of Credit Facility.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citicorp USA, Inc. on such day on such transactions as determined by the Agent.

     "Financing Documents" means this Agreement, the Collateral Documents and the Notes.

     "Financing Parties" means (i) the Bank Parties hereunder and (ii) Exchange Note Holders.

     "Foreign Subsidiary" means a Pledged Subsidiary or a Subsidiary of a Pledged Subsidiary (other than an Excluded Subsidiary) organized under the laws of a jurisdiction other than the United States or any State thereof.

     "Form 10-K" means the Borrower's annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "GAAP" has the meaning set forth in Section 1.02.

     "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of the Borrower to provide capital to an AES Business under a Capital Commitment. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Obligations" has the meaning set forth in Section 9.01(b).

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Hedge Agreement" means any contract, instrument or agreement in respect of Derivative Obligations.

     "Hedge Bank" means any Bank Party or an Affiliate of a Bank Party in its capacity as a party to a Secured Hedge Agreement.

     "Indemnitee" has the meaning set forth in Section 10.03(b).

     "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three, six, nine or, if available, twelve months thereafter, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

     "Intermediate Holding Companies" has the meaning set forth in Section 5.16(b).

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "IPALCO" means Ipalco Enterprises, Inc., an Indiana corporation.

     "Lake Worth Letter of Credit" has the meaning set forth in the Collateral Trust Agreement.

     "Lender Parties" has the meaning set forth in the Collateral Trust
Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Drax Loan, each of which may be a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Drax Loans, each of which may be Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

     "Loan Party" means each Obligor and AES BVI II.

     "London Interbank Offered Rate" means, for any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Material Adverse Effect" means a material adverse effect on (a) the business, consolidated results of operations, consolidated financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their material obligations under any Financing Document or (c) the rights of and remedies available to any Bank Party under any Financing Document.

     "Material AES Entity" means (i) any Subsidiary Guarantor and (ii) any other Person in which the Borrower has a direct or indirect equity Investment if such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower constitutes 15% or more of Parent Operating Cash Flow for such period.

     "Material Debt" means, with respect to any Person, Debt (other than the Loans and the Reimbursement Obligations) of such Person arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

     "Material Hedge Agreement" means, with respect to any Person, a Hedge Agreement entered into by such Person in respect of which the Derivative Obligations of such Person exceed $50,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Maximum Outstanding Exposure" has the meaning set forth in Section 2.16.

     "Minimum CP Rating" means (i) A-1 for Standard & Poor's Ratings Services;
(ii) P-1 for Moody's Investors Service, Inc.; (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff & Phelps Credit Rating Co.

     "Minimum Liquidity Level" means, as of the end of any fiscal year, an amount equal to (i) the aggregate amount of cash and Temporary Cash Investments of the Borrower on such date and (ii) the aggregate amount of the Unused Revolving Credit Loan Commitments on such date.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds": (A) with respect to an Equity Issuance or the incurrence of Debt (a "Covered Transaction"), means the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by the Borrower and its Subsidiaries from such Covered Transaction after deducting therefrom (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) in the case of a Covered Transaction in the form of incurrence of Debt by a Subsidiary, the amount of any Debt of such Subsidiary that, by the terms of the agreement or instrument governing such Debt or applicable law, is required to be repaid or prepaid and is actually so repaid or prepaid with all or a portion of the proceeds of such Covered Transaction and (c) any portion of the proceeds of such Covered Transaction required to prepay or collateralize interest or dividends payable in respect of such Covered Transaction during one six-month period; and

     (B) with respect to any Asset Sale, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other customary fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes payable to the relevant tax authority (i) as a direct consequence of such Asset Sale, (ii) as a result of the required repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (iii) as a result of any repatriation to the U.S. of any proceeds of such Asset Sale, and in each case net of a reasonable reserve (which reserve shall be deposited into an escrow account on terms and conditions reasonably acceptable to the Agent) for any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Termination Date) provided that any amounts in such reserve to the extent not paid to the purchaser as an indemnification payment after the expiration of any applicable time period set forth in the agreements in respect of such Asset Sale shall be treated as "Net Cash Proceeds" for all purposes of the Agreement, and net of all payments made on any Debt which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all required distributions and other required payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

provided that for purposes of determining Net Cash Proceeds received by a Subsidiary required to be applied pursuant to Section 2.11, only that portion of such Net Cash Proceeds received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents from such Subsidiary in accordance with
Section 5.18 shall be included.

     "Non-Pledged Subsidiaries" means (i) as of the Closing Date, each of the direct Subsidiaries of the Borrower or of AES BVI II listed on Schedule III or
(ii) after the Closing Date, in addition to the "Non-Pledged Subsidiaries" set forth on Schedule III, any newly formed or acquired direct (1) Subsidiary of the Borrower whose aggregate assets have a fair market value not in excess of $1,000,000 and, together with the fair market value of the assets of all Non-Pledged Subsidiaries (other than any Subsidiary which is described in clause (2) below), does not exceed $50,000,000 or (2) Subsidiaries of the Borrower for which a grant or perfection of a Lien on such Subsidiary's stock would require approvals and consents from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

     "Note" means a Revolving Credit Loan Note, a Tranche A Term Loan Note, a Tranche B Term Loan Note, Tranche C Term Loan Note or the Drax Loan Note.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.07(a).

     "Notice of Issuance" has the meaning set forth in Section 2.03(d).

     "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(g) or (h). Without limiting the generality of the foregoing, the Obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents include (a) the obligation to pay principal, interest, Revolving Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower and such Subsidiary Guarantor under any Financing Document and (b) the obligation of the Borrower and such Subsidiary Guarantor to reimburse any amount in respect of any of the foregoing that any Bank Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower and such Subsidiary Guarantor.

     "Obligors" means the Borrower and the Subsidiary Guarantors.

     "Off Balance Sheet Obligation" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(h).

     "Old Securities" has the meaning set forth in the definition of "Completion of the Exchange Note Offering" herein.

     "Other Taxes" has the meaning set forth in Section 8.04(b).

     "Parent" means, with respect to any Bank Party, any Person controlling such Bank Party.

     "Parent Operating Cash Flow" means, for any period, the sum of the following amounts (determined without duplication), but only to the extent received in cash by the Borrower from a Person during such period:

          (A) dividends paid to the Borrower by its Subsidiaries during such period;

          (B) consulting and management fees paid to the Borrower for such period;

          (C) tax sharing payments made to the Borrower during such period;

          (D) interest and other distributions paid during such period with respect to cash and other Temporary Cash Investments of the Borrower (other than with respect to amounts on deposit in the Revolving L/C Cash Collateral Account or the Drax LOC Cash Collateral Account); and

          (E) other cash payments made to the Borrower by its Subsidiaries other than (i) returns of invested capital; (ii) payments of the principal of Debt of any such Subsidiary to the Borrower and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the Borrower and the benefit of the beneficiaries of such accounts.

          For purposes of determining Parent Operating Cash Flow:

          (1) net cash payments received by a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to the Borrower during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; provided that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to a Borrower in any subsequent period; and

          (2) Net Cash Proceeds from Asset Sales, Equity Issuances or the incurrence of Debt shall not be included in Parent Operating Cash Flow for any period.

     "Participant" has the meaning set forth in Section 10.06(b).

     "Payment Restriction" means any provision in any agreement limiting the ability of any of the Borrower's Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Investment Basket" means at any date of determination an amount equal to (A)(i) from the Effective Date until December 31, 2002, $27,500,000,
(ii) for the calendar year ending on December 31, 2003, $200,000,000, (iii) for the calendar year ending on December 31, 2004, $50,000,000 and (iv) for the calendar year ending on December 31, 2005, $25,000,000, provided that to the extent the amounts set forth above for each time period are not used in such time period, such amounts to the extent not used shall be carried forward to future periods, plus (B) the aggregate amount of the Equity Basket at such time.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pledged Debt" shall have the meaning specified in the Security Agreement.

     "Pledged Subsidiary" means a direct Subsidiary of the Borrower or AES BVI II listed on Schedule I hereto, whose Equity Interests have been pledged to the Collateral Trustees for the benefit of the Secured Holders by the Borrower or AES BVI II, as applicable, pursuant to the Security Agreement or the BVI Cayman Pledge Agreement.

     "Power Supply Business" means an electric power or thermal energy generation or cogeneration facility or related facilities, or an electric power transmission, distribution, fuel supply and fuel transportation facilities, or any combination thereof (all subject to relevant security, if any, under related project financing arrangements), together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

     "PUHCA" has the meaning set forth in Section 4.12.

     "Qualified Holding Company" means any Wholly-Owned Consolidated Subsidiary of the Borrower that satisfies, and all of whose direct or indirect holding companies (other than the Borrower) are Wholly-Owned Consolidated Subsidiaries of AES that satisfy, the following conditions:

          (i) its direct and indirect interest in any AES Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such AES Business;

          (ii) except as a result of the Financing Documents (and permitted refinancings thereof), no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to the Borrower;

          (iii) it shall not have outstanding any Debt other than Guarantees of Debt under, or Liens constituting Debt under, the Financing Documents (and permitted refinancings thereof) and Debt to other Qualified Holding Companies (other than AES BVI II);

          (iv) it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations other than (A) the holding of the Capital Stock and Debt obligations permitted under clause (i) above, (B) the holding of cash received from its Subsidiaries and the investment thereof in Temporary Cash Investments, (C) the payment of dividends to the Borrower,
     (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in AES Businesses owned by its Subsidiaries and (F) in the case of AES Electric, the making of Investments in Power Supply Business owned by NIGEN Limited and Medway Power Limited as of the date of this Agreement under any agreement by which it is bound as of the date of this Agreement; and

          (v) is listed on Schedule V hereto (as supplemented from time to time by written notice to the Agent by the Borrower).

     "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31.

     "Recourse Debt" means, on any date, the sum of (A) Debt of the Borrower (other than Equity Credit Preferred Securities) plus (B) Derivative Obligations of the Borrower.

     "Recourse Debt to Cash Flow Ratio" means, for any period, the ratio of:

          (i) the sum of the Recourse Debt as of the end of such period to;

          (ii) the Adjusted Parent Operating Cash Flow during such period.

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the first anniversary of the Termination Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the first anniversary of the Termination Date or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the first anniversary of the Termination Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the first anniversary of the Termination Date shall not constitute Redeemable Stock if such Capital Stock specifically provides that such person will not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

     "Reduction Amount" has the meaning set forth in Section 2.11(d).

     "Reference Banks" means the respective principal London offices of Citicorp USA, Inc., Bank of America, N.A. and Union Bank of California, N.A. and "Reference Bank" means any one of such Reference Banks.

     "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the Total Outstandings of any Revolving Credit Loan Bank.

     "Register" has the meaning set forth in Section 10.06(f).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Obligations" means at any date the obligations then outstanding of the Borrower under Section 2.03(f) or Section 2.18(e) to reimburse the Revolving Fronting Banks or the Drax LOC Fronting Bank, as the case may be, for Revolving L/C Drawings under Revolving Letters of Credit or for Drax L/C Drawings under the Drax Letter of Credit.

     "Related Fund" means with respect to any Bank Party that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Bank party or by an Affiliate of such investment advisor.

     "Relevant Contingent Exposure" has the meaning set forth in Section
2.15(c).

     "Remaining Old Securities" has the meaning set forth in Section
5.07(a)(iii).

     "Remarketing Agreement" means the Remarketing Agreement dated June 5, 2001 between the Borrower and Banc of America Securities LLC, entered into in connection with the Borrower's $200,000,000 7.375% Remarketable or Redeemable Securities due 2013.

     "Required Banks" means, at any time, Bank Parties owed or holding at least a majority in interest of the aggregate principal amount (based in the case of any Revolving Letter of Credit denominated in an Alternative Currency other than Dollars, on the Dollar Equivalent at such time) of the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Revolving Letter of Credit Liabilities and Drax LOC Liabilities outstanding at such time and (c) the aggregate Unused Revolving Credit Loan Commitments at such time.

     "Required Revolving Credit Loan Banks" means at any time the Revolving Credit Loan Banks having at least a majority of the aggregate Total Exposures at such time.

     "Required Tranche A Term Loan Banks" means at any time the Tranche A Term Loan Banks owed or holding at least a majority in interest of the aggregate principal amount of the Tranche A Term Loans.

     "Required Tranche C Term Loan Banks" means at any time the Tranche C Term Loan Banks owed or holding at least a majority in interest of the aggregate principal amount of the Tranche C Term Loans.

     "Responsible Officer" means any duly authorized officer of the Borrower or any of its Subsidiaries.

     "Revolving Credit Loan" has the meaning set forth in Section 2.01(a).

     "Revolving Credit Loan Bank" means each Bank having a Revolving Credit Loan Commitment.

     "Revolving Credit Loan Commitment" means, at any time, with respect to any Revolving Credit Loan Bank at any time, the amount set forth opposite such Bank's name on Appendix I hereto under the caption "Revolving Credit Loan Commitment" or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(g) as such Bank's "Revolving Credit Loan Commitment", as such amount may be reduced at or prior to such time pursuant to Sections 2.10 or 2.11.

     "Revolving Credit Loan Facility" means, at any time, the aggregate amount of the Revolving Credit Loan Banks' Revolving Credit Loan Commitments.

     "Revolving Credit Loan Note" means a promissory note of the Borrower to the order of any Revolving Credit Loan Bank, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Revolving Credit Loans made or deemed to have been made by such Lender.

     "Revolving Credit Loan/Tranche A Term Loan Guarantors" means AES Oklahoma, AES Hawaii Management, AES Southland and AES Warrior Run.

     "Revolving Credit Loan/Tranche A Term Loan Obligations" shall have the meaning set forth in Section 9.01(a).

     "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

     "Revolving Fronting Bank" means (i) with respect to each Existing Letter of Credit deemed to have been issued pursuant to the second sentence of Section 2.03(a), each Bank listed as issuer thereof on Appendix V hereto, as the case may be and (ii) with respect to all other Letters of Credit, any Bank or any Affiliate of any Bank (A) a majority of whose common equity is owned, directly or indirectly, by such Bank; (B) that owns, directly or indirectly, a majority of the common equity of such Bank or (C) a majority of whose common equity is owned, directly or indirectly, by a Person that owns, directly or indirectly, a majority of the common equity of such Bank and any Subsidiary of any Bank a majority of whose common equity is owned directly or indirectly, by such Bank, that shall, in the case of any such Bank, Affiliate or Subsidiary agree to issue letters of credit hereunder with the consent of the Agent (which consent will be deemed to have been given unless the Agent shall have notified the Borrower to the contrary within one day of the Agent's receipt of notice that such Bank, Affiliate or Subsidiary is to be a Revolving Fronting Bank).

     "Revolving L/C Cash Collateral Account" has the meaning set forth in
Section 2.15(a).

     "Revolving L/C Drawing" means a drawing effected under any Revolving Letter of Credit.

     "Revolving Letter of Credit" means a letter of credit issued by a Revolving Fronting Bank pursuant to Section 2.03(a) and shall also include each Existing Letter of Credit.

     "Revolving Letter of Credit Commission Rate" means a rate per annum equal to 6.50%.

     "Revolving Letter of Credit Liabilities" means, at any time and in respect of any Revolving Letter of Credit, the sum, without duplication, of (i) the Available Amount of such Revolving Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous Revolving L/C Drawings made under such Revolving Letter of Credit.

     "Revolving Letter of Credit Termination Date" has the meaning set forth in
Section 2.03(h)(i).

     "SEC Filings" means public filings made by the Borrower with the Securities and Exchange Commission on Form 8-K, Form 10-Q or Form 10-K, and any filed amendments to any of the foregoing.

     "Secured Hedge Agreement" means any Hedge Agreement, including, without limitation, the Banc of America Secured Option, permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

     "Secured Holders" has the meaning set forth in the Collateral Trust Agreement.

     "Secured Obligations" has the meaning specified in the Collateral Trust Agreement.

     "Secured Treasury Management Service Agreements" means any agreement between the Borrower and a Bank Party or an Affiliate of a Bank Party to provide treasury management services to the Borrower.

     "Security Agreement" has the meaning specified in Section 3.01(h).

     "Security Agreement Collateral" means the "Collateral" referred to in the Security Agreement.

     "Senior Secured Exchange Notes" means the 10% Exchange Notes due December 15, 2005 issued by the Borrower pursuant to the Senior Secured Exchange Note Indenture and any other Debt issued by the Borrower under the Senior Secured Exchange Note Indenture to refinance, replace or refund the Remaining Old Securities.

     "Senior Secured Exchange Note Indenture" means that certain Indenture between the Borrower and Wells Fargo Bank Minnesota, National Association, Trustee to be dated as of December 13, 2002.

     "Shady Point Financing Documents" means (1) the Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of September 28, 1994, among AES Shady Point, Bank of Tokyo, Ltd., as Issuing Bank and the banks named therein and Union Bank of California, N.A., as agent for such banks, (2) the Subordinated Debt Agreement, dated as of June 23, 1987, among AES Shady Point, the subordinated lenders named therein and Nichimen America, Inc. as agent for such lenders, (3) the Subordinated Debt Agreement, dated as of December 6, 1991, between AES Shady Point and The AES Corporation as subordinated lender (it being understood that this debt may be refinanced by Additional Subordinated Debt (as defined therein) and secured on a pari passu basis with the Nichimen subordinated debt referred to above) and (4) the other "Project Documents" referred to therein, as each of the above may be amended from time to time, and any successor credit facility providing for the refinancing of the Debt under such documents.

     "Shared Collateral Documents" means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the Lender Parties.

     "Significant AES Entity" means (i) any Material AES Entity (other than AES Southland), (ii) AES BVI II and (iii) any other Person (other than any Excluded Subsidiary) in which the Borrower has a direct or indirect equity Investment if
(A) such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower constitutes 10% or more of Parent Operating Cash Flow for such period, or (B) on any date of determination, the Borrower's direct or indirect interest in the total assets of such Person if such Person is a Consolidated Subsidiary or in the net assets of such Person in all other cases is at least equal to 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, on such date of determination.

     "Significant Subsidiary" means a Subsidiary of the Borrower that would constitute a "significant subsidiary" within the meaning of Article I of Regulation S-X under the Securities Exchange Act of 1934, as amended, solely as a result of clause (w)(3) of section 1-02 thereof.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Special Purpose Financing Subsidiary" means a Consolidated Subsidiary that has no direct or indirect interest in a Power Supply Business or other AES Business and was formed solely for the purpose of issuing Equity Credit Preferred Securities.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Bankruptcy" means a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against any Subsidiary in an involuntary case;

          (ii) appoints a custodian of any Subsidiary, or for all or substantially all of the property of either such person;

          (iii) orders the liquidation of any Subsidiary.

     "Subsidiary Bankruptcy Cross Default" means any Event of Default that exists under Section 6.01(f)(iii) of this Agreement solely as a result of a Subsidiary Bankruptcy Default. For purposes of the Financing Documents, a Subsidiary Bankruptcy Cross Default will be automatically cured and waived if the Subsidiary Bankruptcy Default that gave rise to such Subsidiary Bankruptcy Cross Default is cured or waived.

     "Subsidiary Bankruptcy Default" means any Subsidiary Bankruptcy of a Significant Subsidiary that constitutes an event or condition that permits, or with the giving of notice or lapse of time or both, would permit, the holders of any Material Debt of the Borrower, or any Person acting on behalf of such holders, to accelerate the maturity of such Material Debt of the Borrower.

     "Subsidiary Guarantors" means AES Oklahoma, AES Hawaii Management, AES Southland, AES Warrior Run and AES EDC.

     "Subsidiary Guaranty" has the meaning set forth in Section 9.01(b).

     "Sul Guarantee" means the Guaranty in the Sponsor Agreement dated as of March 7, 2001 between the Borrower and BankBoston, N.A. Nassau Branch, as agent ("BankBoston") for the lenders under the Sul Credit Agreement referred to below by the Borrower to Guarantee the obligations of AES Cayman Guaiba, Ltd., a Cayman Islands corporation (the "Sul Borrower") under the Credit Agreement dated as of March 6, 2001 (the "Sul Credit Agreement"), with BankBoston, Banc of America Securities, LLC, Unibanco - Uniao de Bancos Brasilieros S.A. and Westdeutsche Landesbank Girozentrale, New York Branch, and the lenders named therein in an amount of up to a maximum aggregate amount of $50,000,000.

     "Supermajority Banks" means, at any time, Bank Parties owed or holding at least a 66 2/3% interest of the aggregate principal amount (based in the case of any Revolving Letter of Credit denominated in an Alternative Currency other than Dollars, on the Dollar Equivalent at such time) of the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Revolving Letter of Credit Liabilities and Drax LOC

Liabilities outstanding at such time and (c) the aggregate Unused Revolving Credit Loan Commitments at such time.

     "Surviving Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated by the Financing Documents.

     "Taxes" has the meaning set forth in Section 8.04(a).

     "Temporary Cash Investment" means any Investment (having a maturity of not greater than 60 days from the date of issuance thereof) in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof; (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., provided that one of such two Minimum CP Ratings is by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; (iv) medium term notes, auction rate preferred stock, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; (vi) Euro-Dollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary's loan documentation; provided that in each case (except clause (vii)) that such Investment matures within fifteen months from the date of acquisition thereof by the Borrower or a Subsidiary and (B) registered investment companies that are "money market funds" within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

     "Term Loans" means the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

     "Term Loan Facilities" means the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Tranche C Term Loan Facility.

     "Termination Date" means July 15, 2005; provided, however, that if, prior to July 15, 2005, the 4.50% Junior Subordinated Convertible Debentures have been refinanced to mature on a date after December 12, 2005, then "Termination Date" shall mean December 12, 2005; provided further that if the Termination Date occurs on a day that is not a Euro-Dollar Business Day, the Termination Date shall occur on the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "Total Bank Exposure" at any time means the sum of (i) the aggregate principal amount of the Loans outstanding at such time plus (ii) the aggregate amount of the Revolving Letter of Credit Liabilities at such time plus (iii) the Drax LOC Available Amount at such time plus (iv) the aggregate amount of the Unused Revolving Credit Loan Commitments.

     "Total Exposure" means at any time with respect to each Revolving Credit Loan Bank, its Revolving Credit Loan Commitment or, if the Revolving Credit Loan Commitments shall have terminated, its Total Outstandings.

     "Total Outstandings" means at any time, as to any Revolving Credit Loan Bank, the sum of the aggregate outstanding principal amount of such Revolving Credit Loan Bank's Loans and its participation in the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings.

     "Tranche A Term Loan" means, with respect to each Tranche A Term Loan Bank, the amount set forth opposite its name on Appendix II hereto under the caption "Existing Converted Revolving Credit Loans" or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(g).

     "Tranche A Term Loan Bank" means each Bank having a Tranche A Term Loan.

     "Tranche A Term Loan Facility" means, at any time, the aggregate amount of the Tranche A Term Loan Banks' Tranche A Term Loans at such time.

     "Tranche A Term Loan Note" means a promissory note of the Borrower to the order of any Tranche A Term Loan Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Tranche A Term Loan deemed to have been made by such Lender.

     "Tranche B Term Loan" means, with respect to each Tranche B Term Loan Bank, the amount set forth opposite its name on Part A of Appendix III hereto under the caption "Existing Tranche B Term Loans" or Part B of Appendix III hereto under the caption "Tranche B Term Loans" or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(f).

     "Tranche B Term Loan Bank" means each Bank having a Tranche B Term Loan.

     "Tranche B Term Loan Facility" means, at any time, the aggregate amount of the Tranche B Term Loan Banks' Tranche B Term Loans at such time.

     "Tranche B Term Loan Note" means a promissory note of the Borrower to the order of any Tranche B Term Loan Bank, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Tranche B Term Loan deemed to have been made by such Lender.

     "Tranche C Collateral" has the meaning set forth in the Tranche C Pledge Agreement.

     "Tranche C Percentage" means, as of any date of determination, a percentage equal to a fraction the numerator of which is an amount equal to the outstanding principal amount of the Tranche C Term Loans on such date and the denominator of which is an amount equal to the sum of the outstanding principal amount of the Tranche C Term Loans plus the outstanding principal balance of the "Loans" (as defined in the AES N.Y. Funding Credit Facility.

     "Tranche C Pledge Agreement" has the meaning specified in Section 3.01(i).

     "Tranche C Secured Obligations" has the meaning set forth in the Tranche C Pledge Agreement.

     "Tranche C Secured Parties" has the meaning set forth in the Tranche C Pledge Agreement.

     "Tranche C Term Loan" means, with respect to each Tranche C Term Loan Bank, the amount set forth opposite its name on Part A of Appendix IV hereto under the caption "Existing Tranche C Term Loans" or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(f).

     "Tranche C Term Loan Bank" means each Bank having a Tranche C Term Loan.

     "Tranche C Term Loan Facility" means, at any time, the aggregate amount of the Tranche C Term Loan Banks' Tranche C Term Loans at such time.

     "Tranche C Term Loan Guarantor" means AES EDC.

     "Tranche C Term Loan Note" means a promissory note of the Borrower to the order of any Tranche C Term Loan Bank, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Tranche C Term Loan deemed to have been made by such Lender.

     "Tranche C Term Loan Obligations" has the meaning set forth in Section 9.01(b).

     "Trust Preferred Securities" means, at any date:

          (i) any Existing Trust Preferred Securities, and

          (ii) any other equity interests in a Special Purpose Financing Subsidiary of AES (such as those known as "TECONS", "MIPS" or "RHINOS"):
     (I) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Termination Date or (B) convertible into or exchangeable for

     (unless solely at the option of AES) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Termination Date and (II) as to which, at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unused Revolving Credit Loan Commitments" means, with respect to any Revolving Credit Loan Bank at any time, (a) such Bank's Revolving Credit Loan Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding at such time plus (ii) such Bank's participation in the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings at such time.

     "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by AES.

     Section 1.02 Accounting Terms and Determinations.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks ("GAAP"); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03 Types of Borrowing.

     The term "Borrowing" denotes (a) the aggregation of Loans made (or deemed to have been made) or to be made to the Borrower by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (b) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans). It is understood and agreed that all Borrowings will be made in Dollars.

     Section 1.04 Currency Equivalents Generally.

     For purposes of this Agreement, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Agent in New York, at 11:00 A.M. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                                  ARTICLE II

                                  THE CREDITS

     Section 2.01 Commitment to Lend.

     (a) Revolving Credit Facility. (i) Each Revolving Credit Loan Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a "Revolving Credit Loan") to the Borrower pursuant to this
Section 2.01(a) from time to time during the Revolving Credit Period in amounts such that the Total Outstandings of such Revolving Credit Loan Bank at any time shall not exceed the amount of its Revolving Credit Loan Commitment at such time. Each of the Revolving Credit Loan Banks acknowledges and agrees that the Existing Revolving Credit Loans shall continue as Revolving Credit Loans for all purposes under this Agreement and the Financing Documents. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except for Refunding Borrowings and that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Revolving Credit Loan Banks ratably in proportion to their respective Revolving Credit Loan Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.11, prepay Revolving Credit Loans and reborrow at any time during the Revolving Credit Period.

     (b) Tranche A Term Loan Facility. Each Tranche A Term Loan Bank severally agrees on the terms and conditions set forth in this Agreement that the Existing Converted Revolving Credit Loans set forth on Appendix II for such Tranche A Term Loan Bank shall be Tranche A Term Loans for all purposes under this Agreement and the Financing Documents.

     (c) Tranche B Term Loan Facility. (i) Each Tranche B Term Loan Bank listed on Part A of Appendix III severally agrees on the terms and conditions set forth in this Agreement that the Existing Tranche B Term Loans set forth on Part A of Appendix III for such Tranche B Term Loan Bank shall be Tranche B Term Loans for all purposes under this Agreement and the Financing Documents.

     (ii) The Borrower hereby offers to each Tranche B Term Loan Bank listed on Part B of Appendix III to exchange the Existing Tranche C Term Loans set forth on Part B of Appendix IV for such Tranche B Term Loan Bank for Tranche B Term Loans and each such Tranche B Term Loan Bank agrees on the terms and conditions set forth in this Agreement to exchange its Existing Tranche C Term Loans for Tranche B Term Loans.

     (d) Tranche C Term Loan Facility. Each Tranche C Term Loan Bank listed on Part A of Appendix IV severally agrees on the terms and conditions set forth in this Agreement that such Existing Tranche C Term Loans set forth on Part A of Appendix IV for such Tranche C Term Loan Bank shall be Tranche C Term Loans for all purposes under this Agreement and the Financing Documents.

     (e) Term Loan Facilities. The Tranche A Term Loans, Tranche B Term Loans and the Tranche C Term Loans are not revolving in nature, and amounts repaid or prepaid in respect thereof may not be reborrowed.

     Section 2.02 Notice of Borrowing.

     (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Adjusted London Interbank Offered Rate; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period."

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section 2.02) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower requesting such Borrowing at the Agent's aforesaid address.

     (d) If any Bank makes a new Loan hereunder to the Borrower on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section 2.02, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

     (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.03 Revolving Letters of Credit.

     (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, each Revolving Fronting Bank referred to in clause (ii) of the definition of "Revolving Fronting Bank" in Section 1.01 agrees to issue letters of credit under this Section 2.03(a) upon the Borrower's request and for the Borrower's account or the account of any of the Borrower's Subsidiaries, from time to time during the Revolving Credit Period; provided, however, that in no event shall (i) the aggregate Available Amount for all Revolving Letters of Credit exceed the Revolving Credit Loan Facility at such time and (ii) a Revolving Letter of Credit be issued with an Available Amount in excess of the Unused Revolving Credit Commitments of the Revolving Credit Loan Banks at such time. In addition, and notwithstanding any reference in any Existing Letter of Credit to the Existing Revolving Credit Facility, on and as of the Effective Date, each Existing Letter of Credit shall be deemed to be a Revolving Letter of Credit and to have been issued on the Effective Date (by the Revolving Fronting Bank that issued or was deemed to have issued such Existing Letter of Credit under the Existing Revolving Credit Facility) pursuant to this Section 2.03(a); provided, however, that nothing in this Section 2.03(a) shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit.

     (b) Participations in Letters of Credit. Upon the issuance (or deemed issuance) of each Revolving Letter of Credit by a Revolving Fronting Bank pursuant to Section 2.03(a), such Revolving Fronting Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Loan Bank (other than such Revolving Fronting Bank) and each such Revolving Credit Loan Bank shall be deemed, without further action by any party hereto, to have purchased from such Revolving Fronting Bank a participation in such Revolving Letter of Credit and the related Revolving Letter of Credit Liabilities in the amount required so that the participations of the Revolving Credit Loan Banks (including such Revolving Fronting Bank's retained participation) therein shall be in proportion to their respective Revolving Credit Loan Commitments.

     (c) Required Terms. Each Revolving Letter of Credit issued hereunder shall:

          (i) by its terms expire no later than the earlier of (i) five Domestic Business Days prior to the Termination Date and (2) two years after its date of issuance;

          (ii) be in a face amount of (x) not less than $300,000 (or the equivalent thereof in an Alternative Currency); provided that up to five Revolving Letters of Credit may be issued with stated amounts less than $300,000 (or the equivalent thereof in an Alternative Currency) and (y) not more than the amount that would, after giving effect to the issuance thereof (and the related purchase and sale of participations therein pursuant to Section 2.03(b)) cause the Total Outstandings of any Revolving Credit Loan Bank to equal its Revolving Credit Loan Commitment; and

          (iii) be in a form acceptable to the Revolving Fronting Bank.

     (d) Notice of Issuance. Except in the case of Existing Letters of Credit, the Borrower may request that a Revolving Letter of Credit be issued by giving the Agent and the Revolving Fronting Bank for such Revolving Letter of Credit a notice (a "Notice of Issuance") at least two Domestic Business Days before such Revolving Letter of Credit is to be issued (or such shorter period of time as shall be acceptable to the Agent and the relevant Revolving Fronting Bank), specifying:

          (i) the date of issuance of such Revolving Letter of Credit;

          (ii) the expiry date of such Revolving Letter of Credit (which shall comply with the requirements of Section 2.03(c)(i));

          (iii) the proposed terms of such Revolving Letter of Credit (or the proposed form thereof shall be attached to such Notice of Issuance), including the face amount thereof (which shall comply with the requirements of Section 2.03(c)(ii));

          (iv) the transaction that is to be supported or financed with such Revolving Letter of Credit, including identification of the Power Supply Business or other AES Business, if any, to which such transaction relates and the name of the proposed account party for such Revolving Letter of Credit (which may be a Borrower and any subsidiary of the Borrower); and

          (v) the identity of the Revolving Fronting Bank for such Revolving Letter of Credit, which shall comply with the definition of "Revolving Fronting Bank" hereunder.

     Upon the receipt of a Notice of Issuance, the Agent shall promptly notify each Revolving Credit Loan Bank of the contents thereof and of the amount of such Revolving Credit Loan Bank's participation in such Revolving Letter of Credit and such Notice of Issuance shall not thereafter be revocable by the Borrower.

     (e) Revolving L/C Drawings under Revolving Letters of Credit.

          (i) Upon receipt from the beneficiary of any Revolving Letter of Credit of demand for payment under such Revolving Letter of Credit, the Revolving Fronting Bank shall determine in accordance with the terms of such Revolving Letter of Credit whether such request for payment should be honored.

          (ii) If the Revolving Fronting Bank determines that a demand for payment by the beneficiary of a Revolving Letter of Credit should be honored, the Revolving Fronting Bank shall make available to the beneficiary in accordance with the terms of such Revolving Letter of Credit the amount of the Revolving L/C Drawing under such Revolving Letter of Credit. The Revolving Fronting Bank shall thereupon promptly notify the Borrower, the Agent and each Revolving Credit Loan Bank of the amount of such Revolving L/C Drawing paid by it and the amount of each Revolving Credit Loan Bank's participation therein (which, in the case of any Revolving L/C Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof).

     (f) Reimbursement and Other Payments by the Borrower.

          (i) If any amount is drawn under any Revolving Letter of Credit issued at the request of or for the account of the Borrower or any Subsidiary of the Borrower, the Borrower irrevocably and unconditionally agrees to reimburse the applicable Revolving Fronting Bank in Dollars for all amounts paid by such Revolving Fronting Bank upon such Revolving L/C Drawing (which, in the case of any Revolving L/C Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof), together with any and all reasonable charges and expenses which any Revolving Credit Loan Bank or Revolving Fronting Bank may pay or incur relative to such Revolving L/C Drawing and all such amounts due from the Borrower shall bear interest, payable on the date upon which such amounts shall be due and payable, on the amount drawn for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable at a rate per annum equal to the rate applicable to Base Rate Loans for such day. If a Revolving Fronting Bank makes any payment under a Revolving Letter of Credit, the Borrower shall reimburse such Revolving Fronting Bank by paying such amount to the Agent not later than 12:00 noon (New York City time) on the day that such payment is made, if the Borrower receives notice of such payment before 10:00 A.M. (New York City time) on such day, or if such notice has not been received by the Borrower before such time on such day, then not later than 12:00 noon (New York City time) on (i) the Domestic Business Day that the Borrower receives such notice, if such notice is received before 10:00 A.M. (New York City time) on the day of receipt, or (ii) the next Domestic Business Day, if such notice is not received before such time on the day of receipt; provided that if such payment is at least $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02, that such payment be made with the proceeds of a Base Rate Borrowing (which shall consist of Revolving Credit Loans) in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing (which shall consist of Revolving Credit Loans). Any overdue reimbursement payment, or overdue interest thereon, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the rate applicable to Base Rate Loans for such day plus 2%.

          (ii) Each payment to be made by the Borrower pursuant to this Section 2.03(f) shall be made, in Federal or other funds immediately available, to the applicable Revolving Fronting Bank at its address referred to in
     Section 10.01.

          (iii) The obligations of each Borrower to reimburse the Revolving Fronting Banks under this Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (A) any lack of validity or enforceability of any Financing Document;

               (B) any amendment or waiver of or any consent to departure from any Financing Document (except, in the case of an effective amendment to, waiver of or consent to a departure from any provision of this Agreement, to the extent specified herein);

               (C) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary of any Revolving Letter of Credit (or any Person or entity for whom such beneficiary may be acting), the Agent, any Revolving Fronting Bank or any Revolving Credit Loan Bank or any other Person or entity, whether in connection with this Agreement, any other Financing Document or any unrelated transaction;

               (D) any statement or any other document presented under any Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (E) payment by a Revolving Fronting Bank under any Revolving Letter of Credit against presentation of a draft or document which does not comply with the terms of such Revolving Letter of Credit; or

               (F) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (g) Payments by Revolving Credit Loan Banks with Respect to Revolving Letters of Credit.

          (i) Each Revolving Credit Loan Bank shall make available an amount equal to its ratable share of any Revolving L/C Drawing under a Revolving Letter of Credit, in Federal or other funds immediately available in New York City, to the applicable Revolving Fronting Bank by 3:00 P.M. (New York City time) on the date on which the Borrower is required to reimburse such Revolving Fronting Bank with respect to such Revolving L/C Drawing pursuant to Section 2.03(f)(i), together with interest on such amount for the period from and including the date of such Revolving L/C Drawing to but excluding the date upon which such amount is to be made available at the Federal Funds Rate on the date of such Revolving L/C Drawing, at such Revolving Fronting Bank's address referred to in Section 10.01; provided that each Revolving Credit Loan Bank's obligation shall be reduced by its pro rata share of any reimbursement theretofore paid by the Borrower in respect of such Revolving L/C Drawing pursuant to Section 2.03(f)(i). The applicable Revolving Fronting Bank shall notify each Revolving Credit Loan Bank of the amount of such Revolving Credit Loan Bank's obligation (which, in the case of any payment under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof) in respect of any Revolving L/C Drawing under a Revolving Letter of Credit not later than 1:30 P.M. (New York City time) on the day such payment by such Revolving Credit Loan Bank is due. Each Revolving Credit Loan Bank shall be subrogated to the rights of the applicable Revolving Fronting Bank against the Borrower to the extent such payment due from such Revolving Credit Loan Bank to such Revolving Fronting Bank is paid, plus interest thereon, from and including the day such amount is due from such Revolving Credit Loan Bank to such Revolving Fronting Bank to but excluding the day the Borrower makes payment to such Revolving Fronting Bank pursuant to Section 2.03(f)(i), whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In the event that, on the date of any Revolving L/C Drawing, (x) Total Outstandings exceeds the Maximum Outstanding Exposure, (y) the applicable Revolving Fronting Bank is not reimbursed by the Borrower on such date for the entire amount of such Revolving L/C Drawing, and (z) the Revolving Credit Loan Banks, pursuant to the last sentence of subsection (iv) below, are not obligated to reimburse such Revolving Fronting Bank for the entire amount of such Revolving L/C Drawing, the Agent shall, solely for purposes of determining the portion of such Revolving L/C Drawing to be reimbursed by each Revolving Credit Loan Bank, (A) allocate the respective Revolving Credit Loan Commitments of the Revolving Credit Loan Banks to the Revolving Letter of Credit Liabilities of each Revolving Letter of Credit on such date on a pro rata basis (based upon (1) the proportion of the Revolving Credit Loan Commitments to the aggregate amount of the Revolving Letter of Credit Liabilities of all outstanding Revolving Letters of Credit and (2) each Revolving Credit Loan Bank's pro rata share of the Revolving Credit Loan Commitments), (B) based on such allocation, determine the reimbursement obligation of each Revolving Credit Loan Bank with respect to such Revolving L/C Drawing and (C) promptly notify each Revolving Credit Loan Bank of the amount of its reimbursement obligation with respect to such Revolving L/C Drawing.

          (ii) If any Revolving Credit Loan Bank fails to pay any amount required pursuant to subsection (i) of this Section 2.03(g) on the date on which such payment is due, interest, payable on demand, shall accrue on such Revolving Credit Loan Bank's obligation to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Revolving Credit Loan Bank makes such payment at a rate per annum equal to the Federal Funds Rate. Any payment made by any Revolving Credit Loan Bank after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

          (iii) If the Borrower shall reimburse a Revolving Fronting Bank for any Revolving L/C Drawing under a Revolving Letter of Credit after the Revolving Credit Loan Banks shall have made funds available to such Revolving Fronting Bank with respect to such Revolving L/C Drawing in accordance with subsection (i) of this Section 2.03(g), such Revolving Fronting Bank shall promptly upon receipt of such reimbursement distribute to each Revolving Credit Loan Bank its pro rata share thereof, including interest, to the extent received by such Revolving Fronting Bank.

          (iv) The several obligations of the Revolving Credit Loan Banks to the Revolving Fronting Banks hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which any such Revolving Credit Loan Bank or any other Person may have against the Agent, any Revolving Fronting Bank or any other Person for any reason whatsoever;
     (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Loan or any Revolving Letter of Credit; (3) any adverse change in the condition (financial or otherwise) of any Obligor or any other Person; (4) any breach of any Financing Document by any party thereto; (5) the fact that any condition precedent to the issuance of, or the making of any payment under, any Revolving Letter of Credit was not in fact met; (6) any violation or asserted violation of law by any Revolving Credit Loan Bank or any affiliate thereof; or (7) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each payment by each Revolving Credit Loan Bank to a Revolving Fronting Bank for its own account shall be made without any offset, abatement, withholding or reduction whatsoever. If a Revolving Fronting Bank is required at any time (whether before or after the Termination Date) to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrower to such Revolving Fronting Bank in payment of any Reimbursement Obligation or interest thereon upon the insolvency of the Borrower, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to the Borrower, each Revolving Credit Loan Bank shall, on demand of such Revolving Fronting Bank, forthwith return to such Revolving Fronting Bank any amounts transferred to such Revolving Credit Loan Bank by such Revolving Fronting Bank in respect thereof pursuant to this subsection plus such Revolving Credit Loan Bank's pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on the amount so demanded from the day such demand is made, if such demand is made by 2:00 P.M. (New York City time), or from the next following Domestic Business Day, if such demand is made after 2:00 P.M. (New York City time), to but not including the day such amounts are returned by such Revolving Credit Loan Bank to such Revolving Fronting Bank at a rate per annum for each day equal to (A) the Federal Funds Rate for the day of such demand and (B) the Base Rate plus 1% for each day thereafter. Notwithstanding the foregoing or any other provision contained herein, in no event shall any Revolving Credit Loan Bank be obligated to make any payment to a Revolving Fronting Bank to the extent that such payment would cause such Bank's pro rata share of the Total Outstandings hereunder to exceed such Bank's Revolving Credit Loan Commitment; provided that the foregoing shall not affect the obligation of the Borrower (which is absolute, unconditional and irrevocable) to reimburse each Revolving Fronting Bank for the entire amount of each payment made by such Revolving Fronting Bank under a Revolving Letter of Credit, including any amount thereof that is not paid by any Revolving Credit Loan Bank to such Revolving Fronting Bank (pursuant to this sentence or otherwise).

     (h) Revolving Letter of Credit Commission; Issuance Fee.

          (i) Revolving Letter of Credit Commission. The Borrower agrees to pay to the Agent a letter of credit commission with respect to each Revolving Letter of Credit issued at its request or for its account, computed for each day from and including the date of issuance of such Revolving Letter of Credit to but excluding the last day a Revolving L/C Drawing is available under such Revolving Letter of Credit (the "Revolving Letter of Credit Termination Date"), at the Revolving Letter of Credit Commission Rate on the aggregate amount available for drawing under such Revolving Letter of Credit from time to time (whether or not any conditions to drawing can then be met), such fee to be for the account of the Revolving Credit Loan Banks ratably in proportion to their Total Exposures. Such fee shall be payable quarterly in arrears on the last Domestic Business Day of each January, April, July and October and upon the Termination Date.

          (ii) Issuance Fee. The Borrower shall pay to each Revolving Fronting Bank for its own account such fees with respect to each Revolving Letter of Credit issued by such Revolving Fronting Bank for the account of the Borrower as shall have been agreed between the Borrower and such Revolving Fronting Bank.

          (iii) Limited Liability of the Revolving Fronting Bank. As between a Revolving Fronting Bank, on the one hand, and the Borrower, on the other, the Borrower assumes all risks of any acts or omissions of the beneficiary and any transferee of any Revolving Letter of Credit with respect to its use of such Revolving Letter of Credit. Neither a Revolving Fronting Bank nor any of its respective employees, officers or directors shall be liable or responsible for: (1) the use which may be made of any Revolving Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (3) payment by the Revolving Fronting Bank against presentation of documents which do not comply with the terms of any Revolving Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Revolving Letter of Credit; or (4) any other circumstance whatsoever in making or failing to make payment under any Revolving Letter of Credit; provided that the Borrower shall have a claim against the applicable Revolving Fronting Bank, and such Revolving Fronting Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by the Borrower which are found in a final, unappealable judgment of a court of competent jurisdiction to have been caused by (x) such Revolving Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under any Revolving Letter of Credit comply with the terms thereof or (y) such Revolving Fronting Bank's willful failure to pay, or gross negligence resulting in a failure to pay, any Revolving L/C Drawing after the presentation to it by the beneficiary (or any transferee of the Revolving Letter of Credit) of a draft and other required documentation strictly complying with the terms and conditions of the Revolving Letter of Credit. In furtherance and not in limitation of the foregoing, a Revolving Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

          (iv) Revolving Fronting Banks and Affiliates. Each Revolving Fronting Bank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though they were not Revolving Fronting Banks (in each case to the extent such Revolving Fronting Bank is also a Bank), and the Revolving Fronting Banks and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if they were not Revolving Fronting Banks hereunder.

     (i) Applicability of ISP98. Unless otherwise expressly agreed by the Revolving Fronting Bank and the Borrower when a Revolving Letter of Credit is issued (or deemed issued), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect at the time issuance) shall apply to the Revolving Letter of Credit.

     Section 2.04 Evidence of Debt.

     (a) Each Bank Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank Party resulting from each Loan owing to such Bank Party from time to time, including the amounts of principal and interest payable and paid to such Bank Party from time to time hereunder. The Borrower agrees that upon notice by any Bank Party to the Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Bank Party, the Borrower shall promptly execute and deliver to such Bank Party, with a copy to the Agent, a Revolving Credit Loan Note, a Tranche A Term Loan Note, a Tranche B Term Loan Note, a Tranche C Term Loan Note, or the Drax Loan Note, as applicable, in substantially the form of Exhibits A-1, A-2, A-3, A-4 and A-5 hereto, respectively, payable to the order of such Bank Party in a principal amount equal to the Loans owing to, or to be made by, such Bank Party. All references to Notes in the Financing Documents shall mean Notes, if any, issued hereunder.

     (b) The Register maintained by the Agent pursuant to Section 10.06(f) shall include a control account, and a subsidiary account for each Bank Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Loan made hereunder (or deemed to be made hereunder), whether such Loan bears interest at the Base Rate or the Adjusted London Interbank Offered Rate, and, if appropriate, the Interest Period applicable thereto; (ii) the terms of each Assignment and Assumption delivered to and accepted by it; (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank Party hereunder; and (iv) the amount of any sums received by the Agent from the Borrower hereunder and each Bank Party's share thereof.

     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Bank Party and, in the case of such account or accounts, such Bank Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Bank Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts, shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     Section 2.05 Maturity of Loans.

     Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

     Section 2.06 Interest Rates.

     (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate Margin plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     (c) Upon the occurrence and during the continuance of an Event of Default described in Section 6.01(a) or an Event of Default described in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay interest on (X) (i) the outstanding principal amount of each Base Rate Loan owing to each Bank Party, payable on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Base Rate Loan pursuant to Section 2.06(a) above and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on the Base Rate Loans on which such interest has accrued pursuant to
Section 2.06(a) above and (Y)(i) the outstanding principal amount of each Euro-Dollar Rate Loan owing to each Bank Party payable on demand, at a rate per annum equal at all times to a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Euro-Dollar Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day)(the "Euro-Dollar Default Rate") and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to the Euro-Dollar Default Rate the Euro-Dollars Loans on which such interest has accrued pursuant to Section 2.06(b) above.

     (d) The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.07 Method of Electing Interest Rates.

     (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

     Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Euro-Dollar Loans to Base Rate

Loans, in which case such notice shall be delivered to the Agent not later than 11:00 A.M. (New York City time) on the date such conversion is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.07(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by any Borrower.

     (d) A Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

     (e) If any Loan is converted to a different type of Loan, the applicable Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.08 Fees.

     (a) Commitment Fee. The Borrower shall pay to the Agent, for the account of the Revolving Credit Loan Banks, ratably in proportion to their Revolving Credit Loan Commitments, a commitment fee of 1/2 of 1% per annum on the daily amount by which the aggregate amount of the Revolving Credit Loan Commitments exceeds the aggregate Total Outstandings. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Revolving Credit Loan Commitments in their entirety). Accrued commitment fees under this
Section 2.08(a) shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Revolving Credit Commitments in their entirety.

     (b) Upfront Fee. The Borrower shall pay to the Agent on the Closing Date, for the account of each Bank Party, an upfront fee equal to 1.00% of (i) in the case of the Revolving Credit Loan Banks, each such Bank's Revolving Credit Loan Commitment; (ii) in the case of the Tranche A Term Loan Banks, Tranche B Term Loan Banks and Tranche C Term Loan Banks, each such Bank's outstanding Loans and (iii) in the case of the Drax LOC Fronting Bank, its Drax LOC Commitment.

     (c) Additional Fee. The Borrower shall pay to the Agent on January 31, 2004 and on January 31, 2005, for the account of each Bank Party, a fee equal to 1.00% of (i) in the case of the Revolving Credit Loan Banks, each such Bank's Revolving Credit Loan Commitment on such date; (ii) in the case of the Tranche A Term Loan Banks, Tranche B Term Loan Banks and Tranche C Term Loan Banks, each such Bank's outstanding Term Loans on such date and (iii) in the case of the Drax LOC Fronting Bank, its Drax LOC Commitment on such date, in each case after giving effect to any prepayment of the Loans made pursuant to
Section 2.11(b)(vii) on or prior to such date.

     Section 2.09 Repayment of Term Loan Facility and Drax Letter of Credit Facility.

     (a) Repayment. The Borrower shall, on November 25, 2004, repay an aggregate principal amount of each Term Loan Facility and repay or cash collateralize the Drax Letter of Credit Facility in an amount equal to the Amortization Amount for such Facility.

     (b) Application of Repayment to Drax Letter of Credit Facility. The repayment of the Drax Letter of Credit Facility made pursuant to clause (a) above shall be first applied to repay the Drax Loans then outstanding and second deposited in the Drax LOC Cash Collateral Account to cash collateralize 100% of the Drax LOC Available Amount then outstanding.

     Section 2.10 Termination or Reduction of Commitments.

     (a) Optional. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Revolving Credit Loan Commitments in their entirety at any time, if no Revolving Credit Loans or Revolving Letters of Credit are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Revolving Credit Loan Commitments in excess of the aggregate Total Outstandings.

     (b) Mandatory. (i) Scheduled Termination. The Revolving Credit Loan Commitments shall terminate on the Termination Date, and any Revolving Credit Loans and Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

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     (ii) Net Cash Proceeds of Asset Sales. On and after the date on which all of the Term Loan Facilities have been paid in full and the Drax LOC Liabilities have been paid in full or otherwise fully cash collateralized, in the event that the Borrower shall at any time, or from time to time, receive any Net Cash Proceeds from Covered Asset Sales, the Revolving Credit Loan Commitments of the Revolving Credit Loan Banks shall, unless the Required Banks otherwise agree, be ratably reduced by such amounts and at such times as may be required to avoid any requirement that all or any portion of such Net Cash Proceeds be applied to repay, prepay, repurchase or defease any Debt of the Borrower that is subordinated in right of payment to the Debt of the Borrower under the Financing Documents.

     (iii) Prepayment. Any prepayment of the Revolving Credit Facility pursuant to Section 2.11(b)(ii) below shall automatically and permanently reduce, on the date of such prepayment, the Revolving Credit Loan Commitments of the Revolving Credit Loan Banks on a pro rata basis by the applicable Reduction Amount.

     (c) Reductions Permanent. All reductions of the Revolving Credit Loan Commitments pursuant to this Section 2.10 shall be permanent.

     Section 2.11 Prepayment of the Loans.

     (a) Optional. (i) Subject in the case of any Euro-Dollar Loans to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Loans that bear interest at the Base Rate or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No Term Loan or Drax Loan shall be prepaid unless all Term Loans and Drax Loans are ratably prepaid (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Loan Commitments shall be deemed to be part of the Tranche A Term Loan Facility). Any prepayment of Loans in respect of any Term Loan Facility or the Drax Letter of Credit Facility shall be applied ratably to prepay the Loans under the Term Loan Facilities and prepay or cash collateralize the Drax LOC Liabilities in accordance with the provisions of Section 2.11(c).

     (ii) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Banks' Ratable Share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     (b) Mandatory. (i) The Borrower shall, reasonably promptly following the receipt by the Borrower of (A) Net Cash Proceeds from any Covered Asset Sales but in no event later than three Business Days after receipt thereof, (B) Net Cash Proceeds from the incurrence of Debt permitted by Section 5.07(a)(xii) relating to a bridge financing of any Covered Asset Sale or (C) Net Cash Proceeds from the incurrence of Debt permitted by Section 5.07(b)(iv) relating to a bridge financing of any Covered Asset Sale, prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an amount equal to the Banks' Ratable Share of such Net Cash Proceeds. Each such prepayment shall be applied

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                                      50


ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Loan Commitments shall be deemed to be part of the Tranche A Term Loan Facility).

     (ii) The Borrower shall, reasonably promptly following the receipt of (A) Net Cash Proceeds from any Asset Sale of any Capital Stock of a Revolving Credit Loan/Tranche A Term Loan Guarantor or any Asset Sale of any assets of such Revolving Credit Loan/Tranche A Term Loan Guarantor or any of its Subsidiaries, (B) Net Cash Proceeds from the incurrence of Debt permitted by
Section 5.07(a)(xii) relating to a bridge financing of any Asset Sale described in clause (A), (C) Net Cash Proceeds from the incurrence of Debt permitted by
Section 5.07(b)(iv) relating to a bridge financing of any Asset Sale described in clause (A) or (D) until the Tranche A Term Loan Facility is repaid in full and the Revolving Credit Loan Facility is repaid in full and the Revolving Credit Loan Commitments are permanently reduced to zero, an amount equal to the Net Cash Proceeds from the incurrence by a Revolving Credit Loan/Tranche A Loan Guarantor or any of its Subsidiaries of Debt permitted by Section 5.07(b)(viii) but in no event later than three Business Days after receipt thereof, prepay the Revolving Credit Loan Facility and the Tranche A Term Loan Facility in an aggregate amount equal to the Banks' Ratable Share of such Net Cash Proceeds. Each such prepayment shall be applied ratably to the Tranche A Term Loan Facility and the Revolving Credit Loan Facility based on the amounts outstanding at such time under the Tranche A Term Loan Facility and the aggregate amount of the Revolving Credit Commitments at such time.

     (iii) The Borrower shall, reasonably promptly following receipt of (A) Net Cash Proceeds from any Asset Sale of any Capital Stock of the Tranche C Term Loan Guarantor or any Asset Sale of any assets of the Tranche C Term Loan Guarantor or any of its Subsidiaries, (B) Net Cash Proceeds from the incurrence of Debt permitted by Section 5.07(a)(xii) relating to a bridge financing of any Asset Sale described in clause (A), (C) Net Cash Proceeds from the incurrence of Debt permitted by Section 5.07(b)(iv) relating to a bridge financing of any Asset Sale described in clause (A) or (D) until the Tranche C Term Loan Facility is repaid in full, an amount equal to the Net Cash Proceeds from the incurrence by the Tranche C Term Loan Guarantor or any of its Subsidiaries of Debt permitted by Section 5.07(b)(ix) but in no event later than three Business Days after receipt thereof, prepay the Tranche C Term Loan Facility in an aggregate amount equal to the Banks' Ratable Share of such Net Cash Proceeds.

     (iv) The Borrower shall, reasonably promptly following the date of receipt of Net Cash Proceeds from the issuance of Debt by the Borrower permitted by
Section 5.07(a)(xi) but in no event later than three Business Days after receipt thereof, prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an aggregate amount equal to the Banks' Ratable Share of such Net Cash Proceeds. Each such prepayment shall be applied ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Commitments shall be deemed to be part of the Tranche A Term Loan Facility).

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                                      51


     (v) Subject to clause (e) below, the Borrower shall, reasonably promptly following the date of receipt of Net Cash Proceeds from any Equity Issuance by the Borrower but in no event later than three Business Days after receipt thereof, prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an aggregate amount equal to the Banks' Ratable Share of 50% of such Net Cash Proceeds. Each such prepayment shall be applied ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Commitments shall be deemed to be part of the Tranche A Term Loan Facility).

     (vi) The Borrower shall, on the date of receipt of Net Cash Proceeds in excess of $100,000,000 from the issuance of Debt by any Subsidiary of the Borrower permitted pursuant to Section 5.07(b)(ii) (but only to the extent applicable pursuant to the second proviso thereof), Section 5.07(b)(vi), 5.07(b)(viii) (to the extent that the Tranche A Term Loan Facility is repaid in full and the Revolving Credit Facility is repaid in full and the Revolving Credit Loan Commitments are permanently reduced to zero) and 5.07(b)(ix) (to the extent the Tranche C Term Loan Facility is repaid in full) prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an aggregate amount equal to the Banks' Ratable Share of an amount equal to 100%, in the case of Debt issued by IPALCO, and in all other cases, an amount equal to 75% of such Net Cash Proceeds. Each such prepayment shall be applied ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Commitments shall be deemed to be part of the Tranche A Term Loan Facility).

     (vii) The Borrower shall, not later than 31 days after the end of each fiscal year, so long as the Minimum Liquidity Level on the last day of such fiscal year is greater than $400,000,000, prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an aggregate amount equal to the lesser of the Banks' Ratable Share of (A) 75% of the Adjusted Free Cash Flow for such fiscal year and (B) the maximum amount of Adjusted Free Cash Flow for such fiscal year so that the Minimum Liquidity Level on the last day of such fiscal year after giving effect to this prepayment would not be less than $400,000,000. Each such prepayment shall be applied ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Commitments shall be deemed to be part of the Tranche A Term Loan Facility).

     (c) Application of Prepayments to Drax Letter of Credit Facility. Prepayments of the Drax Letter of Credit Facility made pursuant to clauses
(a)(i), (b)(i), (iv), (v), (vi) or (vii) above shall be first applied to prepay the Drax Loans and second deposited in the Drax LOC Cash Collateral Account to cash collateralize 100% of the Drax LOC Available Amount then outstanding.

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                                      52


     (d) Application of Prepayments to Revolving Credit Loan Facility. Prepayments of the Revolving Credit Loan Facility made pursuant to clause
(b)(ii) above shall be first applied to prepay ratably any unpaid Reimbursement Obligations in respect of Revolving L/C Drawings, second applied to prepay Revolving Credit Loans then outstanding and third deposited in the Revolving L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Revolving Letters of Credit then outstanding; and the amount remaining (if any) (up to the aggregate Unused Revolving Credit Loan Commitments at such time) after such prepayments and cash collateralization (the sum of such prepayment amounts and cash collateralization amounts and remaining amount (up to the aggregate Unused Revolving Credit Loan Commitments at such time) being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in
Section 2.10(b)(ii).

     (e) Application of Prepayment to Tranche C Term Loan in Certain Circumstances. Notwithstanding anything in Section 2.11(b) to the contrary, the Borrower shall, reasonably promptly following the date of receipt of the first $162,500,000 of Net Cash Proceeds from any Equity Issuance by the Borrower but in no event later than three Business Days after receipt thereof, prepay ratably an aggregate principal amount of the Tranche C Term Loans equal to the Tranche C Percentage of such Net Cash Proceeds up to $87,500,000.

     Section 2.12 General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and Reimbursement Obligations and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without set-off, counterclaim or other deduction, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank Party its ratable share of each such payment received by the Agent for the account of the Bank Parties. Whenever any payment of principal of, or interest on, the Base Rate Loans or Reimbursement Obligations or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Bank Parties hereunder that the Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank Party on such due date an amount equal to the amount then due such Bank Party. If and to the extent that the Borrower shall not have so made such payment, each Bank Party shall repay to the Agent forthwith on demand such amount distributed to such Bank Party together with interest thereon, for each day from the date such amount is distributed to such Bank Party until the date such Bank Party repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.13 Funding Losses.

     If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank Party in accordance with Section 2.02(b), 2.07(c) or 2.11(a), the Borrower shall reimburse each Bank Party within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank Party shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.14 Computation of Interest and Fees.

     Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15 Revolving L/C Cash Collateral Account.

     (a) All amounts required to be deposited as cash collateral with the Collateral Agent pursuant to Section 2.11, 2.16 or Section 6.03 (other than with respect to the cash collateral deposited on account of the Drax LOC Liabilities) shall be deposited in a cash collateral account (the "Revolving L/C Cash Collateral Account") established by the Borrower with the Collateral Agent, to be held, applied or released for application as provided in this
Section 2.15 and Section 2.16.

     (b) The Borrower hereby grants to the Collateral Agent for the ratable benefit of the Revolving Fronting Banks and the other Lender Parties as their respective interests appear, a security interest in the Borrower's right, title and interest in and to the Revolving L/C Cash Collateral Account and all funds and financial assets from time to time credited thereto, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Revolving L/C Cash Collateral Account and all of proceeds of any of the foregoing (the "Revolving L/C Collateral"), to secure all of the Borrower's Obligations hereunder and the other Credit Agreement Documents.

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                                      54


     (c) If and when any portion of the Revolving Letter of Credit Liabilities on which any deposit of cash collateral was based (the "Relevant Contingent Exposure") shall become fixed (a "Direct Exposure") as a result of the payment by a Revolving Fronting Bank of a draft presented under any relevant Revolving Letter of Credit (including any such payment under an Alternative Currency Letter of Credit for which the relevant Revolving Fronting Bank, as a result of fluctuations in currency exchange rates, is not reimbursed in full by the Revolving Credit Loan Banks), the amount of such Direct Exposure (but not more than the amount in the Revolving L/C Cash Collateral Account at the time) shall be withdrawn by the Agent from the Revolving L/C Cash Collateral Account and shall be paid to the relevant Revolving Fronting Bank to be applied against such Direct Exposure and the Relevant Contingent Exposure shall thereupon be reduced by such amount.

     (d) Interest and other payments and distributions made on or with respect to the Revolving L/C Collateral held by the Collateral Agent shall be for the account of the Borrower and shall constitute additional Revolving L/C Collateral to be held by the Agent; provided that the Agent shall have no obligation to invest any Revolving L/C Collateral on behalf of the Borrower or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Revolving L/C Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Revolving L/C Collateral in its possession if the Revolving L/C Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Revolving L/C Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith. All expenses and liabilities incurred by the Collateral Agent in connection with taking, holding and disposing of any Revolving L/C Collateral (including customary custody and similar fees with respect to any Revolving L/C Collateral held directly by the Agent and the Revolving L/C Cash Collateral Account) shall be paid by the Borrower from time to time upon demand. Upon an Actionable Default, the Collateral Agent shall be entitled to apply (and, at the request of the Required Banks but subject to applicable law, shall apply) Revolving L/C Collateral or the proceeds thereof to payment of any such expenses, liabilities and fees. After the termination of the Revolving Credit Loan Commitments of the Revolving Loan Credit Loan Banks, the termination of all Revolving Letters of Credit and the repayment in full of all outstanding Reimbursement Obligations in respect of the Revolving Letters of Credit, the Collateral Agent shall transfer the remaining Revolving L/C Collateral or the proceeds thereof (the "Excess Revolving L/C Collateral") to the Collateral Account. Notwithstanding any other term or provision of this Agreement, and for the avoidance of doubt, the Revolving L/C Collateral shall be paid first to the relevant Revolving Fronting Bank in satisfaction of any Direct Exposures or Relevant Contingent Exposures and no Revolving L/C Collateral shall be released or disbursed to any party other than the relevant Revolving Fronting Banks until the satisfaction of all Revolving Letter of Credit Liabilities and the termination of the Revolving Credit Loan Commitments and all Revolving Letters of Credit.

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                                      55


     Section 2.16 Computations of Outstandings; Determination of Available Amount of Alternative Currency Letters of Credit.

     (a) Whenever reference is made in this Agreement to the Total Outstandings on any date under this Agreement, such reference shall refer to the Total Outstandings on such date after giving effect to all Extensions of Credit to be made on such date. For purposes of calculating the Total Outstandings on any date of determination, the aggregate Available Amount in respect of all Alternative Currency Letters of Credit shall be deemed to equal the amount thereof most recently reported to the Agent pursuant to subsection (b) below. At no time shall the Total Outstandings under this Agreement exceed the sum of
(i) the aggregate amount of the Revolving Credit Loan Commitments, plus (ii) the amounts on deposit in the Revolving L/C Cash Collateral Account (such sum being referred to herein as the "Maximum Outstanding Exposure"). References to the Unused Revolving Credit Loan Commitments shall refer to the excess, if any, of the Revolving Credit Loan Commitments over the Total Outstandings; and references to the unused portion of any Revolving Credit Loan Commitment shall refer to the Unused Revolving Credit Loan Commitment of such Bank.

     (b) Each Revolving Fronting Bank that issues an Alternative Currency Letter of Credit shall (i) on the first Domestic Business Day of each calendar month, deliver to the Agent a schedule listing (A) each outstanding Alternative Currency Letter of Credit issued by such Revolving Fronting Bank, (B) the maximum aggregate amount available to be drawn under each such Alternative Currency Letter of Credit at any time on or after such date (denominated in the applicable Alternative Currency, assuming the compliance with and satisfaction of all conditions for Revolving L/C Drawing enumerated therein) and (C) the equivalent in Dollars of such amount (as determined by such Revolving Fronting Bank on the basis of exchange rates available to or otherwise used by such Revolving Fronting Bank), together with the applicable exchange rate utilized by such Revolving Fronting Bank and the source thereof (it being agreed and understood that such applicable exchange rate may be adjusted by a reasonable and customary volatility factor as agreed by the Borrower and such Revolving Fronting Bank); (ii) on the date of issuance of any Alternative Currency Letter of Credit (including, if any Alternative Currency Letters of Credit are issued or deemed issued on the Closing Date, on the Closing Date), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above; (iii) on the date of any increase or decrease in the Available Amount of any Alternative Currency Letter of Credit (other than any increase or decrease attributable solely to currency exchange rate fluctuations), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above after giving effect to such increase or decrease (as the case may be) and (iv) not later than one Domestic Business Day after its receipt of a written request therefor from the Agent or any Bank, deliver to the Agent a schedule listing the information described in clauses (A), (B) and (C) above. The Collateral Agent shall promptly after its receipt thereof deliver a copy of each such schedule to the Collateral Agent, the Borrower and the Banks. For all purposes under this Agreement, unless otherwise expressly set forth herein, the Available Amount in respect of each Alternative Currency Letter of Credit shall be deemed to equal, on any date of determination, the Dollar Equivalent thereof as most recently reported to the Agent by the relevant Revolving Fronting Bank pursuant to this subsection (b).

     (c) If, on (i) the date that any schedule is delivered by a Revolving Fronting Bank to the Agent pursuant to subsection (b) above; (ii) any date, after giving effect to reduction

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                                      56


in the Revolving Credit Loan Commitments or (iii) any other date, Total Outstandings on such date (calculated pursuant to subsection (a) and (b) above) exceeds the Maximum Outstanding Exposure, then within two Domestic Business Days thereafter the Borrower shall be obligated to deposit cash collateral with the Collateral Agent in the Revolving L/C Cash Collateral Account in an amount equal to such excess to be held, applied or released for application as provided in Section 2.15.

     (d) If at any time the Maximum Outstanding Exposure exceeds the Total Outstandings hereunder, the Borrower may provide a written notice to the Collateral Agent requesting the Collateral Agent to withdraw such excess amount from the Revolving L/C Cash Collateral Account and pay such amount to the Borrower, and, provided that no Actionable Default shall have occurred and be continuing, the Collateral Agent shall promptly undertake such actions in accordance with the instructions of the Borrower. If an Actionable Default shall have occurred and be continuing, the Collateral Agent shall not take any of the foregoing actions and, if and when requested by the Required Banks, the amounts held in the Revolving L/C Cash Collateral Account shall be withdrawn by the Collateral Agent, and the proceeds thereof shall be first applied by the Collateral Agent to repay the Total Outstandings and other due and unpaid amounts required to be paid by the Borrower hereunder and second, held, applied or transferred as provided in Section 2.15.

     Section 2.17 Alternative Currency Letter of Credit Issuances.

     It is understood that, if Revolving Letters of Credit are issued in an Alternative Currency, a circumstance may arise where the United States dollars ("Dollars") needed to reimburse a Revolving Fronting Bank may exceed the Unused Revolving Credit Loan Commitment of the Revolving Credit Loan Banks and the amounts on deposit in the Revolving L/C Cash Collateral Account available for that purpose. This situation could occur if an Alternative Currency exchange rate between the currency of a Revolving Letter of Credit issuance and Dollars changes between the date of issuance of, and the date of funding a Revolving L/C Drawing on, an Alternative Currency Letter of Credit (or funding a deposit to the Revolving L/C Cash Collateral Account to cover issuances in excess of the Revolving Credit Loan Commitments) so that more Dollars are needed to purchase the Alternative Currency on the date of funding of the Revolving L/C Drawing on an Alternative Currency Letter of Credit (or funding a deposit to the Revolving L/C Cash Collateral Account) than would have been needed to fund a Revolving L/C Drawing made on the issuance date of such Revolving Letter of Credit (i.e., the currency of issuance has appreciated against the Dollar between the date of issuance and the date of funding or cash collateral deposit). In such a circumstance, the Revolving Fronting Banks agree as follows: (a) (x) Any shortfall under the Revolving Credit Loan Commitment to purchase participations in Revolving L/C Drawings under Revolving Letters of Credit shall be allocated pro rata among the Revolving Fronting Banks who have issued Alternative Currency Letters of Credit for which the currency of issuance has appreciated against the Dollar ("Adverse Alternative Currency Letters of Credit"); (y) the pro rata allocation shall be based on the Dollar Equivalent of the face amount of each Adverse Alternative Currency Letter of Credit, measured at the issuance date of each such Adverse Alternative Currency Letter of Credit and (z) Revolving Credit Loan Commitments shall not be used to purchase participations in Adverse Alternative Currency Letters of Credit to the extent that use of those Revolving Credit Loan Commitments covers any increase in the Dollar Equivalent of an Adverse Alternative Currency

Letters of Credit since the date of issuance of the Revolving Letter of Credit if following such purchase remaining Unused Revolving Credit Loan Commitments are insufficient to purchase participations in the remaining outstanding Revolving Letters of Credit and (b) amounts deposited in the Revolving L/C Cash Collateral Account shall be allocated first to cover shortfalls to the extent existing on the last date of actual deposit to the Revolving L/C Cash Collateral Account, or if later, the most recent date of determination pursuant to Section 2.16(b), and second to any additional shortfalls (allocated pro rata among such shortfalls); provided that funds on deposit in the Revolving L/C Cash Collateral Account, if any, may not be applied to fund a Revolving L/C Drawing on an Adverse Alternative Currency Letter of Credit to the extent those funds have been allocated to cover an exposure existing on the last date of deposit to the Revolving L/C Cash Collateral Account if following the application a previously covered exposure is left without cash collateral.

     Section 2.18 Drax Letter of Credit.

     (a) Deemed Issuance of a Drax Letter of Credit. On and as of the Effective Date, the Existing Drax Letter of Credit shall be the Drax Letter of Credit for all purposes hereunder.

     (b) Participations in Drax Letter of Credit. Upon the Effective Date, the Drax LOC Fronting Bank shall be deemed, without further action by any party hereto, to have sold to each Drax LOC Bank (other than the Drax LOC Fronting
Bank) and each Participant, and each such Drax LOC Bank and each such Participant shall be deemed, without further action by any party hereto, to have purchased from the Drax LOC Fronting Bank, a participation in the Drax Letter of Credit and the related Drax LOC Liabilities, in the amount required so that the participations of the Drax LOC Banks (including the Drax LOC Fronting Bank's retained participation) and the Participants therein shall be in proportion to their respective Drax LOC Commitment or their respective participation interests, as the case may be.

     (c) Required Terms for Drax Letter of Credit. The Drax Letter of Credit shall:

          (i) by its terms expire on the Drax Letter of Credit Termination
     Date;

          (ii) have a Drax LOC Available Amount equal to not more than the amount of the Drax LOC Fronting Bank's Drax LOC Commitment;

          (iii) be in a form acceptable to the Drax LOC Fronting Bank; and

          (iv) be available (and the Borrower agrees that it shall use the Drax Letter of Credit and any proceeds in respect thereof) solely to fulfill obligations of AES Drax Limited, AES Drax Holdings Limited, AES Drax Electric Limited and AES Drax Power Limited (formerly named National Power Drax Limited) under the Group Account Agreement dated 30th November, 1999 as amended on 10th April, 2000 and further amended and restated on 2nd August, 2000 (the "Drax Agreement"). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

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                                      58


     (d) Drax L/C Drawings Under the Drax Letter of Credit.

     (i) Upon receipt from the beneficiary of the Drax Letter of Credit of demand for payment under the Drax Letter of Credit, the Drax LOC Fronting Bank shall determine in accordance with the terms of the Drax Letter of Credit whether such request for payment should be honored.

     (ii) If the Drax LOC Fronting Bank determines that a demand for payment by the beneficiary of the Drax Letter of Credit should be honored, the Drax LOC Fronting Bank shall make available to the beneficiary in accordance with the terms of the Drax Letter of Credit the amount of the Drax L/C Drawing under the Drax Letter of Credit. The Drax LOC Fronting Bank shall thereupon promptly notify the Borrower and the Agent of the amount of such Drax L/C Drawing paid by it.

     (e) Reimbursement and Other Payments by the Borrower.

     (i) If any amount is drawn under the Drax Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the Drax LOC Fronting Bank for all amounts paid by the Drax LOC Fronting Bank upon such Drax L/C Drawing, together with any and all reasonable charges and expenses which the Drax LOC Fronting Bank may pay or incur relative to such Drax L/C Drawing and all such amounts due from the Borrower shall bear interest, payable on the date upon which such amounts shall be due and payable, on the amount drawn for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is paid. If the Drax LOC Fronting Bank makes any payment under the Drax Letter of Credit, such payment by the Drax LOC Fronting Bank of such amounts shall constitute for all purposes of this Agreement the making by the Drax LOC Fronting Bank of a Drax Loan to the Borrower in the amount equal to the Dollar equivalent (as determined on the date of such payment) of such payment and such Drax Loan shall constitute the reimbursement by the Borrower of the amounts paid by the Drax LOC Fronting Bank upon the related Drax L/C Drawing. Each such Drax Loan shall initially be made as a Base Rate Loan, subject to the Borrower's right to convert each such Loan to a Euro Dollar Loan pursuant to Section 2.07. In no event shall the aggregate outstanding principal amount of Drax Loans exceed on any date of determination the Dollar equivalent (as determined on such date) of the Drax LOC Fronting Bank's Drax LOC Commitment. Drax Loans are not revolving in nature, and amounts repaid or prepaid in respect thereof may not be reborrowed. The Borrower shall reimburse the Drax LOC Fronting Bank by repaying all outstanding Drax Loans on the Termination Date. Such repayment shall be in addition to the Borrower's payment of Obligations arising under Sections 2.09 and 2.10 hereof.

     (ii) Each payment to be made by the Borrower pursuant to this Section 2.18(e) shall be made, in Federal or other funds immediately available, to the Agent at its address specified in Section 10.01.

     (iii) The Obligations of the Borrower to reimburse the Drax LOC Fronting Bank under this Section 2.18(e) by repaying the Drax Loans shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

          (1) any lack of validity or enforceability of any Financing Document;

          (2) any amendment or waiver of or any consent to departure from any Financing Document (except, in the case of an effective amendment to, waiver of or consent to a departure from any provision of this Agreement, to the extent specified herein);

          (3) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary of the Drax Letter of Credit (or any Person or entity for whom such beneficiary may be acting), the Agent, the Drax LOC Fronting Bank or any other Person or entity, whether in connection with this Agreement, any other Financing Document or any unrelated transaction;

          (4) any statement or any other document presented under the Drax Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (5) payment by the Drax LOC Fronting Bank under any Drax Letter of Credit against presentation of a draft or document which does not comply with the terms of the Drax Letter of Credit; or

          (6) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (f) Payments by Drax LOC Banks and Participants with Respect to the Drax Letter of Credit.

     (i) Each Drax LOC Bank and each Participant shall make available an amount equal to its ratable share of any Drax L/C Drawing under the Drax Letter of Credit, in Federal or other funds immediately available in New York City, to the Drax LOC Fronting Bank by 3:00 P.M. (New York City time) on the date on which such Drax L/C Drawing is made, together with interest on such amount for the period from and including the date of such Drax L/C Drawing to but excluding the date upon which such amount is to be made available at the Federal Funds Rate on the date of such Drax L/C Drawing, at the Drax LOC Fronting Bank's address referred to in Section 10.01. Each Drax LOC Bank and each Participant shall be subrogated to the rights of the Drax LOC Fronting Bank against the Borrower to the extent such payment due from such Drax LOC Bank or such Participant, as the case may be, to the Drax LOC Fronting Bank is paid, plus interest thereon, from and including the day such amount is due from the Drax LOC Bank to such Drax LOC Fronting Bank to but excluding the day the Borrower makes payment to the Drax LOC Fronting Bank in respect of a Drax Loan, whether before or after judgment, at a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate plus the Euro-Dollar Margin.

     (ii) If any Drax LOC Bank or Participant fails to pay any amount required pursuant to subsection (i) of this Section 2.18(f) on the date on which such payment is due, interest, payable on demand, shall accrue on the obligation of such Drax LOC Bank or such Participant, as the case may be, to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Drax LOC Bank or such Participant, as the case may be, makes such payment at a rate per annum equal to the Federal Funds Rate. Any payment made by any Drax LOC Bank or any Participant, as the case may be, after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

     (iii) If the Borrower shall reimburse the Drax LOC Fronting Bank by repaying or prepaying any Drax Loan in respect of any Drax L/C Drawing under the Drax Letter of Credit after the Drax LOC Banks and the Participants shall have made funds available to the Drax LOC Fronting Bank with respect to such Drax L/C Drawing in accordance with subsection (i) of this Section 2.18(f), the Drax LOC Fronting Bank shall promptly upon receipt of such reimbursement distribute to each Drax LOC Bank and each Participant its pro rata share thereof, including interest, to the extent received by the Drax LOC Fronting Bank.

     (iv) The several obligations of the Drax LOC Banks and the Participants to the Drax LOC Fronting Bank hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which any such Drax LOC Bank, any such Participant or any other Person may have against the Agent, the Drax LOC Fronting Bank or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Drax LOC Commitments or the Drax Letter of Credit; (3) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (4) any breach of any Financing Document by any party thereto;
(5) the fact that any condition precedent to the issuance of, or the making of any payment under, the Drax Letter of Credit was not in fact met; (6) any violation or asserted violation of law by any Bank or any affiliate thereof; or
(7) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each payment by each Drax LOC Bank and each Participant to the Drax LOC Fronting Bank for its own account shall be made without any offset, abatement, withholding or reduction whatsoever. If the Drax LOC Fronting Bank is required at any time (whether before or after the Termination Date) to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrower to the Drax LOC Fronting Bank in payment of any Drax Loan or interest thereon upon the insolvency of the Borrower, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to the Borrower, each Drax LOC Bank and each Participant shall, on demand of the Drax LOC Fronting Bank, forthwith return to the Drax LOC Fronting Bank any amounts transferred to such Drax LOC Bank or such Participant, as the case may be, by the Drax LOC Fronting Bank in respect thereof pursuant to this subsection plus such Drax LOC Bank's or such Participant's (as the case may be) pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on the amount so demanded from the day such demand is made, if such demand is made by 2:00 P.M. (New York City time), or from the next following Domestic Business Day, if such demand is made after 2:00 P.M. (New York City time), to but not including the day such amounts are returned by such Drax LOC Bank or such Participant, as the case may be, to the Drax LOC Fronting Bank at a rate per annum for each day equal to (A) the Federal Funds Rate for the day of such demand and (B) the Adjusted London Interbank Offered Rate plus 1% for each day thereafter. Notwithstanding the foregoing or any other provision contained herein, in no event shall any Drax LOC Bank or any Participant be obligated to make any payment to the

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                                      61


Drax LOC Fronting Bank to the extent that such payment would cause such Drax LOC Bank's or such Participant's (as the case may be) pro rata share of the Drax LOC Total Outstandings hereunder to exceed such Drax LOC Bank's Drax LOC Commitment or such Participant's participation interest, as the case may be; provided that the foregoing shall not affect the obligation of the Borrower (which is absolute, unconditional and irrevocable) to reimburse the Drax LOC Fronting Bank for the entire amount of each payment made by the Drax LOC Fronting Bank under the Drax Letter of Credit by repaying each Drax Loan made in respect of each such payment, including any amount thereof that is not paid by any Drax LOC Bank or any Participant to the Drax LOC Fronting Bank (pursuant to this sentence or otherwise).

     (g) Drax Letter of Credit Commission; Issuance Fee.

     (i) Letter of Credit Commission. The Borrower agrees to pay to the Agent a letter of credit commission with respect to the Drax Letter of Credit issued at its request or for its account, computed for each day from and including the date of issuance of the Drax Letter of Credit to but excluding the Drax Letter of Credit Termination Date, at the Drax Letter of Credit Commission Rate on the aggregate amount available for a Drax L/C Drawing under the Drax Letter of Credit from time to time (whether or not any conditions to a Drax L/C Drawing can then be met), such fee to be for the account of the Drax LOC Banks ratable in proportion to their Drax LOC Total Exposures. Such fee shall be payable quarterly in arrears on the last Domestic Business Day of each January, April, July and October and upon the Termination Date.

     (ii) Issuance Fee. The Borrower shall pay to the Drax LOC Fronting Bank for its own account such fees with respect to the Drax Letter of Credit issued by the Drax LOC Fronting Bank as shall have been agreed between the Borrower and the Drax LOC Fronting Bank.

     (iii) Limited Liability of Drax LOC Fronting Bank. As between the Drax LOC Fronting Bank, on the one hand, and the Borrower, on the other, the Borrower assumes all risks of any acts or omissions of the beneficiary and any transferee of the Drax Letter of Credit with respect to its use of the Drax Letter of Credit. Neither the Drax LOC Fronting Bank nor any of its respective employees, officers or directors shall be liable or responsible for: (1) the use which may be made of the Drax Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (3) payment by the Drax LOC Fronting Bank against presentation of documents which do not comply with the terms of the Drax Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Drax Letter of Credit; or (4) any other circumstance whatsoever in making or failing to make payment under the Drax Letter of Credit; provided that the Borrower shall have a claim against the Drax LOC Fronting Bank, and the Drax LOC Fronting Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by the Borrower which are found in a final, unappealable judgment of a court of competent jurisdiction to have been caused by (x) the Drax LOC Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under the Drax Letter of Credit comply with the terms thereof or (y) the Drax LOC Fronting Bank's willful failure to pay, or gross negligence resulting in a failure to pay, any Drax L/C Drawing after the presentation to it by the beneficiary (or any transferee of the Drax Letter of Credit) of a draft and other required documentation strictly complying with the terms and conditions of the Drax Letter of Credit. In furtherance and not in limitation of the foregoing, the Drax LOC Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

     (iv) Drax LOC Fronting Banks and Affiliates. The Drax LOC Fronting Bank shall have the same rights and powers under the Financing Documents as any other Drax LOC Bank and may exercise or refrain from exercising the same as though it were not the Drax LOC Fronting Bank (in each case to the extent the Drax LOC Fronting Bank is also an Drax LOC Bank), and the Drax LOC Fronting Bank and its respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Drax LOC Fronting Bank hereunder.

     (h) Applicability of ISP98. Unless otherwise expressly agreed by the Drax LOC Fronting Bank and the Borrower, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect at the time issuance) shall apply to the Drax Letter of Credit.

     Section 2.19 Drax LOC Cash Collateral Account.

     (a) All amounts required to be deposited as cash collateral with respect to the Drax LOC Liabilities with the Agent pursuant to Section 2.11 or Section
6.03 shall be deposited in a cash collateral account (the "Drax LOC Cash Collateral Account") established by the Borrower with the Collateral Agent, to be held, applied or released for application as provided in this Section 2.19.

     (b) The Borrower hereby grants to the Collateral Agent for the benefit of the Drax LOC Fronting Bank and the other Lender Parties as their respective interests appear, a security interest in, the Borrower's right, title and interest in and to the Drax LOC Cash Collateral Account and all funds and financial assets from time to time credited thereto, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Drax LOC Cash Collateral Account and all of the proceeds of any of the foregoing (the "Drax LOC Collateral"), to secure all of the Borrower's Obligations hereunder and the other Credit Agreement Documents.

     (c) If and when any portion of the Drax LOC Liabilities on which any deposit of cash collateral was based (the "Drax LOC Relevant Contingent Exposure") shall become fixed (a "Drax LOC Direct Exposure") as a result of the payment by the Drax LOC Fronting Bank of a Drax L/C Drawing presented under the Drax Letter of Credit, the amount of such Drax LOC Direct Exposure (but not more than the amount in the Drax LOC Cash Collateral Account at the time) shall be withdrawn by the Collateral Agent from the Drax LOC Cash Collateral Account and shall be paid to the Drax LOC Fronting Bank to be applied against such Drax LOC Direct Exposure and the Drax LOC Relevant Contingent Exposure shall thereupon be reduced by such amount.

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                                      63


     (d) Interest and other payments and distributions made on or with respect to the Drax LOC Collateral held by the Collateral Agent shall be for the account of the Borrower and shall constitute Drax LOC Collateral to be held by the Collateral Agent; provided that the Agent shall have no obligation to invest any of the Drax LOC Collateral on behalf of the Borrower or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Drax LOC Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Drax LOC Collateral in its possession if the Drax LOC Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Drax LOC Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith. All expenses and liabilities incurred by the Collateral Agent in connection with taking, holding and disposing of any Drax LOC Collateral (including customary custody and similar fees with respect to any Drax LOC Collateral held directly by the Collateral Agent) shall be paid by the Borrower from time to time upon demand. Upon an Actionable Default, the Collateral Agent shall be entitled to apply (and, at the request of the Drax LOC Fronting Bank but subject to applicable law, shall apply) the Drax LOC Collateral or the proceeds thereof to payment of any such expenses, liabilities and fees. After the termination of the Drax LOC Commitments of the Drax LOC Banks, the termination of the Drax Letter of Credit, and the repayment of all outstanding Drax Loans and all other Reimbursement Obligations in respect of the Drax Letter of Credit, the Collateral Agent shall transfer the remaining Drax LOC Collateral or the proceeds thereof (the "Excess Drax LOC Collateral") to the Collateral Account. Notwithstanding any other term or provision of this Agreement, and for the avoidance of doubt, the Drax LOC Collateral shall be paid first to the Drax LOC Fronting Bank in satisfaction of Drax LOC Direct Exposures and no Drax LOC Collateral shall be released or disbursed to any party other than the Drax LOC Fronting Bank until the satisfaction of all Drax LOC Liabilities and the termination of the Drax LOC Commitments and the Drax Letter of Credit.

     Section 2.20 Extension of Drax Letter of Credit Termination Date.

     (a) Upon the request of the Borrower and the consent of the Drax Letter of Credit beneficiary, the Drax LOC Fronting Bank shall (i) if the Termination Date at the time of such request is July 15, 2005, extend the Drax Letter of Credit Termination Date to July 15, 2005, and the "Drax Letter of Credit Termination Date" shall mean July 15, 2005 and (ii) if the Termination Date at the time of such request is December 12, 2005, extend the Drax Letter of Credit Termination Date to December 12, 2005, and the "Drax Letter of Credit Termination Date" shall mean December 12, 2005.

     (b) If the Drax Letter of Credit Termination Date is extended to July 15, 2005 pursuant to clause (a)(i) above, upon the request of the Borrower and the consent of the Drax Letter of Credit beneficiary, the Drax LOC Fronting Bank shall extend the Drax Letter of Credit Termination Date to December 12, 2005 and the "Drax Letter of Credit Termination Date" shall mean December 12, 2005 provided that (i) the "Termination Date" shall mean December 12, 2005 at such time and (ii) the Agent has certified to the Drax LOC Fronting Bank prior to the

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                                      64


July 15, 2005 that the 4.50% Junior Subordinated Convertible Debentures have been refinanced to mature on a date after December 12, 2005.

                                  ARTICLE III

                                   CONDITIONS

     Section 3.01 Closing.

     The closing hereunder shall occur when all the following conditions have been satisfied:

          (a) The Borrower shall have paid all accrued fees of the Agent, the Collateral Agent, the Arranger Parties and the Banks and all accrued expenses of the Agent and the Collateral Agent (including, without limitation, all fees and expenses of counsel to the Agent payable pursuant to Section 10.03);

          (b) The Agent shall have received, if requested, duly executed Notes of the Borrower for the account of each Bank that has so requested, dated on or before the Closing Date complying with the provisions of Section 2.04;

          (c) The Agent shall have received (i) an opinion of the General Counsel, International of the Borrower, substantially in the form of Exhibit B-1 hereto, (ii) an opinion of Davis Polk & Wardwell, special counsel for the Borrower, substantially in the form of Exhibit B-2 hereto,
     (iii) opinions of special counsel for certain Subsidiaries of the Borrower in each of the jurisdictions in which the Required Banks may reasonably request, substantially in the form of Exhibit B-3 hereto, (iv) an opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Borrower, substantially in the form of Exhibit B-4 hereto, (v) an opinion of Maples and Calder, Cayman Islands counsel for the Borrower, substantially in the form of Exhibit B-5 hereto, and (vi) an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Borrower, substantially in the form of Exhibit B-6 hereto, each dated the Closing Date (except for the opinions to be delivered pursuant to clause (iii) above which shall be dated on or about the Closing Date) and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) The Agent shall have received an opinion of Shearman & Sterling, special counsel for the Agent, substantially in the form of Exhibit B-7 hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) The Agent shall have received evidence satisfactory to it that all the shares of common stock of the Borrower pledged to secure the obligations of AES EDC under the Existing AES EDC SELLS Facility have been released;

          (f) The Agent shall have received evidence satisfactory to it of the Completion of the Exchange Note Offering;

          (g) The Agent shall have received evidence, satisfactory to it, in the form of pro forma calculations, that the making of Borrowings (including the continuation of certain Loans pursuant to Section 2.01) and the issuance (or deemed issuance) of, and Revolving L/C Drawings and Drax L/C Drawings under, the Revolving Letters of Credit and the Drax Letter of Credit, respectively, under this Agreement are permitted under the terms of the Debt of the Borrower outstanding on the Closing Date;

          (h) The Agent shall have received a Security Agreement in substantially the form of Exhibit C-1 hereto (the "Security Agreement"), and a Collateral Trust Agreement in substantially the form of Exhibit C-2 hereto (the "Collateral Trust Agreement") duly executed by the Borrower, together with:

               (A) Certificates representing the Pledged Stock (as defined in the Security Agreement) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (as defined in the Security Agreement), if any, endorsed in blank or accompanied by undated bond powers executed in blank;

               (B) Copies of UCC-1 financing statements in proper form for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the Security Agreement, covering the Collateral (as defined in the Security Agreement) described in the Security Agreement;

               (C) Completed requests for information, dated on or before the Closing Date, listing effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower as debtor, together with copies of such other financing statements;

               (D) To the extent required by the Security Agreement, the Account Control Agreements and the Securities Account Control Agreements referred to in the Security Agreement, duly executed by each of the parties thereto for the Deposit Accounts listed on
          Schedule V to the Security Agreement and the Securities Accounts listed on Schedule VI to the Security Agreement;

               (E) Evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Agent may deem necessary or desirable in or to perfect the Liens created thereby; and

               (F) Evidence that all other action that the Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, the consent agreements);

          (i) The Agent shall have received a Pledge Agreement in substantially the form of Exhibit C-3 hereto (the "Tranche C Pledge Agreement"), duly executed by AES EDC, together with:

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                                      66


               (A) Certificates representing the EDC Pledged Stock (as defined in the Tranche C Pledge Agreement) accompanied by undated stock powers executed in blank; and

               (B) Evidence of the completion of all other recordings and filings of or with respect to the Tranche C Pledge Agreement that the Agent may deem necessary or desirable in or to perfect the Liens created thereby; and

               (C) Evidence that all other action that the Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the Tranche C Pledge Agreement has been taken.

          (j) The Agent shall have received a Pledge Agreement in substantially the form of Exhibit C-4 hereto (the "BVI Cayman Pledge Agreement"), duly executed by AES BVI II, together with:

               (A) Certificates representing the BVI Pledged Stock (as defined in the BVI Cayman Pledge Agreement) accompanied by undated stock powers executed in blank; and

               (B) Evidence of the completion of all other recordings and filings of or with respect to the BVI Cayman Pledge Agreement that the Agent may deem necessary or desirable in or to perfect and protect the Liens created thereby, including:

                    (i) deposit with the Collateral Trustees all certificates
               and other documents of title relating to the Charged Shares (as defined in the BVI Cayman Pledge Agreement), from time to time,

                    (ii) deliver to the Collateral Trustees:

                         (A) original share certificates in respect of the
                    Charged Shares,

                         (B) blank, signed and undated transfer in respect of
                    the Charged Shares, and

                         (C) shareholder proxy in favor of the Collateral
                    Trustees; and

                         (D) Evidence that all other action that the Agent may
                    deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the BVI Cayman Pledge Agreement has been taken.

          (k) The Agent shall have received copies of the resolutions of the Board of Directors (or, in the case of any limited liability companies, Board of Representatives or the equivalent) of each Loan Party authorizing the execution, delivery and performance

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                                      67


     by such Loan Party of the Financing Documents to which it is a party, certified by a duly authorized officer of such Loan Party (which certificate shall state that such resolutions are in full force and effect on the Closing Date);

          (l) The Agent shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for each Loan Party, if necessary, to enter into the Financing Documents to which it is a party;

          (m) The Agent shall have received a certificate of a duly authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Financing Documents to which it is a party and the other documents to be delivered by such Loan Party hereunder;

          (n) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the Closing Date, to the effect that: (i) the representations and warranties contained in Article 4 hereof are true and correct on and as of the Closing Date as though made on and as of such date; and (ii) no Default has occurred and is continuing or would result from the issuance of the Revolving Letters of Credit requested by the Borrower to be issued on such date (including, without limitation, the deemed issuance of the Revolving Letters of Credit pursuant to the second sentence of Section 2.03(a) and the deemed issuance of the Drax Letter of Credit pursuant to Section 2.18(a)) and the Borrowings (including, without limitation, the continuation of certain Loans pursuant to Section 2.01) requested by the Borrower to be made on such date;

          (o) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower to the effect that the execution, delivery and performance by each Loan Party of the Financing Documents to which it is a party are within such Loan Party's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and other filings required to perfect security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower or of AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents) provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual parties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries;

          (p) The Agent shall have received all documents it may reasonably request relating to the existence of the Loan Parties, the corporate or other organizational authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          (q) The Agent shall have received evidence satisfactory to it that the Banc of America Secured Option has been entered into by the Borrower and Banc of America Securities LLC.

          (r) The Agent shall have received evidence satisfactory to it that the Borrower's limited partnership interest in Global Power Holdings, C.V., a Dutch partnership, has been transferred to GPH Holdings, LLC, a Delaware limited liability company.

     The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02 Extension of Credit.

     The obligation of each Bank to make a Loan on the occasion of each Borrowing (including the continuation of certain Loans pursuant to Section 2.01) and the obligation of a Revolving Fronting Bank to issue a Revolving Letter of Credit on the occasion of each request therefor by the Borrower shall in each case be subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of a Notice of Borrowing (except in the case of the continuation of certain Loans pursuant to Section 2.01 or the deemed issuance of Revolving Letters of Credit pursuant to the second sentence of Section 2.03(a) or the deemed issuance of the Drax Letter of Credit pursuant to Section 2.18(a)) or a Notice of Issuance as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Extension of Credit, after giving effect to all direct and indirect applications of the proceeds of such Extension of Credit made substantially simultaneously with the extension thereof, the aggregate Total Outstandings of any Revolving Credit Loan Bank will not exceed its Revolving Credit Loan Commitment;

          (c) the fact that the making of the Borrowings, the continuation of certain Loans and the issuance of, and the Revolving L/C Drawings and the Drax L/C Drawings under, the Revolving Letters of Credit and the Drax Letter of Credit, respectively, under this Agreement are permitted under the terms of the Debt of the Borrower outstanding as of the date of the making of such Loan or the issuance of, and the Revolving L/C Drawings and the Drax L/C Drawings under such Revolving Letter of Credit or the Drax Letter of Credit, as applicable;

          (d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

          (e) the fact that the representations and warranties of the Obligors contained in the Financing Documents (except (i) in the case of a Refunding Borrowing, the representations and warranties set forth in
     Section 4.05(b) and 4.06 as to any matter which has heretofore been disclosed in writing by the Borrower to the Bank Parties and (ii) in the case of the representations and warranties set forth in Section 4.16 which shall be true on and as of the date hereof) shall be true on and as of the date of such Extension of Credit.

     Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (b) through (e) of this Section.

                                   ARTICLE IV

                                 REPRESENTATIONS

     The Borrower represents and warrants that:

     Section 4.01 Corporate Existence and Power.

     Each Loan Party is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and in good standing under the laws of the jurisdiction of its incorporation (or formation) and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02 Corporate and Governmental Authorization and Filings; No Contravention.

     (a) The execution, delivery and performance by each Loan Party of the Financing Documents to which it is a party are within such Loan Party's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and other filings required to perfect security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower, AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents).

     (b) Upon (i) the filing of UCC-1 financing statements in the form attached to the Security Agreement and the Tranche C Pledge Agreement with the offices of the Secretary of State of the State of Delaware, (ii) the entry by AES BVI II of the particulars of the BVI Cayman Pledge Agreement in its register of mortgages and charges and the submission by AES BVI II for registration a copy of its completed register of mortgages and charges to the Registrar of Companies in

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                                       70


the British Virgin Islands and (iii) certain filings required by the Collateral Documents to be made, all filings and other actions necessary to perfect the security interest granted by each Loan Party in the Collateral created under the Collateral Documents will have been duly made or taken and are in full force and effect, and (w) the Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such filings and other actions, perfected first priority security interest in the Security Agreement Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations, and
(x) the BVI Cayman Pledge Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such other actions, perfected first priority security interests in the BVI Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations, (y) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders, a valid and, together with such filings and other actions, perfected first priority security interest in the Additional Collateral Trust Agreement Collateral, and (z) the Tranche C Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Tranche C Secured Parties a valid and, together with such filings and other actions, perfected first priority security interests in the Tranche C Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Tranche C Secured Obligations, and in each case all filings and other actions necessary to perfect such security interests have been duly taken; provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries. The Borrower is the legal and beneficial owner of the Security Agreement Collateral and the Additional Collateral Trust Agreement Collateral, AES BVI II is the legal and beneficial owner of the BVI Collateral and AES EDC is the legal and beneficial owner of the Tranche C Collateral, in each case free and clear of any Lien, except for Liens permitted by the Financing Documents.

     Section 4.03 Compliance with Laws.

     The Borrower is and each of its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

     Section 4.04 Binding Effect.

     This Agreement constitutes a valid and binding agreement of each Obligor and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each Loan Party that is a party thereto, in each case enforceable in accordance with its terms.


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                                       71


     Section 4.05 Financial Information.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Form 10-K, a copy of which has been delivered to each of the Bank Parties, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) Except for Disclosed Matters, since December 31, 2001 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.06 Litigation.

     Except for Disclosed Matters, there is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the legality, validity or enforceability of any Financing Document, and there shall have been no change in the status of, or in the financial effect on the Borrower or its Subsidiaries from the actions, suits, investigations, litigations or proceedings set forth in the Disclosed Matters that could reasonably be expected to have a Material Adverse Effect.

     Section 4.07 Compliance with ERISA.

     Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan; (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (c) incurred any liability in excess of $100,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.08 Environmental Matters.

     (a) In the ordinary course of its business, each of the Borrower and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower or such Subsidiary, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required for investigation, to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances by the Borrower or its Subsidiaries, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     (b) There are no facts, circumstances or conditions that are reasonably likely to result in liabilities arising under Environmental Laws that could have a material adverse effect on the business, financial conditions, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.09 Taxes.

     United States Federal income tax returns of the Borrower and its Subsidiaries and any other material tax returns filed by them have been examined and closed (other than for the limited purposes of net operating loss carry-forwards) through the fiscal year ended December 31, 1998, there are no ongoing or pending tax audits or examinations, and no deficiencies or other claims for unpaid taxes are proposed in respect of any taxes due from the Borrower, its Subsidiaries or any Material AES Entity that could have a Material Adverse Effect. The Borrower, its Subsidiaries and all Material AES Entities have filed all United States Federal income tax returns and the Borrower, its Subsidiaries and all Material AES Entities have filed all other material tax returns which are required to be filed by them, all such United States Federal income tax returns and all such other material returns are true, correct and complete in all material respects and all taxes due as indicated on such returns or pursuant to any assessment received by the Borrower or any Subsidiary or any Material AES Entity have been paid, other than any such taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principals. The charges, accruals and reserves on the books of the Borrower, its Subsidiaries and all Material AES Entities in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.10 Material AES Entities.

     Each Material AES Entity is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and (other than any Material AES Entity that is not incorporated under the laws of the United States or any political subdivision thereof) in good standing under the laws of its jurisdiction of incorporation (or jurisdiction of formation, as applicable). Each Material AES Entity has all corporate or other organizational powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as proposed to be conducted and has all governmental licenses, authorizations, consents and approvals required to have been obtained prior to the date hereof and which are material to the operation of its business as proposed to be conducted, except to the extent that the failure to obtain any such license, authorization, consent or approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.11 Not an Investment Company.

     None of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.12 Public Utility Holding Company Act.

     Neither the Borrower nor any of its Subsidiaries is subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a subsidiary or holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), except that the Borrower and certain of its Subsidiaries are exempt holding companies under Section 3(a) of PUHCA by order of the Securities and Exchange Commission.

     Section 4.13 Full Disclosure.

     All information heretofore furnished by the Borrower to the Agent or any Bank Party for purposes of or in connection with any Financing Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank Party will be, true and accurate in all material respects on the date as of which such information is stated or certified in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole and with the Disclosed Matters); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Bank Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Bank Parties, in the Disclosed Matters or otherwise in writing, any and all facts specific to the Borrower and its Subsidiaries and known as of the date hereof to a responsible officer of the Borrower that could reasonably be expected to result in a Material Adverse Effect, which materially and adversely affect or may affect (to the extent any Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

     Section 4.14 Collateral Documents and Collateral.

     (a) (i) The execution, delivery, recordation, filing or performance by the Borrower, AES BVI II and AES EDC of the Collateral Documents; (ii) the grant by the Borrower, AES BVI II and AES EDC of the Liens granted by each of them pursuant to the Collateral Documents; (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) and (iv) the exercise by the Collateral Trustees or the Collateral Agent, as the case may be, of its remedies in respect of the Collateral pursuant to the Collateral Documents, will not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other than such filings required in order to perfect any security interest granted by the Collateral Documents and other than any consent, approval, authorization, order, notice or filing the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Borrower, AES BVI II, AES EDC or any of the other Pledged Subsidiaries or any agreement, indenture or other instrument to which the Borrower, AES BVI II, AES EDC or any of the other Pledged Subsidiaries is a party or by which the Borrower, AES BVI II, AES EDC or any of the other Pledged Subsidiaries or the Borrower's, AES BVI II's or AES EDC's or the other Pledged Subsidiaries' respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Borrower, AES BVI II, AES EDC, any of the other Pledged Subsidiaries or the Borrower's, AES BVI II's or the other Pledged Subsidiaries' respective property except for any violation, breach, conflict or default that could not reasonably be expected to have a Material Adverse Effect and except that in each of the foregoing cases any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, one or more Subsidiaries and failure to obtain such approval or consent could result in a default under, or a breach of, agreements or other legal obligations of such Subsidiaries.

     (b) Each of the representations and warranties of the Borrower, AES BVI II and AES EDC contained in the Collateral Documents is true and correct.

     (c) Set forth on Schedule I hereto is a complete and accurate list of all Pledged Subsidiaries, showing as of the date hereof (as to each such Pledged Subsidiary) its legal name, its jurisdiction of incorporation, the type and number of shares of each class of its Equity Interests authorized, and the type and number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Borrower and the certificate number corresponding to each such Equity Interest. All of the outstanding Equity Interests to be pledged to the Collateral Trustees for the benefit of the Secured Holders pursuant to the Security Agreement and the BVI Cayman Pledge Agreement in each Pledged Subsidiary have been validly issued, are fully paid and non-assessable and are owned by the Borrower or AES BVI II, as applicable, free and clear of all Liens, except those created under the Financing Documents.

     (d) Set forth on Schedule II hereto is a complete and accurate list of all assigned agreements of the Borrower and its Subsidiaries (the "Assigned Agreements"), showing as of the date hereof the parties, subject matter and term thereof. Each such Assigned Agreement has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is valid and binding upon and enforceable against all parties thereto, are in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability and there exists no default under any Assigned Agreement by any party thereto.

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                                       75


     Section 4.15 Existing Revolving Letters of Credit.

     Appendix V hereto identifies each Existing Revolving Letter of Credit outstanding as of the date hereof and as of the Effective Date.

     Section 4.16 Solvency.

     Each of AES BVI II, AES EDC, AES Oklahoma, AES Hawaii and AES Warrior Run is, individually, and together with its Subsidiaries, taken as a whole, Solvent as of the date hereof.

     Section 4.17 Pledged Subsidiaries.

     Other than the Non-Pledged Subsidiaries, the Pledged Subsidiaries listed on
Schedule I hereto most recently delivered to the Bank Parties in accordance with
Section 5.01(l), are, as of the date set forth on such Schedule, all of the direct Subsidiaries of the Borrower and all of the direct Subsidiaries of AES BVI II.

     Section 4.18 Qualified Holding Companies Debt.

     None of the Qualified Holding Companies is an obligor or a contingent obligor on any of the Debt permitted by Section 5.07(b)(iii) or a contingent obligor on any of the Debt permitted by Section 5.07(a)(ii), other than Debt permitted by the definition of "Qualified Holding Company".

     Section 4.19 Banks Parties. Each of the lenders party to the Existing Bank Credit Agreements immediately prior to the Closing Date is a Bank Party party to this Agreement as of the Closing Date.

                                   ARTICLE V

                                   COVENANTS

     The Borrower agrees that, so long as any Loan or any other Obligation of any Loan Party under any Financing Document shall remain unpaid or any Revolving Credit Loan Bank has any Revolving Credit Loan Commitment hereunder or any amount payable under any Note remains unpaid or any Revolving Letter of Credit or the Drax Letter of Credit or any Reimbursement Obligation remains outstanding:

     Section 5.01 Information.

     The Borrower will deliver to each of the Bank Parties (it being understood that delivery to the Agent and the posting by the Agent of each of the following items on an electronic website shall constitute delivery to each of the Bank Parties, and the Agent hereby agrees to post on an electronic website or otherwise distribute to the Bank Parties any such item delivered by the Borrower to the Agent):

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of each Obligor as of the end of such fiscal year, an unconsolidated balance sheet of the Borrower as of the end of such fiscal year, the related consolidated, consolidating and unconsolidated (as applicable) statements of operations for such fiscal year and the related consolidated and unconsolidated statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, said consolidated financial statements to be reported on, in a manner acceptable to the Securities and Exchange Commission, by Deloitte & Touche or other independent public accountants of nationally recognized standing and such consolidating and unconsolidated financial statements to be certified as to fairness of presentation, generally accepted accounting principles (other than failure to consolidate) and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of each Obligor as of the end of such quarter and an unconsolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related consolidated and unconsolidated statements of operations for such quarter and for the portion of such Obligor's fiscal year ended at the end of such quarter and the related consolidated and unconsolidated statements of cash flows for the portion of such Obligor's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of such Obligor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

          (c) (1) as soon as available and in any event no later than the date on which financial statements are required to be delivered pursuant to clause (a) and (b) above, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of cash flow statements on a monthly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the Termination Date and (2) as soon as available and in any event no later than the date financial statements are required to be delivered pursuant to clause (a) and (b) above, a statement of the monthly cash flows to the Borrower of each Subsidiary of the Borrower for each of the twelve months ending prior to the date of such financial statements;

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.09, 5.11, 5.12, 5.13,
     5.14 and 5.16 on the date of such financial statements; (ii) stating to the knowledge of the Borrower whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or


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                                       77


     proposes to take with respect thereto and (iii) accompanied by a schedule setting forth in reasonable detail a description, including, where applicable, the expected and maximum dollar amounts thereof, of all material contingent liabilities not disclosed in such financial statements;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention as a result of their audit (which was not directed primarily toward obtaining knowledge of noncompliance) to cause them to believe that the Borrower has failed to comply with the terms, covenants, provisions or conditions as they relate to accounting of financial matters addressed in Sections 5.07 to 5.18, inclusive, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above;

          (f) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief executive officer, president, executive vice-president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the applicable member of the ERISA Group is required or proposes to take;

          (j) not less than one day prior to the anticipated receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds from any Asset Sale, issuance of Debt or Equity Issuance, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth (i) a description of the transaction giving rise to such Net Cash Proceeds, (ii) the date or dates upon which such Net Cash Proceeds are anticipated to be received by the Borrower or such Subsidiary, (iii) the amount of Net Cash Proceeds anticipated to be received on such date or each of such dates (together with a schedule detailing the calculations necessary to determine the amount of Net Cash Proceeds), (iv) the amount of such Net Cash Proceeds that is anticipated to prepay the Loans and cash collateralize the Drax Letter of Credit Facility and (v) in the case of the receipt by a Subsidiary of any such Net Cash Proceeds, in the event that such Subsidiary is unable to transfer such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents, such certificate shall also set forth a reasonably detailed explanation of the circumstances preventing such Subsidiary from transferring such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents;

          (k) promptly after receipt by the Borrower or any Subsidiary of the Borrower, a copy of each complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a material violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Borrower, any of its Subsidiaries or any Material AES Entity, or due to the operations or activities of the Borrower, any Subsidiary of the Borrower, any Material AES Entity or any other Person on or in connection with any such property or any part thereof,

          (l) simultaneously with the delivery of each set of financial statements referred to in clause (a) and (b) above, (1) a revised Schedule I showing as of the last day of such quarter all of the direct Subsidiaries of the Borrower and AES BVI II (other than Non-Pledged Subsidiaries) and
     (2) a revised Schedule IV showing as of the last day of such quarter all the Subsidiaries of the Borrower whose assets consist only of any of the Excluded Power Projects and direct or indirect Investments therein, and

          (m) promptly upon request thereof, deliver to the Agent and the Collateral Trustees (A) a list setting forth, for each Secured Agreement,
     (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees (if any) thereunder, (iv) the names of the Representatives (as defined in the Collateral Trust Agreement) and of the Secured Holders (to the extent known to the Borrower) thereunder, and all other unpaid amounts thereunder known to the Borrower, owing to each such Representative, for its own account and on behalf of such Secured Holders and (v) such other information regarding the Representatives, such Secured Holders and the Secured Agreements as the Agent may reasonably request and
     (B) the Payment Information (as defined in the Collateral Trust Agreement).

          (n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank Party, may reasonably request.

     Section 5.02 Payment of Obligations.

     The Borrower will pay and discharge, and will cause each Subsidiary Guarantor (other than AES Southland and AES Warrior Run), IPALCO and Cilcorp (in each case, for so long as each Person is a Subsidiary of the Borrower) to pay and discharge, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary of the Borrower to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section 5.03 Maintenance of Property; Insurance.

     (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to each Bank Party upon request information presented in reasonable detail as to the insurance so carried.

     Section 5.04 Conduct of Business and Maintenance of Existence.

     The Borrower (a) will continue, and will cause each of AES BVI II, the Material AES Entities and the Pledged Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries; (b) will continue, and will cause AES BVI II, each Material AES Entity and each Pledged Subsidiary to continue, to operate their respective businesses on a basis substantially consistent with the policies and standards of the Borrower, AES BVI II or such Material AES Entity or such Pledged Subsidiary as in effect on the date hereof and (c) will preserve, renew and keep in full force and effect, and will cause AES BVI II, each Material AES Entity and each Pledged Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the Person surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto (x) no Default shall have occurred and be continuing, (y) neither the Borrower or any Subsidiary Guarantor shall be liable for any Debt of such Subsidiary except to the extent it was liable for such Debt prior to giving effect to such merger and (z) the transaction is otherwise permitted by Section 5.11, (ii) any asset disposition by the Borrower or any of its Subsidiaries permitted by Section 5.19 and (iii) the termination of the corporate existence of any Subsidiary (other than a Subsidiary Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank Parties.

     Section 5.05 Compliance with Laws.

     The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) (a) except for such non-compliance as would result solely in the payment of monetary compensation by the Borrower or such Subsidiary in an amount not to exceed $200,000 for each such non-compliance and (b) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings (and the pendency of such proceedings themselves shall not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole).

     Section 5.06 Inspection of Property, Books and Records.

     The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant AES Entity to permit, representatives of any Bank Party at such Bank Party's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.07 Limitation on Debt.

     The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, incur, assume, create or suffer to exist any Debt, except for:

     (a) in the case of the Borrower:

          (i) Debt under the Financing Documents;

          (ii) Debt existing on the date hereof and set forth on Schedule VI;

          (iii) Debt incurred to refinance, replace, refund or extend the Old Securities that were not tendered in the Exchange Note Offering (the "Remaining Old Securities"), provided that (v) the aggregate principal amount of such Debt shall not be greater than the aggregate principal amount of the Remaining Old Securities, (w) the Borrower and AES BVI II (to the extent set forth in the Financing Documents) shall be the only direct or contingent obligors in respect of such Debt provided that if, after the date hereof any additional Subsidiaries of the Borrower Guarantee the Borrower's Obligations hereunder, such Subsidiaries may also be contingent obligors in respect of such Debt, (x) the final maturity of such Debt is on or later than December 12, 2005, (y) the material terms taken as a whole of any such Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Obligors or the Bank Parties than the terms of any agreement or instrument governing the Senior Secured Exchange Notes and (z) the interest rate applicable to any such Debt does not exceed the then applicable market interest rate;

          (iv) Debt issued in exchange for any of the Debt permitted by Section 5.07(a)(ii) (the "Exchanged Debt"), provided that (v) the aggregate principal amount of such Debt on the date of such exchange shall not be greater than the aggregate principal amount of the Exchanged Debt, (w) the final maturity of such Debt shall in no event be prior to December 12, 2005, (x) such Debt shall not contain any Payment Restriction more restrictive than the Payment Restrictions contained in the Exchanged Debt,
     (y) the parties to whom such Debt is owed are the same as the parties to whom the Exchanged Debt was owed on the date of such exchange and (z) the annual interest payable in cash during any calendar year ending on or prior to December 31, 2005 in respect of such Debt shall not be greater than the interest payable in cash during such calendar year in respect of the Exchanged Debt;

          (v) Debt representing a refinancing, replacement or refunding of Debt permitted by Section 5.07(a)(ii) whose final maturity date is prior to December 12, 2005; provided that:

               (A) (w) the aggregate principal amount of such Debt outstanding or available will not exceed the principal amount outstanding or available at the time of such refinancing, replacement or refunding (plus fees and expenses, including any premium and defeasance costs relating to such refinancing, replacement or refunding), (x) the final maturity of such Debt is later than December 12, 2005, (y) such Debt shall not contain any Payment Restriction more restrictive than the Payment Restrictions contained in the Debt being refinanced, replaced or refunded and (z) the interest rate applicable to any such refinancing, replacement or refunding Debt does not exceed the then applicable market interest rate; and

               (B) no obligor shall be liable for any such Debt except to the extent that it was liable for the Debt so refinanced, replaced or refunded.

          (vi) Debt owing by the Borrower to a Consolidated Subsidiary of the Borrower so long as such Debt is subordinated on terms reasonably satisfactory to the Agent to the Debt of the Borrower under the Financing Documents;

          (vii) any Lien permitted by Section 5.10 that constitutes Debt not otherwise permitted by this Section;

          (viii) Letters of credit, surety bonds, Guarantees and performance bonds supporting obligations of Subsidiaries so long as, after giving effect to such letters of credit, surety bonds, Guarantees and performance bonds (and the Investments represented thereby), the Borrower would be in compliance with Section 5.16;

          (ix) the Sul Guarantee;

          (x) other Debt, in the aggregate, not to exceed at any one time outstanding $225,000,000 so long as (i) the final maturity of such Debt shall in no event be prior to December 12, 2005 and (ii) such Debt shall not have any scheduled amortization prior to December 12, 2005; provided that if the Debt permitted under this clause (x) is incurred to refinance, replace, refund or extend any Debt, such Debt may be incurred to only refinance, replace, refund or extend the Debt outstanding under the AES N.Y. Funding Credit Facility; provided, further that if the Debt permitted under this Section 5.07(a)(x) is not used for the purposes set forth in the immediately preceding proviso, and if the aggregate amount of cash and Temporary Cash Investments of the Borrower and the aggregate Unused Revolving Credit Loan Commitments is equal to or greater than $200,000,000 on the Business Day immediately preceding the incurrence of such Debt, only $75,000,000 of such other Debt shall be permitted by this Section 5.07(a)(x).

          (xi) Debt incurred to refinance, replace, refund or extend any or all of the Debt of the Borrower under the Financing Documents, provided that
     (u) the aggregate principal amount of such Debt shall not be greater than the aggregate principal amount of the Debt being refinanced, replaced, refunded or extended, (v) the Obligors shall be the only direct or contingent obligors in respect of such Debt solely to the extent such Obligor is liable in respect of the Debt being refinanced, replaced, refunded or extended, provided that if, after the date hereof any additional Subsidiaries of the Borrower Guarantee the Borrower's Obligations hereunder, such Subsidiaries may also be contingent obligors in respect of such Debt, (w) the final maturity of such Debt is later than December 12, 2005, (x) the material terms taken as a whole of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Obligors or the Bank Parties than the terms hereof, (y) the interest rate applicable to such Debt does not exceed the then applicable market interest rate and (z) the Net Cash Proceeds from the incurrence of such Debt shall be applied as set forth in Section 2.11(b)(iv);

          (xii) Debt incurred as a bridge financing for a proposed Asset Sale, provided that (x) the only direct or contingent obligor in respect of such Debt is the holder of the asset that is the subject of such Asset Sale, (y) the interest rate applicable to such Debt does not exceed the then applicable market interest rate and (z) the Net Cash Proceeds from the incurrence of such Debt shall be applied as set forth in Section 2.11(b);

          (xiii) Debt incurred to refinance, replace or refund any of the obligations arising in respect of the Existing Trust Preferred Securities, provided that (x) the only direct or contingent obligor in respect of such Debt is the Borrower, (y) the annual interest payable in cash during any calendar year ending on or prior to December 31, 2005 in respect of such Debt shall not be greater than the interest payable during such calendar year in respect of the Existing Trust Preferred Securities being refinanced, replaced or refunded and (z) the final maturity of such Debt shall be later than December 12, 2005; and

          (xiv) the Lake Worth Letter of Credit.

     (b) in the case of the Borrower's Subsidiaries:

          (i) Guarantees of Debt of the Borrower under the Financing Documents, Debt permitted by clause (a)(iii) above, the Senior Secured Exchange Notes and Debt permitted by clause (a)(xii) above (it being understood that if, after the date hereof, any Subsidiary (other than the Subsidiary Guarantors and any Subsidiary of the Subsidiary Guarantors) Guarantees the Debt of the Borrower under the Financing Documents, such Subsidiary may also Guarantee the Debt permitted by clause (a)(iii) above, the Senior Secured Exchange Notes and the Debt permitted by clause (a)(xii) above);

          (ii) Debt incurred by a Subsidiary:

               (x) to finance the on-going construction, operation, maintenance (including modifications and upgrades to comply with applicable laws and regulations) or working capital requirements (including letters of credit or guarantees to fund debt service reserve accounts or similar accounts or for the benefit of power purchase agreements or commodity hedging counterparties) of a Power Supply Business or other business owned, operated or managed (including on a joint basis with others), directly or indirectly, by the Borrower (an "AES Business"); and

               (y) that is not also the Debt of any other Subsidiary with an interest in any other AES Business (except for Debt incurred or assumed by Intermediate Holding Companies which, at the time such Debt was incurred or assumed, in the aggregate, contributed less than 50% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters);

          provided, however, that (A) the Subsidiaries listed on Schedule 5.07(b)(ii) hereto can incur Debt pursuant to this Section 5.07(b)(ii) in the amounts and for the purposes set forth on such Schedule and (B) each Subsidiary can incur Debt pursuant to this Section 5.07(b)(ii) in an aggregate amount up to 10% of the aggregate amount of Debt of such Subsidiary outstanding on the Closing Date; provided, further that with respect to clause (A) in the immediately preceding proviso, to the extent that the Debt incurred pursuant to this Section 5.07(b)(ii) is not used for the purposes set forth on Schedule 5.07(b)(ii) for such Debt, unless such Debt is permitted by another provision hereunder, the portion of Net Cash Proceeds of such Debt not used for such purposes shall be received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and such Net Cash Proceeds shall be applied to prepay the Debt hereunder pursuant to and in the amounts and order of priority set forth in Section 2.11(b);

               (iii) Debt existing on the date hereof;

               (iv) Debt incurred by a Subsidiary as a bridge financing for a proposed Asset Sale, provided that (x) the only direct or contingent obligor in respect of such Debt is the holder of the asset that is the subject of such Asset Sale, (y) the interest rate applicable to such Debt does not exceed the then applicable market interest rate and (z) the Net Cash Proceeds from the incurrence of such Debt shall be applied as set forth in Section 2.11(b);

               (v) Debt owing to the Borrower or a Consolidated Subsidiary of the Borrower; provided that Debt owed to the Borrower shall constitute Pledged Debt (to the extent such Debtor is required to pledge such Debt pursuant to the Collateral Documents) and delivered to the Collateral Trustees pursuant to the terms of the Security Agreement; provided further that except for Pledged Debt or Debt between Qualified Holding Companies whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents, Debt owing to a Consolidated Subsidiary of the Borrower that is a Pledged Subsidiary or a Subsidiary of a Pledged Subsidiary shall only be permitted if (x) (1) the obligor of such Debt is either a direct or indirect Subsidiary of such Consolidated Subsidiary or directly or indirectly owns such Consolidated Subsidiary, (2) the obligor of such Debt is a Domestic Subsidiary and such Consolidated Subsidiary is a Domestic Subsidiary or (3) the obligor of such Debt is a Foreign Subsidiary and such Consolidated Subsidiary is a Foreign Subsidiary, and (y) any such Debt is permitted under Section 5.16;

               (vi) Debt incurred by a Subsidiary, the Net Cash Proceeds of which are received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and (x) in the case of Debt incurred by IPALCO, an amount equal to the Banks' Ratable Share of 100% of such Net Cash Proceeds and (y) in the case of any other Subsidiary, an amount equal to the Banks' Ratable share of 75% of such Net Cash Proceeds are applied to prepay the Debt hereunder pursuant to and in the amount and order of priority set forth in Section 2.11(b); provided, however that (A) none of the Subsidiary Guarantors or Cilcorp or any of their respectively owned Subsidiaries can incur Debt pursuant to this Section 5.07(b)(vi);

               (vii) Debt representing a refinancing, replacement or refunding of Debt permitted by clauses (b)(ii), (b)(iii), (b)(iv), (b)(vi),
          (b)(viii) and (b)(ix) above; provided that:

                    (A) (w) the aggregate principal amount of such Debt
               outstanding or available will not exceed the principal amount outstanding or available at the time of such refinancing, replacement or refunding (plus fees and expenses, including any premium and defeasance costs) relating to such refinancing, replacement or refunding, (x) the final maturity of such Debt is later than the final maturity of the Debt being refinanced, replaced or refunded unless the holders of the Debt being refinanced, replaced or refunded can accelerate the final maturity date thereof, (y) the Payment Restrictions in such Debt
               (1) shall be no more restrictive than the Payment Restrictions contained in the Debt being refinanced, replaced or refunded or
               (2) in the opinion of the Borrower, are consistent with customary market terms for a financing of its nature and do not adversely affect the ability of the Borrower to meet its payment Obligations under the Financing Documents and (z) the interest rate applicable to any such refinancing, replacement, refunding or extending Debt does not exceed the then applicable market interest rate;

                    (B) after giving effect to the issuance of such Debt, no
               Default shall have occurred and be continuing under Section 5.16(b); and

                    (C) if any Debt being refinanced, replaced or refunded is
               subordinated to the Debt of any Subsidiary Guarantor, such Debt shall be subordinated at least to the same extent; and

          (viii) Debt incurred by a Revolving Credit Loan/Tranche A Term Loan Guarantor or any of its Subsidiaries, so long as the Net Cash Proceeds of such Debt are received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and (x) until the Tranche A Term Loan Facility is repaid in full and the Revolving Credit Loan Facility is repaid in full and the Revolving Credit Loan Commitments are permanently reduced to zero, an amount equal to the Banks' Ratable Share of 100% of such Net Cash Proceeds and (y) at any time thereafter, an amount equal to the Banks' Ratable Share of 75% of such Net Cash Proceeds are applied to prepay the Debt hereunder pursuant to Section 2.11(b)(ii) and (vi).

          (ix) Debt incurred by the Tranche C Guarantor or any of its Subsidiaries, so long as the Net Cash Proceeds of such Debt are received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and (x) until the Tranche C Term Loan Facility is repaid in full, an amount equal to the Banks' Ratable Share of 100% of such Net Cash Proceeds and (y) at any time thereafter, an amount equal to the Banks' Ratable Share of 75% of such Net Cash Proceeds are applied to prepay the Debt hereunder pursuant to and in the amount and order of priority set forth in Section 2.11(b)(iii) and (vi).

          (x) any Lien permitted by Section 5.10 that constitutes Debt not otherwise permitted by this Section 5.07.

     Notwithstanding any of the foregoing in this Section 5.07(b), in no event shall Qualified Holding Companies incur any Debt other than Debt permitted by the definition of "Qualified Holding Company."

     Section 5.08 Use of Proceeds.

     The proceeds of the Loans made (or deemed to be continued), the Revolving Letters of Credit issued (or deemed issued) under this Agreement will be used by the Borrower for working capital and other general corporate purposes. The proceeds of the Drax Letter of Credit deemed to be issued under this Agreement shall be used solely for the purposes described in Section 2.19(c)(iv). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 5.09 Restricted Payments.

     (a) The Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, except (A) the Borrower may declare and pay cash dividends to the holders of the Existing Trust Preferred Securities and refinance, replace or refund any of the Obligations arising in respect of the Existing Trust Preferred Securities as provided in Section 5.07(a)(xiii) and (B) AES New York Funding, L.L.C. may acquire Equity Interests in the Borrower to the extent required under the AES N.Y. Funding Credit Facility.

     (b) Notwithstanding Section 5.09(a) above, so long as any Revolving Credit Loan/Tranche A Term Loan Obligation remains outstanding, no Revolving Credit Loan/Tranche A Term Loan Guarantor will, without the prior written consent of the Required Revolving Credit Loan Banks and the Required Tranche A Term Loan Banks, if, and for so long as, an Actionable Default shall have occurred and be continuing, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of such Revolving Credit Loan/Tranche A Term Loan Guarantor (other than stock splits and dividends payable solely in equity securities of such Revolving Credit Loan/Tranche A Term Loan Guarantor), or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so), any shares of any class of capital stock of such Subsidiary Guarantor or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (ii) make any Investment in or otherwise advance any funds to the Borrower, or, except as may be required by the Shady Point Financing Documents, any Subsidiary of the Borrower; and

     (c) Notwithstanding Section 5.09(a) above, so long as any Tranche C Term Loan Obligation remains outstanding, Tranche C Term Loan Guarantor will not, without the prior written consent of the Required Tranche C Term Loan Banks, if, and for so long as, an Actionable Default shall have occurred and be continuing, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Tranche C Term Loan Guarantor (other than stock splits and dividends payable solely in equity securities of Tranche C Term Loan Guarantor), or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so), any shares of any class of capital stock of such Subsidiary Guarantor or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (ii) make any Investment in or otherwise advance any funds to the Borrower.

     Section 5.10 Negative Pledge.

     Neither the Borrower nor any Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens created under the Financing Documents;

          (b) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

          (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

          (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (e) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event; provided that such Lien shall not attach to any asset held by the Borrower or any Subsidiary of the Borrower immediately prior to such merger or consolidation;

          (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (m) or (n) of this Section; provided that such Debt is not increased and is not secured by any additional assets (other than, in the case of Debt permitted under Section 5.07(b)(vii), Liens on assets of any Subsidiary permitted under such Section 5.07(b)(vii) and Section 5.16(b) to be obligated on such Debt);

          (h) Liens arising in the ordinary course of its business which do not secure obligations in an aggregate amount in excess of $25,000,000 and do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens in connection with worker's compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and if overdue is being contested in good faith by appropriate proceedings;

          (j) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's, or other like Liens arising in the ordinary course of business of the Borrower or its Subsidiaries;

          (k) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Borrower or its Subsidiaries;

          (l) Liens securing any future interest or dividends payable in respect of any Debt permitted to be issued under Section 5.07 for one six month period with respect to such Debt on cash or Temporary Cash Investments which constituted a portion of the cash proceeds to the Borrower or a Subsidiary of the Borrower from the issuance of such Debt;

          (m) Liens on cash and Temporary Cash Investments securing Derivatives Obligations of the Subsidiaries permitted by Section 5.20(c);

          (n) Liens on cash and Temporary Cash Investments that secure contingent obligations to reimburse any bank or other Person for amounts paid under a letter of credit, Guarantees, surety or performance bond or similar instrument that supports obligations to make Investments in Subsidiaries permitted to be made under Section 5.16;

          (o) (i) Liens securing Debt of Subsidiaries (other than Subsidiary Guarantors) permitted by Section 5.07(b)(ii), (vi), (vii), (viii) or (ix), 5.07(b)(vii) or utility obligations or other customer, supplier or contractor obligations associated with AES Businesses that are limited to the assets and revenues of the related AES Businesses and the Capital Stock or other assets (including contract rights) of Subsidiaries of the Borrower having a direct or indirect interest in such AES Businesses;

          (p) Liens on the Creditor Group Collateral securing the Debt of the Borrower permitted by Section 5.07(a)(iii), (ix), (x), (xi) and (xiv); and

          (q) Liens securing Debt permitted by Section 5.07(a)(xii) or Section 5.07(b)(iv), provided that such Debt is secured solely by the asset that is the subject of the proposed Asset Sale related to such Debt.

     Section 5.11 Consolidations and Mergers.

     The Borrower will not merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

          (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and any third-party consents or waivers necessary for such merger or consolidation shall have been obtained, provided further that, (A), in the case of any such merger or consolidation to which a Pledged Subsidiary is a party, the Person formed by such merger or consolidation shall be a "Pledged Subsidiary" and (B) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; and

          (ii) in connection with any sale or other disposition permitted under
     Section 5.19 (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

          (iii) the Borrower may merge with another Person;

provided, however, that in each case, such merger or consolidation is otherwise in compliance with this Agreement and immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any merger to which the Borrower is a party, the Borrower is the Person surviving such merger.

     Notwithstanding any of the foregoing in clauses (i) and (ii) of this
Section 5.11, the Borrower will not permit any Subsidiary of the Borrower with any direct or indirect interest in (x) a Power Supply Business to consolidate or merge with, any other Person with a direct or indirect interest in any other Power Supply Business or any unrelated business or (y) any unrelated business to consolidate or merge with, any other Person with a direct or indirect interest in any Power Supply Business, subject to the proviso set forth in Section 5.16(b).

     Section 5.12 Collateral Coverage Ratio.

     The Collateral Coverage Ratio at any date shall not be less than 2.75:1.0 through and including June 30, 2003, and thereafter, shall not be less than 3.00:1.0.

     Section 5.13 Cash Flow Coverage.

     The Borrower will maintain at the end of each fiscal quarter of the Borrower, a Cash Flow Coverage Ratio of not less than the ratio set forth below for each period set forth below:

           ---------------------------       --------------------------
                         Four                Minimum Cash Flow Coverage
                Fiscal Quarters Ending                  Ratio
           ---------------------------       --------------------------
           December 31, 2002                            1.50
           March 31, 2003                               1.20
           June 30, 2003                                1.10
           September 30, 2003                           1.00
           December 31, 2003                            1.00

           March 31, 2004                               1.10
           June 30, 2004                                1.20
           September 30, 2004                           1.25
           December 31, 2004                            1.30
           March 31, 2005                               1.30
           June 30, 2005                                1.35
           September 30, 2005                           1.40

     Section 5.14 Recourse Debt to Cash Flow Ratio.

     The Borrower will maintain at the end of each fiscal quarter of the Borrower, a Recourse Debt to Cash Flow Ratio of not more than the ratio set forth below for each period set forth below:

            --------------------------        -------------------------
                          Four                 Maximum Recourse Debt to
                 Fiscal Quarter Ending              Cash Flow Ratio
            --------------------------        -------------------------

            December 31, 2002                            7.00
            March 31, 2003                               9.05
            June 30, 2003                                10.25
            September 30, 2003                           11.75
            December 31, 2003                            11.90
            March 31, 2004                               10.75
            June 30, 2004                                10.50
            September 30, 2004                           10.20
            December 31, 2004                            9.50
            March 31, 2005                               9.35
            June 30, 2005                                9.20
            September 30, 2005                           9.00

     Section 5.15 Transaction with Affiliates.

     Except pursuant to agreements existing on the date hereof and listed on
Schedule II attached hereto, the Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, in any transaction involving aggregate consideration in excess of $1,000,000, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any Subsidiary of the Borrower from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; (b) the Borrower or any Subsidiary of the

Borrower from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (c) the Borrower or any Subsidiary of the Borrower from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates. The provisions of this Section 5.15 shall not apply to (x) transactions between the Borrower or any of its Subsidiaries, on the one hand, and any officer, director or employee of the Borrower or any of its Subsidiaries, on the other hand, that are approved by the Board of Directors of the Borrower or any committee of the Board of Directors consisting of the Borrower's independent directors and (y) the payment of reasonable and customary regular fees to directors of the Borrower or a Subsidiary of the Borrower.

     Section 5.16 Investments in Other Persons.

     (a) The Borrower shall not make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

          (i) (A) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional equity Investments in Obligors and (C) additional Investments in Obligors consisting of intercompany Debt provided that any Debt owing to the Borrower shall (x) constitute Pledged Debt and be delivered to the Collateral Trustees pursuant to the terms of the Security Agreement and (y) be subordinated in all respects to the Obligations of the Obligors under the Financing Documents;

          (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

          (iii) Investments by the Borrower and its Subsidiaries in Temporary Cash Investments;

          (iv) Investments existing on the date hereof and Investments in Subsidiaries resulting from drawings under, or renewals or extensions of, letters of credit, surety bonds, Guarantees or performance bonds supporting obligations of Subsidiaries issued and outstanding on the Closing Date (including renewals and extensions thereof) and Investments in Subsidiaries to cash collateralize obligations supported by such letters of credit, bonds or Guarantees if they expire or are cancelled undrawn;

          (v) Investments by the Borrower and its Subsidiaries in any non-cash proceeds received by the Borrower or such Subsidiary in connection with any transaction permitted by the provisions of Section 5.19;

          (vi) Investments by the Borrower and its Subsidiaries in AES New York Funding, L.L.C. to the extent necessary for AES New York Funding, L.L.C. to make required interest payments under the AES N.Y. Funding Credit Facility;

          (vii) Investments by the Borrower and its Subsidiaries in AES New York Funding, L.L.C. made in connection with Debt incurred pursuant to Section 5.07(a)(x) to the extent necessary for AES New York Funding, L.L.C. to make required repayments under the AES N.Y. Funding Credit Facility or to prepay in full the Debt under the AES N.Y. Funding Credit Facility;

          (viii) Investments by the Borrower and its Subsidiaries in any of their Debt in the form of any payments, redemption or repurchase of such Debt not prohibited by this Agreement;

          (ix) Investments by an Excluded Subsidiary in another Excluded Subsidiary or in another Person, the assets of which shall not consist of Debt or Equity Interests of the Borrower or any of its Subsidiaries, other than Debt of the Borrower or any of its Subsidiaries with a fair market value (together with the fair market value of Debt of the Borrower or any of its Subsidiaries received by the Borrower or any Subsidiary as non-cash proceeds in any transaction permitted by the provisions of Section 5.19) not in excess of $15,000,000 in the aggregate;

          (x) Investments by the Borrower and its Subsidiaries in their Subsidiaries resulting from the creation, dissolution or reorganization of the holdings of any Subsidiary permitted by Section 5.16(b) that does not result in the net increase in the amount invested by the Borrower and its Subsidiaries in their Subsidiaries and does not result in a Default;

          (xi) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, or as a result of a default by, customers or suppliers to, or co-investors in, an AES Business (including, without limitation, pursuant to the Borrower's existing settlement agreement with PSEG pursuant to which the Borrower will acquire the minority interests currently held by PSEG in certain AES Businesses located in Argentina in exchange for a $30,000,000 settlement payment, of which $15,000,000 has been paid prior to the date hereof);

          (xii) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.16 in an aggregate amount not to exceed the Permitted Investment Basket; provided that, with respect to each Investment made pursuant to this clause (xii):

               (A) such Investment shall not be in respect of any Excluded Subsidiary;

               (B) such Investment shall be in property and assets which are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

               (C) any determination of the amount of such Investment shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and

               (D) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 5.12, 5.13 and 5.14, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Bank Parties as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

          (xiii) (A) Investments by any Subsidiary with funds or other property received by such Subsidiary from the Borrower or a Subsidiary as a result of an Investment otherwise permitted hereby and (B) Investments by any Subsidiary (other than a Qualified Holding Company) with funds or other property generated by its operations (including by way of financings permitted hereby) or by the operations (including by way of financings permitted hereby) of its Subsidiaries in any other Subsidiary which either is a direct or indirect Subsidiary of such investing Subsidiary or a direct or indirect parent company of such investing Subsidiary and the proceeds of such Investment shall be applied by the Subsidiary receiving such Investment solely for funding the operation, maintenance (including modifications and upgrades to comply with applicable laws and regulations), on-going construction or working capital requirements which are necessary for the operation of the business of such Subsidiary or for such Subsidiary to satisfy its contractual and legal obligations (it being understood that no Investments made pursuant to this clause (xiii) will be used for the expansion of any such business);

          (xiv) Investments by any Subsidiary of the Borrower consisting of loans made to any Person which directly or indirectly holds the Equity Interests of such Subsidiary;

          (xv) Investments by the Borrower or any Qualified Holding Company in the Subsidiaries listed on Schedule 5.16(xv) solely for purposes of funding development costs to the extent that such development costs are included in the calculation of Adjusted Parent Cash Flow but in no event greater than $35,000,000 in any calendar year; and

          (xvi) Investments of up to $31 million in AES Andres, B.V. ("Andres") made, directly or indirectly, with the proceeds of Debt incurred by Dominican Power Partners, LDC ("Los Mina") pursuant to Section 5.07(b)(ii) to be used by Andres to finance completion of natural gas facilities that will provide fuel to Los Mina when it converts to natural gas as a fuel supply.

     (b) Notwithstanding any of the foregoing in clause (a) above, the Borrower will not permit any Subsidiary of the Borrower with any direct or indirect interest in (i) a Power Supply Business to make any Investment in, or consolidate or merge with, any other Person with a direct or indirect interest in any other Power Supply Business or any unrelated business or (ii) any unrelated business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Supply Business; provided that (x) Investments permitted by Section 5.16(a)(ii), (iii),
(v), (viii), (ix), (x), (xi), (xiv) and [(xvi)] shall be permitted and (y) a Subsidiary of the Borrower (each, an "Intermediate Holding Company") may serve as a holding company for any or all of the Borrower's direct and indirect interests in a Power Supply Business or an unrelated business, so long as:

          (1) each such Intermediate Holding Company's direct and indirect interest in any Power Supply Business or unrelated business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such Power Supply Business or unrelated business;

          (2) no Lien shall exist upon any asset of any Intermediate Holding Company (other than Liens on the Capital Stock of, or loan to, the Borrower or a Subsidiary of an Intermediate Holding Company securing Debt of such Intermediate Holding Company or such Subsidiary and Liens securing Debt permitted by Sections 5.07(b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(vi),
     (b)(vii), (b)(viii) and (b)(ix)); and

          (3) no Intermediate Holding Company shall incur, assume, create or suffer to exist any Debt (including any Guarantee of Debt) other than Debt owing to the Borrower, any Qualified Holding Company or any Subsidiary of such Intermediate Holding Company and Debt permitted by Sections 5.07(b)(i), (ii), (iii), (iv), (vi), (vii), (viii) or (ix).

     Section 5.17 No Prepayment of Debt.

     Neither the Borrower nor any Subsidiary shall, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Loans in accordance with this Agreement, the required payments of the Senior Secured Exchange Notes in accordance with the Senior Secured Exchange Note Indenture and any required prepayments of Debt permitted to be incurred pursuant to Section 5.07(a)(iii) or 5.07(a)(xi); (ii) the refinancing or acquisition of Debt to the extent permitted hereunder; (iii) regularly scheduled or required repayments or redemptions of Debt; (iv) the exchange of Debt permitted by Section 5.07(a)(iv);
(v) the exchange of Debt for an Equity Issuance by the Borrower pursuant to a Debt Exchange Equity Issuance; (vi) the repayment or prepayment of Debt permitted by Section 5.07(b)(v); (vii) regularly scheduled or required repayments or redemptions of the Existing Trust Preferred Securities; (viii) any repayment of Debt with the Equity Basket at such time; (ix) the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof by any Excluded Subsidiary of its outstanding Debt; (x) the refinancing, replacement or refunding of the Existing Trust Preferred Securities permitted by Section 5.07(a)(xiii) and (xi) prepayments by a Subsidiary of its outstanding Debt that reduce or eliminate Payment Restrictions applicable to such Subsidiary or make it more likely that such Subsidiary will be able to transfer amounts to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents.

     Section 5.18 Upstreaming of Net Cash Proceeds by Subsidiaries.

     The Borrower shall cause any of its Subsidiaries who have received Net Cash Proceeds from (i) any Asset Sale, (ii) the incurrence or sale of any Debt permitted by Section 5.07(b)(vii) or (iii) any Equity Issuance to transfer such Net Cash Proceeds to the Borrower; provided that such transfer shall not be required to be made if such transfer would violate any applicable contracts or would violate applicable law or if applicable law would require minority shareholder approval (it being understood that the Borrower shall use reasonable efforts to obtain such minority shareholder approval), a valuation or a discretionary order or would, in the Borrower's good faith determination or the good faith determination of a majority of the board of directors of such Subsidiary, involve a reasonable likelihood of there being a breach of fiduciary duties by the directors of such Subsidiary. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 5.18, (a) the Borrower may cause Net Cash Proceeds to be transferred to Qualified Holding Companies whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents if the Borrower nonetheless makes the related mandatory prepayment that would otherwise be required by Section 2.11(b) using funds not otherwise required to be made the basis of any mandatory prepayment and (b) if the Net Cash Proceeds are less than $10,000,000, the Borrower shall not be required to cause such Net Cash Proceeds effectively to be transferred directly or indirectly to the Borrower and applied pursuant to Section 2.11(b) until the aggregate Net Cash Proceeds not so applied equal or exceed $10,000,000. In connection with managing transfers of Net Cash Proceeds pursuant to this Section
5.18 and making loans, investments and other advances to Subsidiaries, the Borrower may cause Net Cash Proceeds to be transferred among Subsidiaries as permitted by Section 5.16, rather than transferred to the Borrower, in lieu of loans, investments or other advances the Borrower would otherwise be permitted to make as permitted by Section 5.16 and would make; provided that amounts that otherwise would be paid to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents shall be treated as an Investment and such Investment must be permitted by Section 5.16.

     Section 5.19 Sales, Etc., of Assets.

     The Borrower will not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

          (i) sales of assets in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire assets in the ordinary course of its business;

          (ii) in a transaction permitted by Section 5.11;

          (iii) sales, transfers or other dispositions of assets among the Borrower and its Subsidiaries; provided, however, that (a) in respect of sales, transfers or other dispositions by the Borrower to its Subsidiaries, the Borrower shall not sell, lease, transfer or otherwise dispose of any assets to any Excluded Subsidiary, and (b) in respect of sales, transfers or other dispositions by Subsidiaries to other Subsidiaries, (1) with respect to Excluded Subsidiaries, only Excluded Subsidiaries may sell, transfer or otherwise dispose of assets to another Excluded Subsidiary and
     (2) with respect to other Subsidiaries, such sales, transfers or other dispositions are either permitted by Section 5.16 or the transferring Subsidiary has received fair value for such sales, transfers or dispositions; and

          (iv) sales, transfers or other dispositions of assets so long as (i) the consideration received by the Borrower and its Subsidiaries for such asset shall have been determined on the basis of arms-length negotiations with a non-Affiliate, (ii) except for sales of assets or Equity Interests of, or other Investments in, Excluded Subsidiaries, no less than 90% of the purchase price for such asset shall be paid to the Borrower and its Subsidiaries solely in cash or securities or other obligations that can be readily converted to cash so long as such securities or other obligations are converted to cash on the closing date of such sale, transfer or other disposition; provided that (A) not less than 80% of the purchase price shall consist of cash in the case of the sale of the Power Supply Businesses known as "Meghnaghat", "Haripur", and "Kelanitissa" and (B) in the case of a sale, transfer or other disposition of a Power Supply Business in development or under construction, the applicable amount of the purchase price required to be received in cash shall be reduced dollar for dollar by the amount that such sale reduces any Capital Commitment of the Borrower and (iii) any non-cash proceeds received by the Borrower or AES BVI II from the sale of such assets shall not consist of Debt or Equity Interests of the Borrower or any of its Subsidiaries (other than Debt of the Borrower or any of its Subsidiaries with a fair market value (together with the fair market value of the Debt of the Borrower or any of its Subsidiaries comprising the assets of any Person in which an Excluded Subsidiary has made an Investment pursuant to Section 5.16(a)(ix) not in excess of $15,000,000 in the aggregate) and shall be pledged to the Collateral Trustees as Security Agreement Collateral under the Security Agreement;

          (v) Liens permitted by the Financing Documents;

          (vi) the sale of Equity Interests in a project in development or under construction the proceeds from which shall be used to fund the cost of development or construction of such project;

          (vii) (1) a disposition resulting from the bona fide exercise by governmental authority of its claimed or actual power of eminent domain;
     (2) any cash payments otherwise permitted under this Agreement; (3) any sale, transfer, conveyance, lease or other disposition of an asset in the ordinary course of business and consistent with past practice pursuant to the terms of any power sales agreement or steam sales agreement or other agreement or contract related to the output or product of, or services rendered by, a Power Supply Business as to which a Subsidiary is the supplying party; (4) any disposition of any Equity Interest in a Power Supply Business pursuant to the terms of a


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     joint venture agreement, shareholders agreement or similar arrangement existing as of the date hereof that requires one shareholder to transfer its interest to another upon terms and in circumstances customary for the industry (provided that any cash received in connection with such disposition shall be treated as Net Cash Proceeds from a Covered Asset
     Sale); or (5) any disposition of assets subject to a Lien permitted hereby that is transferred to the lienholder or its designee in satisfaction or settlement of the lienholder's claim or a realization upon a security interest permitted under this Agreement;

          (viii) any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law;

          (ix) any sale of shares of Redeemable Stock of a Subsidiary to the extent such shares constitute Debt permitted by Section 5.07;

          (x) a sale-leaseback transaction involving substantially all of the assets of a Power Supply Business where a Subsidiary sells the Power Supply Business to a Person in exchange for the assumption by that Person of the Debt financing the Power Supply Business and the Subsidiary leases the Power Supply Business from such Person; provided that such sale, assumption and lease are consummated in each case on a no less than fair market value basis;

          (xi) dispositions of contract rights, development rights and resource data made in connection with the initial development of a Power Supply Business and prior to the commencement of commercial operation of such Power Supply Business for reasonably equivalent value; and

          (xii) transactions made in order to enhance the repatriation of cash proceeds in connection with any sale or other disposition in respect of the capital stock and/or property of any Subsidiary where such Subsidiary is organized under the laws of any jurisdiction other than the United States or any state thereof to the extent that the proceeds of such sale or other disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any state thereof or in order to increase the after-tax proceeds thereof available for immediate distribution (provided that if any asset that is the subject of such transaction is subject to a Lien in favor of the Secured Holders immediately prior to such transaction then such asset shall be subject to a Lien in favor of the Secured Holders immediately after such transaction).

     provided that in the case of sales of assets pursuant to clause (iv) above, the Borrower shall apply the Net Cash Proceeds from such sale to prepay the Loans and make a deposit in the Drax LOC Cash Collateral Account pursuant to, and in the amount and order of priority set forth in, Section 2.11(b), as specified therein.


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     Section 5.20 Off Balance Sheet Obligations; Derivative Obligations.

     (a) The Borrower shall not have, incur or undertake, or permit any of its Subsidiaries to have, incur or undertake any Off Balance Sheet Obligations, other than Off Balance Sheet Obligations existing on the date hereof.

     (b) The Borrower shall not enter into any Hedging Agreement, except for the Banc of America Secured Option and other Hedging Agreements entered into to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice.

     (c) The Borrower shall not permit its Subsidiaries to enter into any Hedging Agreements, except Hedging Agreements entered into to hedge against fluctuations in interest rates, foreign exchange, and commodity prices incurred in the ordinary course of business and consistent with prudent business practice.

     Section 5.21 Covenant to Give Security.

     (a) Upon (x) the formation or acquisition of any new direct Subsidiaries by the Borrower or AES BVI II or (y) the Investment by the Borrower and its Subsidiaries in any direct Subsidiary of the Borrower or AES BVI II that was not a "Pledged Subsidiary" on the Closing Date such that aggregate assets of such Subsidiary have a fair market value in excess of $1,000,000, then in each case at the Borrower's expense:

          (i) within 10 days after (A) such formation or acquisition and (B) such Investment, furnish to the Agent a description of such Subsidiary, in each case in detail satisfactory to the Agent,

          (ii) within 15 days after such formation or acquisition of any new Subsidiary or such Investment in any direct Subsidiary of the Borrower or AES BVI II that was not a "Pledged Subsidiary" on the Closing Date, duly execute and deliver security agreement supplements (if necessary) as specified by, and in form and substance satisfactory to the Agent, securing payment of all of the Obligations of the Borrower under the Financing Documents; provided that if such new Subsidiary is a CFC, only 65% of such Equity Interests shall be pledged in favor of the Secured Holders,

          (iii) within 30 days after such formation or acquisition, take, and cause each Loan Party to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Collateral Trustees (or in any representative of the Collateral Trustees designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, security agreement supplements, and security agreements delivered pursuant to this Section 5.21, enforceable against all third parties in accordance with their terms, and

          (iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may


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     deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such pledges, assignments, security agreement supplements and security agreements.

     provided, however that Section 5.21(a)(y) shall not be applicable to Subsidiaries for which a grant or perfection of a Lien on such Subsidiary's stock would require approvals and consents from foreign and domestic regulations and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

     (b) Other than with respect to the Non-Pledged Subsidiaries, the Secured Holders shall have valid, perfected first priority Lien on (i) 65% of the Equity Interests of each direct Subsidiary of the Borrower that is (A) organized under the laws of a jurisdiction other than the United States or any state thereof, or
(B) a limited liability company organized under the laws of the United States or any state thereof the direct or indirect Subsidiary of which is organized under the laws of a jurisdiction other than the United States or any state thereof,
(ii) 100% of the Equity Interests of each direct Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof other than those Subsidiaries described by clause (i)(B) above and (iii) 65% of the Equity Interests of each direct Subsidiary of AES BVI II.

     Section 5.22 Further Assurances.

     (a) Promptly upon request by the Agent, or any Bank Party through the Agent, correct, and cause each of the other Loan Parties promptly to correct, any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof that affect the validity or enforceability thereof, and

     (b) Promptly upon request by the Agent, or any Bank Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Bank Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Financing Documents, (B) to the fullest extent permitted by applicable law, subject to the Borrower's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Holders and the Tranche C Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Holders and the Tranche C Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which any Loan Party is or is to be a party.


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     Section 5.23 Cilcorp Purchase.

     If (i) the Cilcorp Purchase Agreement is either terminated or abandoned or
(ii) the sale of Cilcorp by the Borrower pursuant to the Cilcorp Purchase Agreement fails to close prior to June 30, 2003, within 10 days of such termination, abandonment or failure to close, the Borrower shall (x) duly execute and deliver such pledges, assignments, security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Agent and (y) take whatever other actions the Agent may request in its sole discretion in order to grant to the Collateral Trustees on behalf of the Secured Holders a first priority Lien on all of the Borrower's Equity Interests in Cilcorp. Within 20 days upon request therefor by the Agent in its sole discretion, the Borrower shall deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent and the other Secured Holders, of counsel for the Obligors acceptable to the Agent as to such pledges, assignments, security agreement supplements and security agreements being the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms and that all other actions necessary to create valid perfected Liens on the Borrower's Equity Interest in Cilcorp have been taken and that the Agent and the other Secured Holders have a valid, perfected Lien on such Equity Interests.

                                   ARTICLE VI

                                    DEFAULTS

     Section 6.01 Events of Default.

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) any Loan Party shall fail to pay when due any principal of any Loan or any Reimbursement Obligation, or shall fail to pay within three days of the date when due any interest, fees or other amounts payable under any Financing Document;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.19, inclusive, or except in accordance with the terms hereof, the Subsidiary Guaranty in Article 9 shall cease to be in full force and effect;

          (c) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for 20 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank Party;

          (d) any representation, warranty, certification or statement made by any Loan Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower shall fail to make any payment in respect of any Material Debt or Material Hedge Agreement when due or within any applicable grace period;


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                                      101


          (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt of the Borrower or the early termination of a Material Hedge Agreement of the Borrower by the Borrower's counterparty or the acceleration of any Material Debt or the early termination by the counterparty of such Subsidiary or Subsidiaries of any Material Hedge Agreement of any (x) Subsidiary of the Borrower that contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower or (y) Subsidiaries of the Borrower that in the aggregate contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower (in the case of clauses (x) and (y) above, together with any Person in which such Subsidiary or Subsidiaries have a direct or indirect equity Investment); (ii) results in the termination of any commitment to provide financing in an amount in excess of $50,000,000 to the Borrower or any Material AES Entity (other than AES Southland) or (iii) in the case of the Borrower, enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any Material Debt or counterparty to any Material Hedge Agreement of the Borrower or any Person acting on such holder's or counterparty's behalf to, in the case of any Material Debt, accelerate the maturity thereof or, in the case of any Material Hedge Agreement, to terminate such Material Hedge Agreement;

          (g) the Borrower or any Significant AES Entity (other than AES Southland) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant AES Entity (other than AES Southland) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant AES Entity under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material


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                                      102


     Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

          (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or (x) any Subsidiary of the Borrower that contributed 10% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower or (y) more than one Subsidiary of the Borrower and such Subsidiaries in the aggregate contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower (in the case of clauses (x) and (y) above, together with any Person in which such Subsidiary or Subsidiaries have a direct or indirect equity Investment), and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a member of the AES Management Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 32.5% or more of the outstanding shares of common stock of the Borrower; during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (or who were appointed or nominated for election as directors of the Borrower by at least a majority of the individuals who were directors on the first day of such period) shall cease to constitute a majority of the board of directors of the Borrower; or

          (l) any Collateral Document after delivery thereof pursuant to Section
     3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in a material portion of the Collateral purported to be covered thereby, then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Credit Loan Commitments and the Drax LOC Commitment and they shall thereupon terminate and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Financing Documents to be, and the Notes, all such interest thereon and all such other amounts shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any Automatic Acceleration Event, without any notice to the Borrower or any other act by the Agent or the Banks, the Revolving Credit Loan Commitments and the Drax LOC Commitment shall thereupon terminate and the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Financing Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


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                                      103


     Notwithstanding the foregoing, upon the occurrence of an Event of Default arising solely as a result of a Subsidiary Bankruptcy Cross Default, the Bank Parties hereto agree that they shall not exercise any right or remedy available to them under the Financing Documents until the earlier to occur of (i) the date on which the holders of the relevant Material Debt exercise any right or remedy available to them and (ii) the date which is 50 days following the date of the occurrence of such Subsidiary Bankruptcy Default.

     Section 6.02 Notice of Default.

     The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank Party and shall thereupon notify all the Banks thereof.

     Section 6.03 Cash Collateral.

     If any Automatic Acceleration Event shall occur or the Loans of the Bank Parties shall have otherwise been accelerated or the Revolving Credit Loan Commitments and the Drax LOC Commitment have been terminated pursuant to Section 6.01, then without any request or the taking of any other action by the Agent or any of the Bank Parties, the Borrower shall be obligated forthwith to pay (I) to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount available for Revolving L/C Drawings (regardless of whether any conditions to any such Revolving L/C Drawings can then be met) under all Revolving Letters of Credit at the time outstanding, to be held by the Collateral Agent as cash collateral as provided in Section 2.15 and Section 2.16, in the case of all Revolving Letters of Credit and (II) to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount available for Drax L/C Drawings (regardless of whether any conditions to any such Drax L/C Drawings can then be met), to be held by the Collateral Agent as Drax LOC Collateral as provided in Section 2.19 to be held by the Collateral Agent as Drax LOC Collateral as provided in Section 2.19, in the case of the Drax Letter of Credit.

                                  ARTICLE VII

                                    THE AGENT

     Section 7.01 Appointment and Authorization.

     Each Bank Party (on behalf of itself and its Affiliates as potential Hedge Banks) irrevocably appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Documents as are delegated to the Agent or the Collateral Agent, as the case may be, by the terms hereof and thereof, together with all such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Documents (including, without limitation, enforcement or collection of the Notes), neither the Agent nor the Collateral Agent shall be required to exercise any discretion or to take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Bank Parties and all the holders of Notes; provided, however, that neither the Agent nor the Collateral Agent shall be required to take any action that exposes such agent to


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                                      104


personal liability or that is contrary to this Agreement or applicable law. Without limiting any of the foregoing in this Section 7.01, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6. Each of the Collateral Agent and the Agent agrees to give each Bank Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section 7.02 Agent and Affiliates.

     Citicorp USA, Inc. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citicorp USA, Inc. were not the Agent or the Collateral Agent hereunder and without notice to or consent of the Bank Parties. The Bank Parties acknowledge that, pursuant to such activities, Citicorp USA, Inc. or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans or any Revolving Letters of Credit, Citicorp USA, Inc. shall have the same rights and powers under this Agreement or any other Financing Document as any other Bank Party and may exercise such rights and powers as though it were not the Agent or the Collateral Agent, and the terms "Bank" and "Banks" include Citicorp USA, Inc. in its individual capacity.

     Section 7.03 Consultation with Experts.

     The Agent and the Collateral Agent may execute any of their respective duties under this Agreement or any other Financing Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel, independent public accountants and other consultants or experts concerning all matters pertaining to such duties. Neither the Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 7.04 Liability of Agent and Collateral Agent.

     Neither the Agent, the Collateral Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement or any other Financing Document (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent, the Collateral Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any Loan Party in connection with the Financing Documents or any Extension of Credit hereunder, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Collateral Agent under or in connection with this Agreement or any other Financing Document; (ii) the performance or observance of any of the covenants or


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                                      105


agreements of any Loan Party; (iii) the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents; (iv) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent or (v) the validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or any other instrument or writing furnished in connection therewith. Neither the Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.05 Indemnification.

     Each Bank Party shall, ratably (determined as provided below) indemnify the Agent, the Collateral Agent, each Revolving Fronting Bank and the Drax LOC Fronting Bank, each of their respective Affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder. For purposes of this
Section 7.05, the Bank Party's ratable share of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of Loans outstanding at such time and owing to the respective Bank Party; (b) the aggregate Revolving Letter of Credit Liabilities and Drax LOC Liabilities outstanding at such time and owing to the respective Bank Party and (c) their respective Unused Revolving Credit Loan Commitments outstanding at such time.

     Section 7.06 Credit Decision.

     Each Bank Party acknowledges that it has, independently and without reliance upon the Agent, the Collateral Agent, any Revolving Fronting Bank, the Drax LOC Fronting Bank, or any other Bank or any Arranger Party, and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank Party also acknowledges that it will, independently and without reliance upon the Agent, the Collateral Agent, or any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.07 Successor Agent or Collateral Agent.

     The Agent or the Collateral Agent may resign at any time by giving notice thereof to the Bank Parties and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent or a successor Collateral Agent. If no successor Agent or successor Collateral Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent or Collateral Agent gives notice of resignation, then the retiring Agent or Collateral Agent (as the case may be), on behalf of the Bank Parties, shall appoint a successor Agent or a successor Collateral Agent (as applicable), which shall be a commercial bank organized or licensed under the laws of the United States and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent or Collateral Agent (as the case may be) hereunder by a successor Agent or a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendment, thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request with respect to the Security Agreement and the BVI Cayman Pledge Agreement, or as the Required Tranche C Term Loan Banks may request with respect to the Tranche C Pledge Agreement in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent or Collateral Agent (as applicable) shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Collateral Agent (as the case may be), and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. If within 45 days after written notice is given of the retiring Agent's or Collateral Agent's (as the case may be) resignation under this Section 7.07 no successor Agent or Collateral Agent (as the case may be) shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's or Collateral Agent's (as the case may be) resignation shall become effective, (ii) the retiring Agent or Collateral Agent (as the case may be) shall thereupon be discharged from its duties and obligations under the Financing Documents and
(iii) the Required Banks shall thereafter perform all duties of the retiring Agent or Collateral Agent (as the case may be) until such time, if any, as the Required Banks appoint a successor Agent or a successor Collateral Agent as provided above. After any retiring Agent's or Collateral Agent's (as the case may be) resignation hereunder as Agent or Collateral Agent (as the case may be) the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent (as the case may be).

     Section 7.08 Administrative Agent May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan or Revolving Letter of Credit Liabilities or the Drax LOC Liabilities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Revolving Letter of Credit Liabilities, the Drax LOC Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Bank Parties and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Bank Parties and the Agent and their respective agents and counsel and all other amounts due the Bank Parties and the Agent and the Collateral Agent under this Agreement) allowed in such judicial proceeding;

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and


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          (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank Party to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Bank Parties, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent, the Collateral Agent and their respective agents and counsel, and any other amounts due the Agent under this Agreement.

     Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank Party or to authorize the Agent to vote in respect of the claim of any Bank Party in any such proceeding.

     Section 7.09 Agents' Fee.

     The Borrower shall pay to the Agent and the Collateral Agent for their own account fees in the amounts and at the times previously agreed upon between the Borrower, the Agent and the Collateral Agent.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

     Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.

     If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

          (a) the Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Bank Parties, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Bank Parties to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.


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     Section 8.02 Illegality.

     If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Party (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank Party (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to the Borrower and such Bank Party shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Bank Parties and the Borrower, whereupon until such Bank Party notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank Party to make Euro-Dollar Loans to the Borrower, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Bank Party shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank Party, be otherwise disadvantageous to such Bank Party. If such notice is given, each Euro-Dollar Loan of such Bank Party then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank Party may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank Party shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Bank Parties.

     Section 8.03 Increased Cost and Reduced Return.

     (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any Revolving Fronting Bank or any Drax LOC Fronting Bank (any Bank (or its Applicable Lending Office) and any Revolving Fronting Bank and any Drax LOC Fronting Bank being referred to in this Section 8.03 as a "Credit Party") with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party or shall impose on any Credit Party or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or Notes, the Revolving Letters of Credit, the Drax Letter of Credit or its participation therein or its obligation to make Euro-Dollar Loans or to issue Revolving Letters of Credit, the Drax Letter of Credit or to participate therein and the result of any of the foregoing is to increase the cost to such Credit

Party of making or maintaining any Euro-Dollar Loan or issuing any Revolving Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Credit Party under this Agreement or under its Note or Notes with respect thereto, by an amount deemed by such Credit Party to be material, then, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such increased cost or reduction.

     (b) If any Credit Party shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Credit Party (or its Parent) as a consequence of such Credit Party's obligations hereunder to a level below that which such Credit Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material, then from time to time, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party (or its Parent) for such reduction.

     (c) Each Credit Party will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Credit Party to compensation pursuant to this Section 8.03(c) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Credit Party, be otherwise disadvantageous to such Credit Party. A certificate of any Credit Party claiming compensation under this
Section 8.03(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank Party may use any reasonable averaging and attribution methods.

     Section 8.04 Taxes.

     (a) Any and all payments by the Borrower and any other Loan Party to or for the account of any Bank Party, the Agent or the Collateral Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank Party, the Agent and the Collateral Agent, taxes imposed on its income (including branch profit taxes), franchise and similar taxes and other taxes imposed on it that, in any such case, would not have been imposed but for a material connection between such Bank Party, the Agent or the Collateral Agent (as the case may be) and the jurisdiction imposing such taxes (other than a material connection arising by reason of this Agreement or any other Financing Document or the receipt of payments made hereunder or thereunder or the exercise of any rights by a Bank Party, the Agent or the Collateral Agent (as the case may be) hereunder or thereunder) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as

"Taxes"). If the Borrower or any other Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank Party, the Agent or the Collateral Agent
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank Party, the Agent or the Collateral Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions;
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt or other satisfactory documentation evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Bank Party, the Agent and the Collateral Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party, the Agent or the Collateral Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank Party, the Agent or the Collateral Agent (as the case may be) makes demand therefor.

     (d) Each Bank Party that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of a Bank Party listed on the signature pages hereof or on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party and in the case any Bank Party changes jurisdiction of its Applicable Lending Office and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Bank Party remains lawfully able to do so), shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8 IMY or Form W-8ECI and any other certificate or statement of exemption specified by the Borrower and required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank Party establishing that any payment under this Agreement or any other Financing Documents is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank Party of a trade or business in the United States, or (ii) fully or partially exempt from United States tax under a provision of an applicable tax treaty, or (iii) not subject to withholding under the portfolio interest exception under Section 881(c) of the Code (and, if such Bank Party delivers a Form W-8BEN claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Bank Party is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation


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                                      111


related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Unless the Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank Party organized under the laws of a jurisdiction outside the United States. If a Bank Party is unable to deliver one of these forms or if the forms provided by a Bank Party at the time such Bank Party first becomes a party to this Agreement or at the time a Bank Party changes its Applicable Lending Office (other than at the request of the Borrower) or designates a Conduit Lender that indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such appropriate forms; provided, however, that (i) that should a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes and (ii) if at the effective date of a transfer pursuant to which a Bank Party becomes a party to this Agreement, the Bank Party assignor was entitled to payments under
Section 8.04(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank Party assignee on such date.

     (e) If the Borrower is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party shall use reasonable effort (consistent with internal policy and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank Party, is not otherwise disadvantageous to such Bank Party.

     (f) Each Bank Party, the Agent and the Collateral Agent agrees that it will promptly (within 30 days) after receiving notice thereof from any taxing authority, notify the Borrower of the assertion of any liability by such taxing authority with respect to Taxes or Other Taxes; provided that the failure to give such notice shall not relieve the Borrower of its obligations under this
Section 8.04 except to the extent that the Borrower has been prejudiced by such failure and except that the Borrower shall not be liable for penalties, interest or expenses accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest, penalties and expenses accruing after such receipt.

     (g) If any Bank Party, the Agent or the Collateral Agent shall receive a credit or refund from a taxing authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxing authority) with respect to and actually resulting from an amount of such Taxes or Other Taxes paid by the Borrower pursuant to subsection (a) or (c) above, such Bank Party, the Agent or the Collateral Agent shall promptly pay to the Borrower the amount so received (without interest thereon, whether or not received).


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                                      112


     (h) Without prejudice to the survival of any other agreement contained herein, the agreements, covenants and obligations contained in this Section 8.04 shall survive the payment in full of the principal of and interest on all Loans, Notes and other advances made hereunder.

     Section 8.05 Base Rate Loans Substituted for Affected Euro-Dollar Loans.

     If (a) the obligation of any Bank Party to make, or to continue or to convert outstanding Loans as or to, Euro-Dollar Loans to the Borrower has been suspended pursuant to Section 8.02 or (b) any Bank Party has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans to the Borrower and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank Party through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank Party, then, unless and until such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to the Borrower which would otherwise be made by such Bank Party as (or continued or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Bank Parties). If such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Bank Parties.

                                   ARTICLE IX

                               SUBSIDIARY GUARANTY

     Section 9.01 The Subsidiary Guaranty.

     Subject in each case to the provisions of Section 9.08, (a) each of the Revolving Credit Loan/Tranche A Term Loan Guarantors hereby, jointly and severally, unconditionally guarantees as primary obligor and not merely as surety, the full and punctual payment as and when the same shall become due and payable (whether at stated maturity, upon acceleration or otherwise) of the principal and interest on each Revolving Credit Loan Note and Tranche A Term Loan Note issued by the Borrower under this Agreement, the full and punctual payment of each Reimbursement Obligation in respect of the Revolving Letters of Credit under this Agreement and the full and punctual payment of all amounts payable by the Borrower under this Agreement in respect of the Revolving Credit Loan Facility and the Tranche A Term Loans (the "Revolving Credit Loan/Tranche A Term


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                                      113


Loan Obligations") and (b) the Tranche C Term Loan Guarantor hereby unconditionally guarantees as primary obligor and not merely as surety, the full and punctual payment as and when the same shall become due and payable (whether at stated maturity, upon acceleration or otherwise) of the principal and interest on each Tranche C Term Loan Note issued by the Borrower under this Agreement and the full and punctual payment of all amounts payable by the Borrower under this Agreement in respect of the Tranche C Term Loans (the "Tranche C Term Loan Obligations") (the guarantees referred to in clauses (a) and (b) above are collectively referred to as the "Subsidiary Guaranty"). Upon failure by the Borrower to pay punctually any such amount, the Revolving Credit Loan/Tranche A Term Loan Guarantors, in respect of the Revolving Credit Loan/Tranche A Term Loan Obligations, and the Tranche C Term Loan Guarantor, in respect of the Tranche C Term Loan Obligations, shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Agreement. The Revolving Credit Loan/Tranche A Term Loan Obligations of the Borrower guaranteed by the Revolving Credit Loan/Tranche A Term Loan Guarantors are referred to as the "Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations" and the Tranche C Term Loan Obligations of the Borrower guaranteed by the Tranche C Term Loan Guarantor are referred to as the "Tranche C Term Loan Guaranteed Obligations". The Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations and the Tranche C Term Loan Guaranteed Obligations are collectively referred to as the "Guaranteed Obligations". Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability hereunder shall extend to all amounts which constitute part of the obligations guaranteed by it hereunder and would be owed by the Borrower hereunder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

     Section 9.02 Guaranty Absolute.

     Each Revolving Credit Loan/Tranche A Term Loan Guarantor, jointly and severally, and the Tranche C Term Loan Guarantor, guarantees that, subject to
Section 9.09, the Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations, in the case of the Revolving Credit Loan/Tranche A Term Loan Guarantors, and the Tranche C Term Loan Guaranteed Obligations, in the case of the Tranche C Term Loan Guarantor, will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks and the Agent with respect thereto. The respective obligations of each of the Subsidiary Guarantors under the Subsidiary Guaranty are independent of the Revolving Credit Loan/Tranche A Term Loan Obligations, in the case of the Revolving Credit Loan/Tranche A Term Loan Guarantors, and of the Tranche C Term Loan Obligations, in respect of the Tranche C Term Loan Guarantors. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any other Loan Party under any Financing Document, by operation of law or otherwise;

          (ii) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;


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                                      114


          (iv) any taking, exchange, release, impairment, invalidity or nonperfection of any Collateral;

          (v) any manner of application of the Collateral or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of the Loan Parties under the Financing Documents, or any other property or assets of the Loan Parties or any of their Subsidiaries;

          (vi) any failure by the Agent, the Collateral Agent or any other Lender Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Agent, the Collateral Agent or such Lender Party, as the case may be (such Subsidiary Guarantor waiving any duty on the part of the Agent, the Collateral Agent or the Lender Parties to disclose such information);

          (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Loan Party or its assets or any resulting release or discharge of any obligation of any other Loan Party contained in any Financing Document;

          (viii) the existence of any claim, set-off or other rights which such Subsidiary Guarantor may have at any time against any other Loan Party, the Agent, the Collateral Agent, any Bank Party or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (ix) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by it under any Financing Document; or

          (x) any other act or omission to act or delay of any kind by any Obligor, the Agent, the Collateral Agent, any Bank Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to a Subsidiary Guarantor's obligations hereunder.

     Section 9.03 Discharge Only Upon Payment in Full, Reinstatement in Certain Circumstances.

     Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until, in the case of the Revolving Credit Loan/Tranche A Term Loan Guarantors, the Revolving Credit Loan/Tranche A Term Loan Obligations have been paid in full and the Revolving Credit Loan Commitments have been terminated and, in the case of the Tranche C Term Loan Guarantor, the Tranche C Term Loan Obligations have been paid in full. If at any time the payment of principal of or interest on any Note or any other amount payable by the


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                                      115


Borrower, in respect of the Revolving Credit Loan Facility and the Tranche A Term Loans or the Tranche C Term Loans under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the applicable Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     Section 9.04 Revolving L/C Cash Collateral Account.

     (a) Each Revolving Credit Loan/Tranche A Term Loan Guarantor further agrees that if the Borrower shall fail to deposit in the Revolving L/C Cash Collateral Account any amount required to be deposited therein pursuant to this Agreement, the Revolving Credit Loan/Tranche A Term Loan Guarantors shall deposit such amount in a subaccount of the Revolving L/C Cash Collateral Account as collateral security for each Revolving Credit Loan/Tranche A Term Loan Guarantor's potential obligations hereunder. If the Revolving Credit Loan/Tranche A Term Loan Guarantors shall fail to furnish such funds, the Agent shall be authorized to debit any accounts the Revolving Credit Loan/Tranche A Term Loan Guarantors maintain with the Agent in such amount. Cash deposited in such subaccount of the Revolving L/C Cash Collateral Account pursuant to this
Section 9.04 shall be returned to the Revolving Credit Loan/Tranche A Term Loan Guarantors depositing the same to the extent that funds deposited by the Borrower in the Revolving L/C Cash Collateral Account would have been required to be returned to the Borrower.

     (b) Each Revolving Credit Loan/Tranche A Term Loan Guarantor hereby pledges and grants to the Agent, for the benefit of the Banks and the Agent, a continuing lien on and security interest in all right, title and interest of such Revolving Credit Loan/Tranche A Term Loan Guarantor with respect to any funds held in the Revolving L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of the Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations.

     (c) The Agent may, at any time or from time to time after the funds are deposited in the Revolving L/C Cash Collateral Account, apply funds then held in the Revolving L/C Cash Collateral Account to the payment of any of the Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations.

     (d) Neither the Revolving Credit Loan/Tranche A Term Loan Guarantors nor any person or entity claiming on behalf of or through the Revolving Credit Loan/Tranche A Term Loan Guarantors shall have any right to withdraw any of the funds held in the Revolving L/C Cash Collateral Account.

     (e) Each Revolving Credit Loan/Tranche A Term Loan Guarantor agrees that it will not (i) sell or otherwise dispose of any interest in the Revolving L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to the Revolving L/C Cash Collateral Account or any funds held therein, except as contemplated by the terms of this Section 9.04.


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     Section 9.05 Waiver by the Subsidiary Guarantors.

     Each Subsidiary Guarantor irrevocably waives promptness, diligence, notice of acceptance, presentment, protest and any other notice with respect to any of its Guaranteed Obligations and this Subsidiary Guaranty and waives any requirement that the Agent, the Collateral Agent or any Bank Party protect, secure, perfect or insure any security interest or Lien on the Collateral or exhaust any action against the Borrower against the Borrower or any other Person or entity or any Collateral.

     Section 9.06 Subrogation.

     Upon making any payment with respect to the Borrower under this Article 9, the applicable Subsidiary Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that no Subsidiary Guarantor shall enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under any Financing Document shall have been paid in full.

     Section 9.07 Stay of Acceleration.

     In the event that acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the applicable Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Bank Parties specified in Article 6 of this Agreement.

     Section 9.08 Limitation of Liability.

     The obligations of each Subsidiary Guarantor under this Article 9 shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Article 9 subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law (including, without limitation, the provisions of the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act, to the extent incorporated in applicable state law).

     Section 9.09 Release of Subsidiary Guarantors.

     Upon any Asset Sale of all of the Capital Stock of a Subsidiary Guarantor in accordance with the terms of the Financing Documents and the application of the Net Cash Proceeds from such Asset Sale to prepay the Debt hereunder pursuant to and in the amount and order of priority set forth in Section 2.11(b), such Subsidiary Guarantor shall be released from all of its Obligations under this
Article 9 and shall not be a "Subsidiary Guarantor" for any purpose under the Financing Documents.


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     Section 9.10 Representations and Warranties.

     Each Subsidiary Guarantor, as to itself, hereby makes the representations and warranties set forth in Section 4.01, 4.02(a) and 4.04.

     Section 9.11 Covenants.

     (a) Each Revolving Credit Loan/Tranche A Guarantor hereby agrees to comply with the covenant set forth in Section 5.09(b).

     (b) The Tranche C Term Loan Guarantor hereby agrees to comply with the covenant set forth in Section 5.09(c).

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01 Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower, any Revolving Fronting Bank, any Drax LOC Fronting Bank, the Agent or the Collateral Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof; (b) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or
(c) in the case of any other party, at such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Agent, the Collateral Agent, the Revolving Fronting Banks, the Drax LOC Fronting Bank and the Borrower. Each such notice, request or other communication shall be effective (x) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 10.01 and the appropriate answerback is received; (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (z) if given by any other means, when delivered at the address specified in or pursuant to this Section 10.01; provided that notices to the Agent, the Collateral Agent, a Revolving Fronting Bank or the Drax LOC Fronting Bank under Article 2 or Article 8 shall not be effective until received.

     Section 10.02 No Waivers.

     No failure or delay by the Agent, the Collateral Agent or any Bank Party in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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     Section 10.03 Expenses; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent and the Collateral Agent, including, without limitation, (A) reasonable fees and disbursements of outside counsel for the Agent and the Collateral Agent in connection with the preparation and administration of this Agreement and the other Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (B) the reasonable fees and disbursements of the Collateral Trustees and their outside counsel and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent, the Collateral Agent, each Revolving Fronting Bank, the Drax LOC Fronting Bank and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency, workout, restructuring and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Agent, the Collateral Agent and each Bank Party, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans or the issuance or deemed issuance of any Revolving Letter of Credit or the deemed issuance of the Drax Letter of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 10.04 Sharing of Set-offs.

     (a) Each Bank Party agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (including, without limitation, through the application of any proceeds of the Creditor Group Collateral, the Excess Revolving L/C Collateral and the Excess Drax LOC Collateral), receive payment of a proportion of the aggregate amount due and payable to such Bank Party hereunder which is greater than the proportion received by any other Bank Party
(A) on account of Obligations due and payable to such Bank Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Bank Party at such time to (ii) the aggregate amount of Obligations due and payable to all Bank Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all the Bank Parties hereunder and under the Notes at such time obtained by all the Bank Parties at such time or
(B) on account of Obligations owing (but not due and payable) to such Bank Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Bank Party at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Notes at such time obtained by all of the Bank Parties at such time, such Bank Party shall forthwith purchase from the other Bank Parties


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such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank Party to share the excess payment ratably with each of them; provided that nothing in this
Section 10.04 shall impair the right of any Bank Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower owing to it. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or in any Revolving Letter of Credit Liability or in any Drax LOC Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     (b) Notwithstanding anything to the contrary in Section 10.04(a), (i) the Revolving Credit Loan Banks and the Tranche A Term Loan Banks shall not be required to share any payment received (by exercising any right of set-off or counterclaim or otherwise) from the Revolving Credit Loan/Tranche A Term Loan Guarantors in respect of the Revolving Credit Loan/Tranche A Term Loan Guaranteed Obligations and (ii) the Tranche C Term Loan Banks shall not be required to share any payment received (by exercising any right of set-off or counterclaim or otherwise) from the Tranche C Term Loan Guarantors in respect of the Tranche C Term Loan Guaranteed Obligations or from any disposition of the Tranche C Collateral, in each case with any other Bank Party.

     Section 10.05 Amendments and Waivers.

     Any provision of this Agreement or any other Financing Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the Collateral Agent are affected thereby, by the Agent or the Collateral Agent); provided that (a) no such amendment or waiver shall, unless signed by all the Bank Parties, (i) waive any of the conditions specified in
Section 3.01 or 3.02 (with respect to the Extensions of Credit made or deemed to be made on the Closing Date); (ii) change the number of Bank Parties or the percentage of (x) the Unused Revolving Credit Loan Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate Revolving Letter of Credit Liabilities and Drax LOC Liabilities that, in each case, shall be required for the Bank Parties or any of them to take any action hereunder;
(iii) release all or substantially all of the Collateral in any transaction or series of related transactions; (iv) amend Section 10.04 or this Section 10.05;
(v) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or (vi) postpone the final maturity of the Loans, (b) no such amendment or waiver shall, unless signed by the Required Banks and each Bank Party if such Bank Party is directly adversely affected by such amendment or waiver, (i) in the case of any Revolving Credit Loan Bank, increase the Revolving Credit Loan Commitment of such Revolving Credit Loan Bank; (ii) reduce the principal of, or interest on, the Notes held by such Bank Party or Loans outstanding to such Bank Party or any fees or other amounts payable to such Bank Party; (iii) reduce or limit the Obligations of any Subsidiary Guarantor under Article 9 or release any Subsidiary Guarantor (other than in connection with a sale or disposition permitted hereunder) or otherwise limit such Subsidiary Guarantor's liability with respect to the Obligations owing to the Agent, the Collateral Agent and the Bank Parties, (iv) reduce the principal of or rate of interest


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on any Loan or Reimbursement Obligation or any fees hereunder or (v) change the order of application in the prepayment of Loans and the cash collateralization of the Drax Letter of Credit Facility among the Facilities or any reduction in the Revolving Credit Loan Commitments from the application thereof set forth in the applicable provisions of Sections 2.10 and 2.11 in any manner that materially affects the Bank Parties under such Facilities, (c) no such amendment or waiver shall, unless signed by the Required Revolving Credit Loan Banks, amend, waive or delete the provisions of Section 3.02(d) or Section 3.02(e) and
(d) no such amendment or waiver shall, unless signed by the Supermajority Banks
(i) change the pro rata application of Net Cash Proceeds from Asset Sales or prepayments from Adjusted Free Cash Flow among the Bank Parties, on the one hand, and the other Financing Parties, on the other hand, set forth in Section 2.11(b)(i) and (b)(vii) by amending the definition of "Banks' Ratable Share" or otherwise or (ii) amend the definition of "Secured Holders" or "Secured Obligations" in the Collateral Trust Agreement or amend Sections 5.01, 8.01,
8.02 or 9.01 of the Collateral Trust Agreement; provided further that no such amendment or waiver shall, unless signed by the Revolving Fronting Banks or the Drax LOC Fronting Bank, as the case may be, affect the rights and obligations of the Revolving Fronting Banks or the Drax LOC Fronting Bank, as the case may be, under this Agreement; and provided further that no such amendment or waiver shall (x) release all or substantially all of the Creditor Group Collateral or
(y) change the pro rata application of Net Cash Proceeds from Asset Sales or prepayments from Adjusted Free Cash Flow among the Financing Parties set forth in Section 2.11(b)(i) and (b)(vii) by amending the definition of "Banks' Ratable Share" or otherwise unless the Agent shall have received evidence satisfactory to it from the trustee under the Senior Secured Exchange Note Indenture that it has received the consent of those Exchange Note Holders holding a majority of the principal outstanding amount of the Senior Secured Exchange Notes.

     Notwithstanding anything of the foregoing, no amendment or waiver shall be required to release any Subsidiary Guarantor which is sold pursuant to the terms and conditions of the Financing Documents so long as the Borrower shall, on the date of receipt by the Borrower of the Net Cash Proceeds from such sale, prepay the Loans and make a deposit in the Revolving L/C Cash Collateral Account pursuant to, and in the order of priority set forth in Section 2.11(b), as specified therein.

     Section 10.06 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except neither the Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of all of the Bank Parties (other than in the case of Subsidiary Guarantors in connection with any transaction permitted by the Financing Documents).

     (b) Any Bank other than a Conduit Lender may, without notice to or consent of the Borrower and Agent, at any time grant to one or more banks or other institutions (each, a "Participant") participating interests in its Unused Revolving Credit Loan Commitment or any or all of its Loans or participating interests in its Revolving Letter of Credit Liabilities or its Drax LOC Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Revolving Fronting Banks, the Drax


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LOC Fronting Bank and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Revolving Fronting Bank, the Drax LOC Fronting Bank and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (a) (i), (iv) through (vi) and clause (b) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank Party other than a Conduit Lender may at any time assign to one or more banks or other institutions (each, an "Assignee") all, or a proportionate part of all (or in the case of an assignment by the Drax LOC Fronting Bank as a "fronting bank" under the Drax Letter of Credit Facility, all but not less than all), in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent), of its rights and obligations under this Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank Party, with (and subject to) the subscribed consent of the Agent, the Borrower (which shall not be unreasonably withheld or delayed but which shall not be required if (1) an Event of Default shall have occurred and is continuing, (2) in the case of assignments with respect to the Term Loan Facilities or the Drax Loans, (3) in the case of assignments by a Bank Party to a Related Fund of such Bank Party and (4) in the case of assignments with respect to the Revolving Credit Facility, if the proposed Assignee has a senior unsecured debt rating of "BBB" or higher by Standard & Poor's Rating Services or "Baa2" or higher by Moody's Investor Service, Inc.), and, in the case of assignments with respect to the Revolving Credit Loan Facility, the Revolving Fronting Banks (such consent not to be unreasonably withheld or delayed), and, in the case of assignments with respect to the Drax Letter of Credit Facility, the Drax LOC Fronting Bank (such consent not to be unreasonably withheld or delayed); provided that if an Assignee is an Affiliate of such transferor Bank Party, no such consent shall be required; and provided, further that under no circumstances may the Borrower or any of its Affiliates be an "Assignee" hereunder. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank Party of an amount equal to the purchase price agreed between such transferor Bank Party and such Assignee, such Assignee shall be a Bank Party party to this Agreement and shall have all the rights and obligations of a Bank Party as set forth in such instrument of assumption, and the transferor Bank Party shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank Party, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank Party or Assignee shall pay to the Agent an administrative fee for processing


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such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from, or reduction in, deduction or withholding of any United States federal income taxes as required by Section 8.04. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Bank hereunder without the consent of the Borrower or the Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.06(c).

     (d) Any Bank Party may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank Party from its obligations hereunder. In the case of any Bank Party that is a fund that invests in bank loans, such Bank Party may, without the consent of the Borrower or the Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Bank Party under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that unless and until such holder, trustee or representative actually becomes a Bank Party in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Bank Party from any of its obligations under the Financing Documents and (ii) such holder, trustee or representative shall not be entitled to exercise any of the rights of a Bank Party under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     (e) Each of the Borrower, the Agent and each Bank hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Bank designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     (f) The Agent shall maintain at its address referred to in Section 10.01, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Bank Parties, the Revolving Credit Loan Commitments of, the amount of the Revolving Letter of Credit issued by, the principal amount of the Reimbursement Obligations owing to, and the principal amount of the Loans owing to, each Bank Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Bank Parties may treat each Person whose name is recorded in the Register as a Bank Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.


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     Section 10.07 No Margin Stock.

     Each of the Bank Parties represents to the Agent and each of the other Bank Parties that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 10.08 Governing Law; Submission to Jurisdiction.

     This Agreement and the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the other Financing Documents or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 10.09 Release of Collateral.

     Upon the sale, lease, transfer or other disposition of any item of Collateral of any Obligor (including, without limitation, as result of the sale, in accordance with the terms of the Financing Documents, of any Obligor that owns such Collateral) in accordance with the terms of the Financing Documents, the Agent will, at the Borrower's expense, execute and deliver to such Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Financing Documents.

     Section 10.10 Counterparts; Integration; Effectiveness.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 10.11 Confidentiality.

     The Agent and each Bank Party agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agent or any Bank Party from disclosing any such information (a) to the Agent, any other Bank Party or any affiliate of any Bank Party; (b) to any
(i) actual or prospective transferee or (ii) Derivatives Obligations


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counterparty (or such contractual counterparty's professional advisor), in each case that agrees to comply with the provisions of this Section 10.11; (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates; (d) upon the request or demand of any governmental authority; (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law; (f) if required to do so in connection with any litigation or similar proceeding; (g) that has been publicly disclosed; (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank Party's investment portfolio in connection with ratings issued with respect to such Bank Party; (i) to any direct or indirect contractual counterparty in any sway, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.11; or, in connection with the exercise of any remedy hereunder or under any other Financing Documents.

     Section 10.12 WAIVER OF JURY TRIAL.

     EACH OF THE BORROWER, THE AGENT, THE COLLATERAL AGENT AND THE BANK PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Section 10.13 Severability; Modification to Conform to Law.

     It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 10.14 Judgment Currency.

     If for the purposes of enforcing the obligations of the Borrower hereunder it is necessary to convert a sum due from such Person in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent, the Collateral Agent and the Bank Parties could purchase Dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Agent, the Collateral Agent and the Bank Parties hereunder shall, notwithstanding any adjudication expressed in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following


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receipt by the Agent, the Collateral Agent and the Bank Parties of any sum
adjudged to be so due in such other currency the Agent, the Collateral Agent and the Bank Parties may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to the Agent, the Collateral Agent and the Bank Parties in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Agent, the Collateral Agent and the Bank Parties against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Agent, the Collateral Agent and the Bank Parties, it shall remit such excess to the Borrower.


                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


THE AES CORPORATION,
as Borrower

By
   -------------------------------------
   Title:
   Address: 1001 North 19th Street
            Arlington, VA 22209

   Fax:     (703) 528-4510

SUBSIDIARY GUARANTORS:

AES EDC FUNDING II, L.L.C.,
as Subsidiary Guarantor

By
   -------------------------------------
   Title:
   Address:
   Fax:


AES HAWAII MANAGEMENT COMPANY, INC.,
as Subsidiary Guarantor

By
   -------------------------------------
   Title:
   Address:
   Fax:


AES OKLAHOMA HOLDINGS, L.L.C.,
as Subsidiary Guarantor

By
   -------------------------------------
   Title:
   Address:
   Fax:


AES SOUTHLAND FUNDING, L.L.C.,
as Subsidiary Guarantor

By
   -------------------------------------
   Title:
   Address:
   Fax:


AES WARRIOR RUN FUNDING, L.L.C.,
as Subsidiary Guarantor

By
   -------------------------------------
   Title:
   Address:
   Fax:

BANKS:


CITICORP USA, INC.

By
   -------------------------------------
   Title:


BANK OF AMERICA, N.A.

By
   -------------------------------------
   Title:


UNION BANK OF CALIFORNIA, N.A.

By
   -------------------------------------
   Title::

DRAX LOC FRONTING BANK AND REVOLVING FRONTING BANKS:

BANK OF AMERICA, N.A.,
as Drax LOC Fronting Bank
and as Revolving Fronting Bank

By
   -------------------------------------
   Title:
   Address:

   Fax:
   Attention:

AGENT:


CITICORP USA, INC.,
as Agent and as Collateral Agent

By
   -------------------------------------
   Title:
   Address:   388 Greenwich Street, 21st Floor
              New York, NY 10013

   Fax:       (212) 816-8098
   Attention: Stuart Glen